Exhibit 10.20

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY, INCLUDING ANY LIENS GRANTED PURSUANT THERETO, ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 22, 2021 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED AND IN EFFECT FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”) AMONG (A) ECLIPSE BUSINESS CAPITAL LLC, A DELAWARE LIMITED LIABILITY COMPANY, IN ITS CAPACITY AS ADMINISTRATIVE AGENT (IN SUCH CAPACITY, THE “REVOLVING AGENT”) FOR THE REVOLVING CREDITORS REFERRED TO THEREIN, (B) PATHLIGHT CAPITAL LP, AS DELAWARE LIMITED PARTNERSHIP, IN ITS CAPACITY AS ADMINISTRATIVE AGENT (IN SUCH CAPACITY, THE “TERM AGENT” AND, TOGETHER WITH THE REVOLVING AGENT, COLLECTIVELY, THE “SENIOR AGENTS” AND EACH, INDIVIDUALLY, A “SENIOR AGENT”) FOR THE TERM CREDITORS REFERRED TO THEREIN, (C) MIZZEN CAPITAL, LP, A DELAWARE LIMITED PARTNERSHIP, IN ITS CAPACITY AS ADMINISTRATIVE AGENT FOR THE SUBORDINATED CREDITORS REFERRED TO THEREIN, AND (D) (I) RUBICON TECHNOLOGIES, LLC, A DELAWARE LIMITED LIABILITY COMPANY (“HOLDINGS”), (II) RUBICON GLOBAL, LLC, A DELAWARE LIMITED LIABILITY COMPANY (THE “COMPANY”) AND (III) EACH OF HOLDINGS’ OTHER SUBSIDIARIES WHICH ARE OR MAY BECOME SIGNATORIES TO THERETO, TO (1) THE SENIOR DEBT (AS DEFINED THEREIN) INCURRED FROM TIME TO TIME PURSUANT TO THE SENIOR DEBT DOCUMENTS (AS DEFINED THEREIN), AND (II) THE LIENS GRANTED TO THE SENIOR AGENTS TO SECURE THE SENIOR DEBT.

LOAN AND SECURITY AGREEMENT

Dated as of December 22, 2021

by and among

RUBICON GLOBAL, LLC

and

RIVERROAD WASTE SOLUTIONS, INC.,

as Borrowers and Loan Party Obligors,

RUBICON TECHNOLOGIES, LLC, CLEANCO LLC,

CHARTER WASTE MANAGEMENT, INC. and RUBICON TECHNOLOGIES

INTERNATIONAL, INC.,

as Loan Party Obligors

the Lenders from time to time party hereto,

and

MIZZEN CAPITAL, LP,

as Agent

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7.	REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS		33
	7.1.	Existence and Authority	33
	7.2.	Names; Trade Names and Styles	33
	7.3.	Title to Collateral; Third Party Locations; Permitted Liens	34
	7.4.	Accounts and Chattel Paper	34
	7.5.	Electronic Chattel Paper	34
	7.6.	Capitalization; Investment Property	34
	7.7.	Commercial Tort Claims	36
	7.8.	Jurisdiction of Organization; Location of Collateral	36
	7.9.	Financial Statements and Reports; Solvency	36
	7.10.	Tax Returns and Payments; Pension Contributions	37
	7.11.	Compliance with Laws; Intellectual Property; Licenses	38
	7.12.	Litigation	38
	7.13.	Use of Proceeds	39
	7.14.	Insurance	39
	7.15.	Financial, Collateral and Other Reporting / Notices	40
	7.16.	Litigation Cooperation	42
	7.17.	Maintenance of Collateral, Etc	42
	7.18.	Material Contracts	42
	7.19.	No Default	43
	7.20.	No Material Adverse Change	43
	7.21.	Full Disclosure	43
	7.22.	Sensitive Payments	43
	7.23.	Holdings	43
	7.24.	Subordinated Debt	43
	7.25.	Access to Collateral, Books and Records	44
	7.26.	Appraisals	44
	7.27.	Lender Meetings	44
	7.28.	Interrelated Businesses	44
	7.29.	Post-Closing Matters	44
	7.30.	ABL Obligations and Term Loan Obligations	45
	7.31.	Warrants	45

8.	NEGATIVE COVENANTS		45

9.	FINANCIAL COVENANT		48

10.	RELEASE, LIMITATION OF LIABILITY AND INDEMNITY		48
	10.1.	Release	48
	10.2.	Limitation of Liability	48
	10.3.	Indemnity	48

11.	EVENTS OF DEFAULT AND REMEDIES		49
	11.1.	Events of Default	49
	11.2.	Remedies with Respect to Lending Commitments/Acceleration, Etc	52
	11.3.	Remedies with Respect to Collateral	52

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12.	LOAN GUARANTY		58
	12.1.	Guaranty	58
	12.2.	Guaranty of Payment	58
	12.3.	No Discharge or Diminishment of Loan Guaranty	58
	12.4.	Defenses Waived	59
	12.5.	Rights of Subrogation	59
	12.6.	Reinstatement; Stay of Acceleration	59
	12.7.	Information	60
	12.8.	Termination	60
	12.9.	Maximum Liability	60
	12.10.	Contribution	61
	12.11.	Liability Cumulative	61

13.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES		61

14.	AGENT		63
	14.1.	Appointment	63
	14.2.	Rights as a Lender	64
	14.3.	Duties and Obligations	64
	14.4.	Reliance	64
	14.5.	Actions through Sub-Agents	65
	14.6.	Resignation	65
	14.7.	Non-Reliance	66
	14.8.	Not Partners or Co-Venturers; Agent as Representative of the Secured Parties	67
	14.9.	Credit Bidding	67
	14.10.	Certain Collateral Matters	68
	14.11.	Restriction on Actions by Lenders	68
	14.12.	Expenses	68
	14.13.	Notice of Default or Event of Default	69
	14.14.	Liability of Agent	69

15.	GENERAL PROVISIONS		70
	15.1.	Notices	70
	15.2.	Severability	71
	15.3.	Integration	71
	15.4.	Waivers	71
	15.5.	Amendments	72
	15.6.	Time of Essence	72
	15.7.	Expenses, Fee and Costs Reimbursement	73
	15.8.	Benefit of Agreement; Assignability	73
	15.9.	Assignments	73
	15.10.	Participations	75
	15.11.	Headings; Construction	75
	15.12.	USA PATRIOT Act Notification	75
	15.13.	Counterparts; Fax/Email Signatures	75
	15.14.	GOVERNING LAW	75
	15.15.	CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS	76
	15.16.	Publication	76
	15.17.	Confidentiality	76

-iii-

Attachments:

Perfection Certificate
Annex I	Reporting
Annex II	Term Loan Commitment Schedule
Annex III	Post-Closing Obligations
Annex IV	Liquidity Testing Example
Exhibit A	Closing Checklist
Exhibit B	Form of Account Debtor Notification
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Assumption Agreement
Exhibit E	Form of Warrant

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LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (as it may be amended, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into on December 22, 2021, by and among RUBICON GLOBAL, LLC, a Delaware limited liability company (“Rubicon”), and RIVERROAD WASTE SOLUTIONS, INC., a New Jersey corporation (“RiverRoad”; together with Rubicon, each a “Borrower” and collectively the “Borrowers”), RUBICON TECHNOLOGIES, LLC, a Delaware limited liability company (“Holdings”), CLEANCO LLC, a New Jersey limited liability company (“Cleanco”), CHARTER WASTE MANAGEMENT, INC., a Delaware corporation (“Charter”), RUBICON TECHNOLOGIES INTERNATIONAL, INC., a Delaware corporation (“International”), the Lenders party hereto from time to time, and MIZZEN CAPITAL, LP, as agent for the Lenders (in such capacity, “Agent”). The Annexes and Exhibits to this Agreement, as well as the Perfection Certificate attached to this Agreement, are an integral part of this Agreement and are incorporated herein by reference.

1. DEFINITIONS.

1.1. Certain Defined Terms.

Unless otherwise defined herein, the following terms are used herein as defined in the UCC: Accounts, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claims, Debtor, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financing Statement, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Money, Payment Intangible, Proceeds, Secured Party, Securities Accounts, Security Agreement, Supporting Obligations and Tangible Chattel Paper.

As used in this Agreement, the following terms have the following meanings:

“ABL Agent” means Encina Business Credit, LLC, in its capacity as “Agent” under (and as defined in) the ABL Loan Agreement, and any of its successors in such capacity.

“ABL Borrowing Base” means the “Borrowing Base” under (and as defined in) the ABL Loan Agreement as in effect on the date hereof or as amended from time to time.

“ABL Loan Agreement” means that certain Loan and Security Agreement dated as of December 14, 2018, by and among the Loan Party Obligors, the lenders party thereto and ABL Agent, as amended from time to time.

“ABL Loan Documents” means the “Loan Documents” as defined in the ABL Loan Agreement as in effect on the date hereof or as amended from time to time.

“ABL Obligations” means the “Obligations” as defined in the ABL Loan Agreement as in effect on the date hereof or as amended from time to time.

“Accepting Lenders” has the meaning set forth in Section 2.4(d).

“Acquisition Cash Consideration” means, with respect to any calendar month, the aggregate cash consideration paid by the Loan Parties in respect of any Permitted Acquisition during such month.

“Affiliate” means, with respect to any Person, any other Person in control of, controlled by, or under common control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, any officer or director of the first Person or any of its Affiliates (and if that Person is an individual, any member of the immediate family (including parents, siblings, spouse, children, stepchildren, nephews, nieces and grandchildren) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust); provided, that neither Agent, any Lender nor any of their respective Affiliates shall be deemed an “Affiliate” of Borrower for any purposes of this Agreement. For the purpose of this definition, a “substantial interest” shall mean the direct or indirect legal or beneficial ownership of more than ten (10%) percent of any class of equity or similar interest.

“Agent” has the meaning set forth in the preamble to this Agreement, and includes any successor agent appointed in accordance with Section 14.6 herein.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, members, managers, attorneys, and agents.

“Agent Professionals” means attorneys, accountants, appraisers, auditors, business valuation experts, liquidation agents, collection agencies, auctioneers, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

“Agreement” and “this Agreement” has the meaning set forth in the preamble to this Agreement.

“Allocable Amounts” has the meaning set forth in Section 2.10(f)(ii) of this Agreement.

“Applicable Interest Rate” means fifteen percent (15%) per annum; provided, that, in the event that the Term Loans are not repaid on or prior to the first anniversary of the Closing, then, from and after the first anniversary of the Closing, the “Applicable Interest Rate” shall equal fourteen percent (14%) per annum.

“Applicable Payment Percentage” has the meaning set forth in Section 12.10 of this Agreement.

“Applicable Premium Percentage” means, as of the date of any prepayment, repayment or acceleration of the Loans, (i) in the event such prepayment, repayment or acceleration shall occur on or prior to March 31, 2022, five (5.0%) percent, (ii) in the event such prepayment, repayment or acceleration shall occur after March 31, 2022 but on or prior to July 31, 2022, three and one-half (3.5%) percent, (iii) in the event such prepayment, repayment or acceleration shall occur after July 31, 2022 but on or prior to August 31, 2022, three (3.0%) percent, (iv) in the event such prepayment, repayment or acceleration shall occur after August 31, 2022 but on or prior to September 30, 2022, two and one half (2.5%) percent, and (v) in the event such prepayment, repayment or acceleration shall occur after September 30, 2022 but on or prior to the date that is one year following the Closing Date, two (2.0%) percent.

“Approved Electronic Communication” means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, facsimile or any other equivalent electronic service, whether owned, operated or hosted by Agent, any of its Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Agent pursuant to this Agreement or any other Loan Document, including any financial statement, financial and other report, notice, request, certificate and other information or material; provided, that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business, in each case that is administered, managed, advised or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee” has the meaning set forth in Section 15.9(a).

“Assignment and Assumption” means an assignment and assumption agreement substantially in the form of Exhibit D.

“Assignment of Claims Act”, means the Assignment of Claims Act of 1940, as amended, currently codified at 31 U.S.C. 3727 and 41 U.S.C. 6305, and includes the prior historically referenced Federal Anti-Claims Act (31 U.S.C. 3727) and the Federal Anti-Assignment Act (41 U.S.C. 6305).

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.).

“Blocked Account” has the meaning set forth in Section 6.1.

“Borrower” and “Borrowers” has the meaning set forth in the preamble to this Agreement.

“Borrower Representative” means Rubicon, in such capacity pursuant to the provisions of Section 2.9, or any permitted successor Borrower Representative selected by Borrowers and approved by Agent.

“Business Day” means a day other than a Saturday or Sunday or any other day on which Agent or banks in New York are authorized to close.

“Capital Expenditures” means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Borrowers, but excluding expenditures made in connection with the acquisition, replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Capitalized Lease” means any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.

“Change of Control” has the meaning set forth in Section 11.1(l).

“Closing Date” means December 22, 2021.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and interests in property in or upon which a security interest, mortgage, pledge or other Lien is granted pursuant to this Agreement or the other Loan Documents, including all of the property of each Loan Party Obligor described in Section 5.1.

“Collections” has the meaning set forth in Section 6.1.

“Compliance Certificate” means a compliance certificate substantially in the form of Exhibit C hereto to be signed by the Chief Financial Officer or President of Borrower Representative.

“Confidential Information” means confidential information that any Loan Party furnishes to the Agent pursuant to any Loan Document concerning any Loan Party’s business, but does not include any such information once such information has become, or if such information is, generally available to the public or available to the Agent (or other applicable Person) from a source other than the Loan Parties which is not, to the Agent’s knowledge, bound by any confidentiality obligation in respect thereof.

“Control Agreement” means an agreement with respect to any deposit, securities or commodities account, in form and substance reasonably satisfactory to Agent, establishing control (as defined in the UCC to the extent applicable) of such account by Agent and is executed and delivered by the bank (with respect to a deposit account), securities intermediary (with respect to a securities account), or commodities intermediary (with respect to a commodities account) maintaining such account, the applicable Loan Party Obligor, Agent, ABL Agent and Term Loan Agent.

“Credit Bid” has the meaning set forth in Section 14.9 of this Agreement.

“Declining Lender” has the meaning set forth in Section 2.4(d).

“Default” means any event or circumstance which with notice or passage of time, or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 3.1.

“Defaulting Lender” means any Lender that (a) has failed, within one (1) Business Day of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to Agent or any other Lender any other amount required to be paid by it hereunder, (b) has notified Borrower Representative or Agent in writing, or it or its parent has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it or its parent commits to extend credit, (c) has failed, within two (2) Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent’s receipt of such certification in form and substance satisfactory to Agent, (d) had an involuntary proceeding commenced or an involuntary petition filed seeking (i) liquidation, reorganization or other relief in respect of such Lender or its parent or its or its parent’s debts, or of a substantial part of its or its parent’s assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Lender or its parent or for a substantial part of its or its parent’s assets, or (e) shall have or whose parent shall have (i) voluntarily commenced any proceeding or filed any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consented to the institution of, or failed to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this definition, (iii) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for it or a substantial part of its assets, (iv) filed an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) made a general assignment for the benefit of creditors or (vi) taken any action for the purpose of effecting any of the foregoing.

“Division” in reference to any Person which is an entity, means the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including as contemplated under Section 18-217 of the Delaware Limited Liability Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity. The word “Divide” when capitalized, shall have a correlative meaning.

“Dollar Equivalent Amount” means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by Agent at such time that such amount could be converted into Dollars by Agent according to prevailing exchange rates selected by Agent.

“Dollars” or “$” means United States Dollars.

“EBITDA” means, with respect to Holdings and its consolidated Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP, (a) the consolidated net income of Holdings and its consolidated Subsidiaries for such period determined in accordance with GAAP, plus (b) solely to the extent deducted in the calculation of consolidated net income of Holdings and its consolidated Subsidiaries for such period, the sum of, without duplication:

(i) the consolidated interest expense of Holdings and its consolidated Subsidiaries for such period;

(ii) the consolidated tax expense of Holdings and its consolidated Subsidiaries for such period; and

(iii) the consolidated depreciation and amortization expense of Holdings and its consolidated Subsidiaries for such period.

“E-Signature” means the process of attaching to or logically associating with an Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Approved Electronic Communication) with the intent to sign, authenticate or accept such Approved Electronic Communication.

“Electronic Signatures in Global and National Commerce Act” means 15 U.S.C. § 7001 et seq.

“Enforcement Action” means any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in any proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law or otherwise.

“ERISA” means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code and Section 302 of ERISA).

“ERISA Event” means: (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

“Event of Default” has the meaning set forth in Section 11.1.

“Excess Availability” has the meaning set forth in the ABL Loan Agreement as in effect on the date hereof or as amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, 15 U.S.C. § 78a et seq.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of Agent or any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); (b) in the case of a Non-U.S. Recipient (as defined in Section 13(e)), U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Non-U.S. Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which such Non-U.S. Recipient becomes a party to this Agreement, acquires a participation or changes its Lending Office, except in each case to the extent that, pursuant to Section 13, amounts with respect to such Taxes were payable either to such Non-U.S. Recipient’s assignor (or Lender granting such participation) immediately before such assignment or grant of participation or to such Non-U.S. Recipient immediately before it changed its Lending Office; (c) United States federal withholding Taxes that would not have been imposed but for such Recipient’s failure to comply with Section 13(e) (except where the failure to comply with Section 13(e) was the result of a change in law, ruling, regulation, treaty, directive, or interpretation thereof by a Governmental Authority after the date the Recipient became a party to this Agreement or a Participant) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Extraordinary Receipt” means any cash or cash equivalents received by or paid to or for the account of any Person not in the Ordinary Course of Business, (i) including tax refunds, pension plan reversions in respect of a funding surplus, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments, but (ii) excluding any purchase price adjustments.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Fiscal Year” means the fiscal year of Borrowers which ends on December 31 of each year.

“FRB” means the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession) which are applicable to the circumstances as of the date of determination, in each case consistently applied.

“Governing Documents” means, with respect to any Person, the certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership, by-laws, operating agreement, limited liability company agreement, limited partnership agreement or other similar governance document of such Person.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor Payment” has the meaning set forth in Section 2.10(f)(i).

“Guaranty” or “Guarantied”, as applied to any Indebtedness, liability or other obligation, means (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the Ordinary Course of Business), of any part or all of such Indebtedness, liability or obligation and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, liability or obligation by any means (including the purchase of securities or obligations, the purchase or sale of property or services or the supplying of funds).

“Indebtedness” means (without duplication), with respect to any Person, (a) all obligations or liabilities of such Person, contingent or otherwise, for borrowed money, (b) all obligations of such Person represented by promissory notes, bonds, debentures or the like, or on which interest charges are customarily paid, (c) all liabilities secured by any Lien on such Person’s property owned or acquired, whether or not such liability shall have been assumed by such Person, (d) all obligations of such Person under conditional sale or other title-retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade payables which are less than ninety (90) days past the invoice date incurred in the Ordinary Course of Business, but including the maximum potential amount payable under any earn-out or similar obligations), (f) all Capitalized Leases of such Person, (g) all obligations (contingent or otherwise) of such Person as an account party or applicant in respect of letters of credit and bankers’ acceptances or in respect of financial or other hedging obligations, (h) all equity interests issued by such Person subject to repurchase or redemption at any time on or prior to the Scheduled Maturity Date (valued at, in the case of redeemable preferred equity interests, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such equity interests plus accrued and unpaid dividends), other than voluntary repurchases or redemptions that are at the sole option of such Person, (i) all principal outstanding under any synthetic lease, off-balance sheet loan or similar financing product of such Person and (j) all Guaranties, endorsements (other than for collection in the Ordinary Course of Business) and other contingent obligations of such Person in respect of the obligations of others.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Initial Declined Proceeds” has the meaning set forth in Section 2.4(d).

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102 of the UCC, (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC and (c) whether or not constituting “investment property” as so defined, all Pledged Equity.

“IPO” means either (x) an initial public offering registered under the Securities Act (other than on Form S-8 or S-4 (or any successor thereof)) pursuant to which common equity of Holdings, any Subsidiary of Holdings or one of more of direct or indirect parents of Holdings (or a corporate successor to any of the foregoing) has been distributed pursuant to an effective registration statement filed with the United States Securities and Exchange Commission in accordance with the Securities Act (whether alone or in conjunction with a secondary public offering) or pursuant to Rule 144 promulgated thereunder, or (y) the consummation of the SPAC Transaction.

“Issuers” means the collective reference to each issuer of Investment Property.

“Lender” means each Person listed on the Term Loan Commitment Schedule and any other Person that shall have become a Lender hereunder pursuant to an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority, or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, including any conditional sale contract or other title-retention agreement, the interest of a lessor under a Capitalized Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Liquidity” means, as of any date of determination, an amount equal to the sum of (i) the Excess Availability as of such date of determination (which, in the case of any Mid Month Repayment Testing Date, shall be equal to the Excess Availability as of the immediately prior Month End Repayment Testing Date), plus (ii) the amount of Unrestricted Cash as of such date of determination, minus (iii) the Minimum Excess Availability Amount as of such date of determination; provided, that, in the event that Holdings or any of its Subsidiaries shall receive cash proceeds from either (x) the issuance and sale of any equity interests of Holdings or any of its Subsidiaries or (y) the incurrence by Holdings or any of its Subsidiaries of any Subordinated Debt (any such proceeds are herein referred to as “Capital Raise Proceeds”), such Capital Raise Proceeds shall not constitute “Liquidity” hereunder to the extent that, substantially contemporaneously with the receipt of any such Capital Raise Proceeds, Holdings or any of its Subsidiaries shall apply such Capital Raise Proceeds to pay the purchase price payable in connection with a Permitted Acquisition.

“Liquidity Test Amount” means, with respect to any Repayment Testing Date, the sum of (i) $30,000,000, plus (ii) the aggregate amount of outstanding Obligations as of such Repayment Testing Date, minus (iii) the Six Month Cash Burn Amount as of such Repayment Testing Date. An illustrative example of a hypothetical calculation of the “Liquidity Test Amount” and “Liquidity” as of a Repayment Testing Date is set forth on Annex IV hereto.

“Loan Account” has the meaning set forth in Section 3.4.

“Loan Documents” means, collectively, this Agreement, the Subordination Agreement, the Warrants and all notes, guaranties, security agreements, mortgages, certificates, landlord’s agreements, Lock Box and Blocked Account agreements, Compliance Certificates, each Subordinated Debt Subordination Agreement and all other agreements, documents and instruments now or hereafter executed or delivered by any Borrower, any Loan Party, or any Other Obligor in connection with, or to evidence the transactions contemplated by, this Agreement.

“Loan Guaranty” means the guaranty encompassed in Section 12.

“Loan Party” means, individually, Holdings, each Borrower, or any Subsidiary; and “Loan Parties” means, collectively, Holdings, each Borrower and all Subsidiaries.

“Loan Party Obligor” means, individually, each Borrower or any Obligor that is a Loan Party; and “Loan Party Obligors” means, collectively, each Borrower and each Obligor that is a Loan Party.

“Loans” means the Term Loans.

“Lock Box” has the meaning set forth in Section 6.1.

“Material Adverse Effect” means any event, act, omission, condition or circumstance which, which individually or in the aggregate, has or could reasonably be expected to have a material adverse effect on (a) the business, operations, properties, assets or condition, financial or otherwise, of any Loan Party or any Other Obligor, as applicable, (b) the ability of any Loan Party or any Other Obligor, as applicable, to perform any of its obligations under any of the Loan Documents, (c) the validity or enforceability of, or Agent’s and Lenders’ rights and remedies under, any of the Loan Documents, (d) the ability of Agent and Lenders to realize upon Collateral in which Agent has previously perfected a Lien or (e) the existence, perfection or priority of any security interest granted in any Loan Document and covering Collateral in which Agent has previously perfected a Lien.

“Material Contract” means has the meaning set forth in Section 7.18.

“Maturity Date” means the Scheduled Maturity Date (or, if earlier, the Termination Date), or such earlier date as (i) the Obligations may be accelerated in accordance with the terms of this Agreement (including pursuant to Section 11.2), (ii) the corporate headquarters of any Borrower or any other Loan Party shall be relocated to a location outside the United States, (iii) the occurrence of any Trigger Event, or (iv) the Maturity Date under (and as defined in) the ABL Loan Agreement or the Term Loan Agreement shall occur.

“Maximum ABL Facility Amount” means (i) $63,000,000 in principal, minus (ii) all permanent reductions of the commitments to extend credit under the ABL Loan Documents so long as any repayments to be made in connection with such commitment reductions have been made.

“Maximum Term Facility Amount” means (i) $66,000,000 in principal, minus (ii) the amount of any permanent repayment of the Term Loan Obligations made after the date hereof.

“Maximum Lawful Rate” has the meaning set forth in Section 3.5.

“Maximum Liability” has the meaning set forth in Section 12.9.

“Mid Month Repayment Testing Date” means the 15th day of each calendar month occurring after the Closing Date.

“Mid Month Repayment Testing Report” has the meaning set forth in clause (m) of Annex I to this Agreement.

“Month End Repayment Testing Date” means the last day of each calendar month occurring after the Closing Date.

“Month End Repayment Testing Report” has the meaning set forth in clause (l)(iii) of Annex I to this Agreement.

“Monthly Cash Burn Amount” means, with respect to any calendar month, an amount equal, without duplication, to (i) the EBITDA of Holdings and its consolidated Subsidiaries for such month, plus (ii) the consolidated corporate bonus accrual (discretionary and non-cash intrayear) of Holdings and its consolidated Subsidiaries for such month, plus (iii) the consolidated stock-based compensation expense of Holdings and its consolidated Subsidiaries for such month, plus (iv) the consolidated liquidated damages accrual of Holdings and its consolidated Subsidiaries for such month, minus (v) the aggregate amount of property and equipment purchases of Holdings and its consolidated Subsidiaries for such month, minus (vi) the aggregate amount of regularly scheduled cash principal payments made in respect of any Indebtedness of Holdings and its consolidated Subsidiaries during such month; provided, that, (A) any aggregate cash consideration paid by the Loan Parties in respect of any Permitted Acquisition during such month shall be excluded from the calculation of Monthly Cash Burn Amount for such month, and (B) in the event that the Monthly Cash Burn Amount with respect to any calendar month, as determined in accordance with the foregoing, shall be greater than zero, then, notwithstanding anything to the contrary set forth herein, the “Monthly Cash Burn Amount” for such calendar month shall be deemed to be equal to zero.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which a Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds” means:

(a) with respect to any sale or other disposition, any Extraordinary Receipt, or any casualty or taking, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (v) the principal amount of any Indebtedness that is secured by the applicable asset by a Permitted Lien which is senior to the Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction, (w) the reasonable and customary out-of-pocket expenses incurred by the Loan Parties in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates)), (x) taxes reasonably estimated to be actually payable by any Loan Party in connection therewith, (y) reasonable reserves as determined in good faith by a responsible officer of a Loan Party, in accordance with GAAP, for any liabilities or indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchasers and other retained liabilities in respect of such disposition undertaken by any Loan Party in connection with such disposition, provided, that to the extent that any such amount ceases to be so reserved, the amount thereof shall be deemed to be Net Proceeds of such disposition at such time, and (z) in the case of Extraordinary Receipts consisting of indemnity payments, any amount applied to compensate or reimburse the applicable Loan Party for replacing, repairing or restoring any assets or otherwise remedying the condition giving rise to the claim for indemnification or paying claims and settlements to third Persons giving rise to the claim for indemnification, provided, that to the extent that any such amount is not so applied within 180 days, the amount thereof shall be deemed to be Net Proceeds of such Extraordinary Receipt at such time; and

(b) with respect to the incurrence or issuance of any Indebtedness, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the sum of (x) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by the Loan Parties in connection therewith and (y) the amount of all taxes paid or reasonably estimated to be actually payable by the Loan Parties in connection therewith.

“Non-Consenting Lender” has the meaning set forth in Section 15.5(b).

“Non-Paying Guarantor” has the meaning set forth in Section 12.10.

“Non-U.S. Recipient” has the meaning set forth in Section 13(e)(ii).

“Obligations” means all present and future Loans, advances, debts, liabilities, fees, expenses, obligations, guaranties, covenants, duties and indebtedness at any time owing by any Borrower or any other Loan Party Obligor to Agent and Lenders, whether evidenced by this Agreement or any other Loan Document, whether arising from an extension of credit, guaranty, indemnification or otherwise, whether direct or indirect, whether absolute or contingent, whether due or to become due and whether arising before or after the commencement of a proceeding under the Bankruptcy Code or any similar statute.

“Obligor” means any guarantor, endorser, acceptor, surety or other Person liable on, or with respect to, any of the Obligations or who is the owner of any property which is security for any of the Obligations, other than a Borrower.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of business of such Person, as conducted by such Person as of the Closing Date and, without obligation on the part of such Person to undertake such practices, any practices that are utilized to improve past practices or to conform with customary operating procedures for a similar business, as reasonably determined by such Person.

“Other Obligor” means any Obligor other than a Loan Party Obligor.

“Other Taxes” means all present or future stamp, court or documentary, property, excise, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Participant” has the meaning set forth in Section 15.10(b).

“Paying Guarantor” has the meaning set forth in Section 12.10.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, and any sections of the Code or ERISA related thereto that are enacted after the date of this Agreement.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by a Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Perfection Certificate” means the Perfection Certificate attached to this Agreement as of the Closing Date, together with any updates thereto as contemplated by this Agreement or otherwise permitted by Agent from time to time.

“Permitted Acquisition” means any consensual acquisition by any Loan Party Obligor (other than asset acquisitions by Holdings), whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the equity interests of, or a business line or unit or a division of, any Person; in each case, provided:

(i) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such acquisition;

(ii) at or prior to the closing of such acquisition, Agent will be granted a Requisite Priority Lien (subject only to Permitted Liens) in substantially all the assets (wherever located) acquired pursuant thereto constituting Collateral (including, if applicable, any equity interests of any Person being acquired), and the Loan Party Obligors and such Person shall have executed such documents and taken such actions as may be reasonably required by Agent in connection therewith (including, without limitation, the delivery of (A) certified copies of the resolutions of the governing board of any applicable Loan Party Obligor and such Person authorizing such Permitted Acquisition and the granting of Liens described herein, (B) legal opinions, in form and substance reasonably acceptable to Agent, with respect to the transactions described herein (if required), (C) evidence of insurance of the business to be acquired consistent with the requirements of this Agreement and (D) any joinders or other agreements required pursuant to Section 5.3);

(iii) the Borrower Representative shall have furnished Agent with ten (10) Business Days’ (or such shorter period as may be agreed by Agent) prior written notice of such intended acquisition and shall have furnished Agent with a current draft of the applicable material acquisition documents (and final copies thereof as and when executed);

the Borrower Representative shall have furnished to Agent at least ten (10) Business Days (or such shorter period as may be agreed by Agent) prior to the date on which any such acquisition is to be consummated or such shorter time as Agent may allow, a certificate of a responsible officer of Borrower, in form and substance reasonably satisfactory to Agent, certifying that all of the other requirements for a Permitted Acquisition will be satisfied on or prior to the closing date of such acquisition; provided, further that no hostile takeover or non-consensual transaction shall qualify as a Permitted Acquisition.

“Permitted Discretion” means a determination made by Agent in good faith and in the exercise of reasonable (from the perspective of an asset-based secured lender) business judgment.

“Permitted Indebtedness” means (a) the Obligations; (b) the Indebtedness existing on the date hereof described in Section 7 of the Perfection Certificate; in each case along with extensions, refinancings, modifications, amendments and restatements thereof; provided, that (i) the principal amount thereof is not increased, (ii) if secured by a Permitted Lien, no additional collateral beyond that existing as of the Closing Date is granted to secure such Indebtedness; (iii) if such Indebtedness is subordinated to any or all of the Obligations, the applicable subordination terms shall not be modified without the prior written consent of Agent and (iv) the terms thereof are not modified to impose more burdensome terms upon any Loan Party; (c) Capitalized Leases and purchase-money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $18,000,000 at any time outstanding; (d) Indebtedness incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (e) Subordinated Debt owing by Borrower solely to the extent such Subordinated Debt is subject to, and permitted by, a Subordinated Debt Subordination Agreement; (f) Indebtedness incurred under the ABL Loan Agreement in an aggregate principal amount not to exceed the Maximum ABL Facility Amount at any time outstanding; and (g) Indebtedness incurred under the Term Loan Agreement in an aggregate principal amount not to exceed the Maximum Term Facility Amount at any time outstanding.

“Permitted Liens” means (a) purchase-money security interests in specific items of Equipment securing Permitted Indebtedness described under clause (c) of the definition of Permitted Indebtedness; (b) Liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such Lien) for which adequate reserves in accordance with GAAP are being maintained provided the same have no priority over any of Agent’s security interests; (c) Liens of materialmen, mechanics, carriers, or other similar Liens arising in the Ordinary Course of Business and securing obligations which are not delinquent or are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the enforcement of such Lien) for which adequate reserves in accordance with GAAP are being maintained; (d) Liens which constitute banker’s Liens, rights of set-off, or similar rights as to Deposit Accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s Liens, rights of set-off or other rights are in respect of customary service charges relative to such Deposit Accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to any Loan Party); (e) cash deposits or pledges of an aggregate amount not to exceed $100,000 to secure the payment of worker’s compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the Ordinary Course of Business; (f) judgment Liens in respect of judgments that do not constitute an Event of Default; (g) Liens securing the ABL Obligations, subject to the terms of the Subordination Agreement, including the relative Lien priorities set forth therein; and (h) Liens securing the Term Loan Obligations, subject to the terms of the Subordination Agreement, including the relative Lien priorities set forth therein.

“Permitted Tax Distributions” means, with respect to any Person, for any taxable period after the Closing Date during which time such Person is a pass-through entity for income tax purposes, any dividend or distribution to any holder of such Person’s stock or other equity interests to permit such holders to pay federal income taxes and all relevant state and local income taxes at a rate equal to the highest marginal applicable tax rate for the applicable tax year, however denominated imposed as a result of taxable income allocated to such holder as a partner of such Person under federal, state, and local income tax laws, taking into account applicable deductions, losses, and credits of such Person (including, without limitation, deductions pursuant to Section 199A of the Internal Revenue Code) and allocated to such holder in proportion and to the extent of such holder’s stock or other equity interests of such Person.

“Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof, or any other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan) maintained for employees of any Loan Party or any such plan to which any Loan Party (or with respect to any plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate) is required to contribute on behalf of any of its employees.

“Pledged Equity” means the equity interests listed on Sections 1(f) and 1(g) of the Perfection Certificate, together with any other equity interests, certificates, options, or rights or instruments of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Loan Party Obligor while this Agreement is in effect, and including, to the extent attributable to, or otherwise related to, such pledged equity interests, all of such Loan Party Obligor’s (a) interests in the profits and losses of each Issuer, (b) rights and interests to receive distributions of each Issuer’s assets and properties and (c) rights and interests, if any, to participate in the management of each Issuer related to such pledged equity interests.

“Prepayment Event” means, without duplication:

(a) any sale or other disposition (including pursuant to a sale and leaseback transaction) of any Collateral, except for (i) sales and other dispositions permitted under clauses (i) and (ii) of Sections 8(e) and (ii) other sales and other dispositions permitted under Section 8(e) of Collateral with an aggregate value not to exceed $250,000 in any Fiscal Year;

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of (and payments in lieu thereof), any Collateral in an amount in excess of $250,000;

(c) the incurrence by a Loan Party of any Indebtedness (other than Permitted Indebtedness); or

(d) the receipt by any Loan Party of any Extraordinary Receipts.

“Prepayment Premium” means, with respect to (x) any prepayment or repayment of the Loans on or prior to the date that is one year following the Closing Date for which the Prepayment Premium is payable hereunder or (y) any acceleration of the Loans pursuant to Section 11.2 on or prior to the date that is one year following the Closing Date, an amount equal to the Applicable Premium Percentage of the aggregate principal amount of the Loans so prepaid, repaid or accelerated.

“Pro Rata Share” means with respect to all matters relating to any Lender the percentage obtained by dividing (i) the outstanding principal amount of such Lender’s Term Loans by (ii) the aggregate outstanding principal amount of all Term Loans, in each case as any such percentages may be adjusted by assignments pursuant to an Assignment and Assumption.

“Qualified Equity Contribution” means a cash equity contribution in the form of common equity, preferred equity, other equity made to Holdings or redemption of warrants for common equity, preferred equity, or other equity of Holdings, in each case, which, by its terms (or by the terms of any security or other equity interests into which it is convertible or for which it is exchangeable), (i) does not mature or become mandatorily redeemable pursuant to a sinking fund obligation, (ii) is not redeemable at the option of the holder thereof, in whole or in part, (iii) does not provide for the scheduled payments of dividends in cash, or (iv) is not or will not become convertible into or exchangeable for debt securities or other equity interests that would constitute Indebtedness.

“Recipient” means any Agent, any Lender, any Participant, or any other recipient of any payment to be made by or on account of any Obligation of any Loan Party under this Agreement or any other Loan Document, as applicable.

“Register” has the meaning set forth in Section 15.9(c).

“Rejection Notice” has the meaning set forth in Section 2.4(d).

“Released Parties” has the meaning set forth in Section 10.1.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Repayment Testing Date” means each Month End Repayment Testing Date and each Mid Month Repayment Testing Date, as applicable.

“Repayment Testing Report” means each Month End Repayment Testing Report and Mid Month Repayment Testing Report, as applicable.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Required Lenders” means at any time Lenders (other than Defaulting Lenders) then holding Term Loans representing at least fifty-one percent (51%) of the aggregate principal amount of all Term Loans of such Lenders outstanding at such time; provided, that if there are two or more Lenders, then Required Lenders shall include at least two (2) Lenders (Lenders that are Affiliates or Approved Funds of one (1) another being considered as one Lender for purposes of this proviso).

“Requisite Priority” means, with respect to any particular type of Collateral, the priority of Agent’s Lien therein as set forth in the Subordination Agreement.

“Restricted Accounts” means Deposit Accounts (a) established and used (and at all times will be used) solely for the purpose of paying current payroll obligations of Loan Parties (and which do not (and will not at any time) contain any deposits other than those necessary to fund current payroll), in each case in the Ordinary Course of Business, or (b) maintained (and at all times will be maintained) solely in connection with an employee benefit plan, but solely to the extent that all funds on deposit therein are solely held for the benefit of, and owned by, employees (and will continue to be so held and owned) pursuant to such plan.

“SBA” means the U.S. Small Business Administration.

“SBA Regulations” means Title 13 of the Code of Federal Regulations, as amended and in effect from time to time.

“Scheduled Maturity Date” means December 22, 2022.

“Second Offer” has the meaning set forth in Section 2.4(d).

“Securities Act” means the Securities of Act of 1933, as amended.

“Six Month Cash Burn Amount” means, with respect to any Repayment Testing Date, the product of (i) the aggregate Monthly Cash Burn Amount for the most recently completed three full calendar month period ended on or prior to such Repayment Testing Date, times (ii) two (2).

“SPAC Transaction” means a business combination transaction between Holdings and a special purpose acquisition company in which the special purpose acquisition company is the parent or successor of Holdings following the transaction or any other transaction resulting in a SPAC UP-C structure.

“Stated Rate” has the meaning set forth in Section 3.5.

“Subordinated Debt” means unsecured debt of a Loan Party that is in an amount and on terms satisfactory to Agent and is subject to a Subordinated Debt Subordination Agreement.

“Subordinated Debt Documents” means the documents approved by Agent in writing to govern the Subordinated Debt.

“Subordinated Debt Subordination Agreement” means a subordination agreement with terms and conditions satisfactory to Agent that governs the respective priority and rights of the applicable Subordinated Debt and the Obligations and is entered into by the holders of such Subordinated Debt (or their agent), the Agent and Borrower Representative (and any other relevant Loan Parties).

“Subordination Agreement” means that certain Subordination and Intercreditor Agreement, dated as of the Closing Date, by and between Agent, ABL Agent, Term Loan Agent and the Loan Party Obligors, as amended from time to time in accordance with the terms thereof.

“Subsidiary” means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the capital stock or other equity interest at the time of determination. Unless the context indicates otherwise, references to a Subsidiary shall be deemed to refer to a Subsidiary of a Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Agent” means Pathlight Capital LP, in its capacity as “Agent” under (and as defined in) the Term Loan Agreement, and any of its successors in such capacity.

“Term Loan Agreement” means that certain Loan and Security Agreement dated as of March 29, 2019, by and among the Loan Party Obligors, the lenders party thereto and Term Loan Agent, as amended by that certain First Amendment to Loan and Security Agreement, dated as of February 27, 2020, that certain Second Amendment to Loan and Security Agreement, dated as of March 24, 2021, and that certain Third Amendment to Loan and Security Agreement, dated as of October 15, 2021, and as further amended from time to time.

“Term Loan Borrowing Base” means the “Borrowing Base” under (and as defined in) the Term Loan Agreement as in effect on the date hereof or as amended from time to time.

“Term Loan Commitment” means (a) as to any Lender, the commitment of such Lender to make Term Loans as set forth in the Term Loan Commitment Schedule and (b) as to all Lenders, the aggregate commitment of all Lenders to make Term Loans, which aggregate commitment equals $20,000,000.

“Term Loan Commitment Schedule” means the Term Loan Commitment Schedule attached hereto as Annex II.

“Term Loan Documents” means the “Loan Documents” as defined in the Term Loan Agreement as in effect on the date hereof or as amended from time to time.

“Term Loan Obligations” means the “Obligations” as defined in the Term Loan Agreement as in effect on the date hereof or as amended from time to time.

“Term Loans” has the meaning set forth in Section 2.1.

“Termination Date” means the date on which all of the Obligations have been paid in full in cash and all of Agent and Lenders’ lending commitments under this Agreement and under each of the other Loan Documents have been terminated.

“Trigger Event” means, without duplication:

(a) the consummation of any IPO so long as the net cash proceeds of such IPO shall be at least $110,000,000 (it being agreed that, with respect to a SPAC Transaction contemplated by clause (y) of the definition of IPO, the “net cash proceeds” of such SPAC Transaction shall include, without limitation, (i) all cash amounts held in the trust account of the applicable special purpose acquisition company in respect of such SPAC Transaction (the “SPAC Acquiror”) as of the closing of such SPAC Transaction (calculated after deducting any amounts payable from such trust account at such closing in respect of any required redemptions of the common stock of such SPAC Acquiror in connection with such SPAC Transaction, but prior to the payment of any transaction expenses in connection with such SPAC Transaction), and (ii) the aggregate cash proceeds receivable by the SPAC Acquiror (or any successor thereto) from the “PIPE” investment in respect of such SPAC Transaction; or

(b) the occurrence of any Change of Control.

“UCC” means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York or other applicable jurisdiction.

“Uniform Electronic Transactions Act” means that certain Uniform Electronic Transactions Act published by the Uniform Law Commission in 1999 giving electronic signatures the same effect as traditional handwritten signatures under the statute of frauds.

“Unrestricted Cash” means, as of any date of determination, cash of Holdings and its Subsidiaries that would not appear as “Restricted” for purposes of GAAP on the consolidated balance sheet of Holdings and its Subsidiaries unless such cash is “Restricted” in favor of the holders of (or otherwise on account of) (a) Liens granted to the ABL Agent securing the ABL Obligations, (b) Liens granted to the Term Loan Agent securing the Term Loan Obligations, (c) Liens granted to the Agent securing the Obligations, or (d) Liens (i) arising by operation of law in favor of the applicable depository bank where such Unrestricted Cash is held or (ii) under the applicable depositary or similar agreement with such depository bank; provided, that, Unrestricted Cash shall not include any cash of Holdings or its Subsidiaries denominated in a currency other than U.S. Dollars or held in any non-U.S. jurisdiction.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

“Warrant Equity” means (i) all membership interests of Holdings issued or issuable pursuant to, and upon the exercise of, any Warrant, and (ii) any securities issued or issuable pursuant to the Warrants with respect to the membership interests referred to in the foregoing clause by way of an equity dividend or equity split or in connection with a combination or subdivision of equity interests, reclassification, merger, consolidation or other reorganization of Holdings.

“Warrants” has the meaning set forth in Section 2.11.

1.2. Accounting Terms and Determinations.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrower Representative or Agent shall so request, Required Lenders and Borrower Representative shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower Representative shall provide to Agent and Lenders financial statements and other documents required under this Agreement and the other Loan Documents which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Loan Party at “fair value”, as defined therein.

Notwithstanding anything to the contrary contained in the paragraph above or the definitions of Capital Expenditures or Capitalized Leases, in the event of a change in GAAP after the Closing Date requiring all leases to be capitalized, only those leases (assuming for purposes of this paragraph that they were in existence on the Closing Date) that would constitute Capitalized Leases on the Closing Date shall be considered Capitalized Leases (and all other such leases shall constitute operating leases) and all calculations and deliverables under this Agreement or the other Loan Documents shall be made in accordance therewith (other than the financial statements delivered pursuant to this Agreement; provided that all such financial statements delivered to Agent and Lenders in accordance with the terms of this Agreement after the date of such change in GAAP shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such change).

1.3. Other Definitional Provisions and References.

References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. “Or” shall be construed to mean “and/or”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. Time is of the essence for each performance obligation of the Loan Parties under this Agreement and each Loan Document. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any agreement, instrument or document (a) shall include all schedules, exhibits, annexes and other attachments thereto and (b) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless otherwise specified herein Dollar ($) baskets set forth in the representations and warranty, covenants and event of default provisions of this Agreement (and other similar baskets) are calculated as of each date of measurement by the Dollar Equivalent Amount thereof as of such date of measurement. Reference to a Loan Party’s “knowledge” or similar concept means actual knowledge of a senior officer, or knowledge that a senior officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

2. LOANS.

2.1. Term Loans. Subject to the terms and conditions of this Agreement, on the Closing Date, each Lender severally (and not jointly) agrees to make a term loan to Borrowers (collectively, the “Term Loans”), in an amount equal to such Lender’s Term Loan Commitment. All Term Loans shall be made in and repayable in Dollars. Amounts repaid in respect of Term Loans may not be reborrowed, and upon each Lender’s making of the Term Loans on the Closing Date, any then outstanding Term Loan Commitment of such Lender shall be terminated.

2.2. Reserved.

2.3. Repayments. All remaining outstanding Term Loans and other monetary Obligations (including all accrued and unpaid fees described in Section 3.2) shall be payable in full on the Maturity Date.

2.4. Prepayments; Application of Prepayments.

(a) Voluntary Prepayments. Subject to the terms of the Subordination Agreement, the Borrowers may, upon irrevocable notice from the Borrower Representative to the Agent, from time to time voluntarily prepay Term Loans in whole or in part, subject to payment of any applicable Prepayment Premium; provided that (i) such notice must be received by the Agent not later than 11:00 a.m. ET three (3) Business Days prior to the date of such prepayment and (ii) such prepayment shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the remaining outstanding principal amount of the Term Loans). The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower Representative, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Each such prepayment shall be applied to the Term Loans of the Lenders in accordance with their respective Pro Rata Shares.

(b) Mandatory Prepayments.

(i) If any Prepayment Event occurs, then, subject to the terms of the Subordination Agreement, to the extent of any remaining Net Proceeds received by the Loan Parties on account thereof after application of such proceeds to (x) outstanding ABL Obligations in accordance with the ABL Loan Agreement and (y) outstanding Term Loan Obligations in accordance with the Term Loan Agreement, the Borrowers shall, within five (5) Business Days (or immediately in the case of any incurrence of any Indebtedness that is not Permitted Indebtedness) after receipt of such Net Proceeds, prepay the Term Loans in an amount equal to such remaining Net Proceeds, together with any applicable Prepayment Premium; provided, however, that the Borrowers shall be permitted to replace, repair, restore or rebuild Collateral that is subject to any casualty or other insured damage or any taking under power of eminent domain or by condemnation or similar proceeding of (and payments in lieu thereof), so long as (i) no Default or Event of Default has occurred and is continuing and (ii) any such Net Proceeds on account of such Prepayment Event not used to replace, repair, restore or rebuild such Collateral within 180 days after the receipt of such Net Proceeds shall be applied to the prepayment of the Term Loans in accordance with this Section 2.4(b)(i) and Section 2.4(c).

(ii) If all Commitments under (and as defined in) the ABL Loan Agreement are terminated prior to the Scheduled Maturity Date under (and as defined in) the ABL Loan Agreement, the Borrowers shall, subject to the terms of the Subordination Agreement, immediately prepay all of the Loans.

(iii) If, as of any Repayment Testing Date, Liquidity (calculated as of such Repayment Testing Date) shall be not less than the Liquidity Test Amount in respect of such Repayment Testing Date, then, subject to the terms of the Subordination Agreement, the Borrowers shall, within ten (10) Business Days after the date on which the Repayment Testing Report in respect of such Repayment Testing Date shall have been delivered (or shall have been required to be so delivered) pursuant to clause (l)(iii) or clause (m), as applicable, of Annex I to this Agreement, prepay the entire amount of the Obligations then outstanding; provided that, for avoidance of doubt, such prepayment shall only be required to the extent such payments are permitted pursuant to the terms of the Subordination Agreement.

(c) Application of Prepayments. Prepayments made pursuant to Section 2.4(a) or 2.4(b) shall be applied to the outstanding Term Loans of the Lenders, ratably in accordance with their respective Pro Rata Shares (subject to Section 2.4(d)).

(d) Option to Decline Proceeds. Upon the occurrence of any Prepayment Event, the Borrower Representative shall promptly provide the Agent with a written notice of such Prepayment Event and any associated prepayment required under Section 2.4(b), including the date and amount of such prepayment. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. Each Lender may reject all or part of its Pro Rata Share of such prepayment (other than a prepayment in respect of Indebtedness that is not Permitted Indebtedness) (such declined amounts, the “Initial Declined Proceeds”) by providing written notice (each, a “Rejection Notice”) to the Agent no later than 3:00 p.m. ET, two (2) Business Days prior to the date of such prepayment as set forth in the applicable notice of prepayment (any such Lender, a “Declining Lender”); provided, that, if a Lender fails to deliver a Rejection Notice to the Agent within the time frame specified above, such failure will be deemed an acceptance by such Lender of its Pro Rata Share of such mandatory prepayment. If there are any Initial Declined Proceeds, the Agent shall then provide written notice (the “Second Offer”) to Lenders other than the Declining Lenders (such Lenders, the “Accepting Lenders”) of the additional amount available (due to such Declining Lenders’ declining such prepayment) to prepay Term Loans owing to such Accepting Lenders, with such available amount to be allocated on a pro rata basis among the Accepting Lenders that accept the Second Offer. Any Lenders declining prepayment pursuant to such Second Offer shall give written notice thereof to the Agent by 4:00 p.m. ET time no later than one (1) Business Day prior to the date of such prepayment as set forth in the applicable notice of prepayment; provided, that, if a Lender fails to deliver a Rejection Notice to the Agent within the time frame specified above, such failure will be deemed an acceptance of such Lender’s pro rata share of the Second Offer. Amounts remaining after the allocation to Accepting Lenders as set forth above may be retained by the applicable Loan Parties.

2.5. Obligations Unconditional.

(a) The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of each Loan Party Obligor, and shall be independent of any defense or right of set-off, recoupment or counterclaim that any Loan Party Obligor or any other Person might otherwise have against Agent, any Lender or any other Person. All payments required by this Agreement or the other Loan Documents shall be made in Dollars (unless payment in a different currency is expressly provided otherwise in the applicable Loan Document) and paid free of any deductions or withholdings for any taxes or other amounts and without abatement, diminution or set-off. If any Loan Party Obligor is required by applicable law to make such a deduction or withholding from a payment under this Agreement or under any other Loan Document, such Loan Party Obligor shall pay to Agent such additional amount as shall be necessary to ensure that, after the making of such deduction or withholding, Agent receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made. Each Loan Party Obligor shall (a) pay the full amount of any deduction or withholding that it is required to make by law, to the relevant authority within the payment period set by applicable law and (b) promptly after any such payment, deliver to Agent an original (or certified copy) official receipt issued by the relevant authority in respect of the amount withheld or deducted or, if the relevant authority does not issue such official receipts, such other evidence of payment of the amount withheld or deducted as is reasonably acceptable to Agent.

(b) If, at any time and from time to time after the Closing Date (or at any time before or after the Closing Date with respect to the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith), (a) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (b) any new law, regulation, treaty or directive enacted or application thereof or (c) compliance by Agent with any request or directive (whether or not having the force of law) from any Governmental Authority, central bank or comparable agency (i) subjects Agent or any Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Agent or any Lender of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state, local or other taxing authorities with respect to interest or fees payable hereunder or under any other Loan Document or changes in the rate of tax on the overall net income of Agent, any Lender or their respective members) or (ii) imposes on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein, and the result of any of the foregoing is to increase the cost to Agent or any Lender of making or continuing any Loan or to reduce any amount receivable hereunder or under any other Loan Documents, then, in each such case, Borrowers shall promptly pay to Agent or such Lender, when notified to do so by Agent or such Lender, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount as determined by Agent or such Lender, but only to the extent such amounts relate to this Agreement or the Loan Documents. Each such notice of additional amounts payable pursuant to this Section 2.5(b) submitted by Agent or any Lender, as applicable, to Borrower Representative shall, absent manifest error, be final, conclusive and binding for all purposes.

(c) This Section 2.5 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

2.6. Reversal of Payments. To the extent that any payment or payments made to or received by Agent or any Lender pursuant to this Agreement or any other Loan Document are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any trustee, receiver or other Person under any state, federal or other bankruptcy or other such applicable law, then, to the extent thereof, such amounts (and all Liens, rights and remedies relating thereto) shall be revived as Obligations (secured by all such Liens) and continue in full force and effect under this Agreement and under the other Loan Documents as if such payment or payments had not been received by Agent or such Lender. This Section 2.6 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

2.7. Notes. The Loans shall, at the request of any Lender, be evidenced by one or more promissory notes in form and substance reasonably satisfactory to such Lender. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Agent.

2.8. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Any amount payable to a Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) may, in Agent’s sole discretion, in lieu of being distributed to such Defaulting Lender, be retained by Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to Agent hereunder, (ii) second, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Agent, (iii) third, if so determined by Agent and Borrowers, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (iv) fourth, pro rata, to the payment of any amounts owing to Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by Borrowers or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.

(b) No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver, consent or any other action the Lenders or the Required Lenders have taken or may take hereunder, provided that any waiver, amendment or modification requiring the consent of all Lenders or each directly affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

2.9. Appointment of Borrower Representative.

(a) Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent and attorney-in-fact to request and receive Loans in the name or on behalf of such Borrower and any other Borrowers, deliver Notices of Borrowing, give instructions with respect to the disbursement of the proceeds of the Loans, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) in the name or on behalf of any Borrower or Borrowers pursuant to this Agreement and the other Loan Documents. Agent may disburse the Loans to such bank account of Borrower Representative or a Borrower or otherwise make such Loans to a Borrower, in each case as Borrower Representative may designate or direct, without notice to any other Borrower. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

(b) Borrower Representative hereby accepts the appointment by Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this Section 2.9. Borrower Representative shall ensure that the disbursement of any Loans that are at any time requested by or to be remitted to or for the account of a Borrower requested on behalf of a Borrower hereunder, shall be remitted or issued to or for the account of such Borrower.

(c) Each Borrower hereby irrevocably appoints and constitutes Borrower Representative as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.

(d) Any notice, election, representation, warranty, agreement or undertaking made or delivered by or on behalf of any Borrower by Borrower Representative shall be deemed for all purposes to have been made or delivered by such Borrower, as the case may be, and shall be binding upon and enforceable against such Borrower to the same extent as if made or delivered directly by such Borrower.

(e) No resignation by or termination of the appointment of Borrower Representative as agent and attorney-in-fact as aforesaid shall be effective, except after ten (10) Business Days’ prior written notice to Agent. If the Borrower Representative resigns under this Agreement, Borrowers shall be entitled to appoint a successor Borrower Representative (which shall be a Borrower and shall be reasonably acceptable to Agent as such successor). Upon the acceptance of its appointment as successor Borrower Representative hereunder, such successor Borrower Representative shall succeed to all the rights, powers and duties of the retiring Borrower Representative and the term “Borrower Representative” shall mean such successor Borrower Representative for all purposes of this Agreement and the other Loan Documents, and the resigning or terminated Borrower Representative’s appointment, powers and duties as Borrower Representative shall be thereupon terminated.

2.10. Joint and Several Liability.

(a) Joint and Several. Each Borrower hereby agrees that such Borrower is jointly and severally liable for the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each Borrower agrees that its obligation hereunder shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 2.10 shall be absolute and unconditional, irrespective of, and unaffected by,

(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

(ii) the absence of any action to enforce this Agreement (including this Section 2.10) or any other Loan Document or the waiver or consent by Agent or any Lender with respect to any of the provisions thereof;

(iii) the existence, value or condition of, or failure to perfect Agent’s Lien against, any security for the Obligations or any action, or the absence of any action, by Agent in respect thereof (including the release of any such security);

(iv) the insolvency of any Loan Party or Other Obligor; or

(v) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

(b) Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent to marshal assets or to proceed in respect of the Obligations against any other Loan Party or Other Obligor, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 2.10 and such waivers, Agent and Lenders would decline to enter into this Agreement.

(c) Benefit of Joint and Several Obligations. Each Borrower agrees that the provisions of this Section 2.10 are for the benefit of Agent and Lenders and their successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower, Agent and any Lender, the obligations of such other Borrower under the Loan Documents.

(d) Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor with respect to any other Loan Party or any Other Obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 2.10, and that Agent and Lenders and their successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.10(d).

(e) Election of Remedies. If Agent may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 2.10. If, in the exercise of any of its rights and remedies, Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Agent and waives any claim based upon such action, even if such action by Agent shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Agent.

(f) Contribution with Respect to Guaranty Obligations.

(i) To the extent that any Borrower shall make a payment under this Section 2.10 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(ii) As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 2.10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(iii) This Section 2.10(f) is intended only to define the relative rights of Borrowers and nothing set forth in this Section 2.10(f) is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 2.10(a). Nothing contained in this Section 2.10(f) shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(iv) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of each Borrower to which such contribution and indemnification is owing.

(v) The rights of the indemnifying Borrowers against other Loan Parties under this Section 2.10(f) shall be exercisable upon the full and indefeasible payment of the Obligations.

(g) Liability Cumulative. The liability of Borrowers under this Section 2.10 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

2.11. Warrants. As an inducement to the Lenders to make the Term Loans on the Closing Date, and in consideration thereof, on the Closing Date, Holdings will issue and deliver to each Lender a warrant, exercisable for such number of membership interests of Holdings set forth therein, at an initial exercise price as set forth therein (subject to adjustment as provided therein), such warrants to be substantially in the form of Exhibit E attached hereto (all such warrants issued pursuant to this Agreement, or delivered in substitution or exchange for any thereof, being collectively called the “Warrants” and, individually, a “Warrant”), duly executed and dated the Closing Date, and registered in each such Lender’s name or in the name of its nominee.

3. INTEREST AND FEES.

3.1. Interest. All Loans and other monetary Obligations shall bear interest at a rate per annum equal to the Applicable Interest Rate, and accrued interest shall be payable (a) on the first day of each month in arrears, (b) upon a prepayment of Loan in accordance with Section 2.4 and (c) on the Maturity Date; provided, that after the occurrence and during the continuation of an Event of Default, all Loans and other monetary Obligations shall bear interest at a rate per annum equal to two (2) percentage points (2.00%) in excess of the rate otherwise applicable thereto (the “Default Rate”), and all such interest shall be payable on demand.

3.2. Fees.

(a) Closing Fee. On the Closing Date, the Borrowers shall pay the Agent, for the benefit of all Lenders holding a Term Loan Commitment, a closing fee in an aggregate amount equal to the product of (i) the aggregate Term Loan Commitment of all of the Lenders, times (ii) two percent (2.00%), which aggregate closing fee shall be allocated among the Lenders in proportion to their respective Term Loan Commitments. All closing fees payable pursuant to this clause (a) shall be fully earned as of the date hereof, shall not be subject to offset and shall not be refundable for any reason whatsoever.

(b) Application Fee. On the Closing Date, the Borrowers shall pay the Agent, for the benefit of all Lenders holding a Term Loan Commitment, an application fee in an aggregate amount equal to the product of (i) the aggregate Term Loan Commitment of all of the Lenders, times (ii) one percent (1.00%), which aggregate application fee shall be allocated among the Lenders in proportion to their respective Term Loan Commitments. All application fees payable pursuant to this clause (b) shall be fully earned as of the date hereof, shall not be subject to offset and shall not be refundable for any reason whatsoever.

3.3. Computation of Interest and Fees. All interest and fees shall be calculated daily on the outstanding monetary Obligations based on the actual number of days elapsed in a year of 360 days.

3.4. Loan Account; Monthly Accountings. Agent shall maintain a loan account for Borrowers reflecting all outstanding Loans, along with interest accrued thereon and such other items reflected therein (the “Loan Account”), and shall provide Borrower Representative with a monthly accounting reflecting the activity in the Loan Account. Each accounting shall be deemed correct, accurate and binding on Borrowers and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Agent), unless Borrower Representative notifies Agent in writing to the contrary within thirty (30) days after such account is rendered, describing the nature of any alleged errors or omissions. However, Agent’s failure to maintain the Loan Account or to provide any such accounting shall not affect the legality or binding nature of any of the Obligations. Interest, fees and other monetary Obligations due and owing under this Agreement may, in Agent’s discretion, be charged to the Loan Account and capitalized by adding such Obligations to the principal balance of the Loans, and will thereafter be deemed to be Loans and will bear interest at the same rate as other Loans.

3.5. Further Obligations; Maximum Lawful Rate. With respect to all monetary Obligations for which the interest rate is not otherwise specified herein (whether such Obligations arise hereunder or under any other Loan Document, or otherwise), such Obligations shall bear interest at the rate(s) in effect from time to time with respect to the Loans and shall be payable upon demand by Agent. In no event shall the interest charged with respect to any Loan or any other Obligation exceed the maximum amount permitted under applicable law. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable or other amounts hereunder or under any other Loan Document (the “Stated Rate”) would exceed the highest rate of interest or other amount permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest and other amounts payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrowers shall, to the extent permitted by applicable law, continue to pay interest and such other amounts at the Maximum Lawful Rate until such time as the total interest and other such amounts received is equal to the total interest and other such amounts which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable or such other amounts payable. Thereafter, the interest rate and such other amounts payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest or other such amounts received by Agent exceed the amount which it could lawfully have received had the interest and other such amounts been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, Agent has received interest or other such amounts hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other Obligations (other than interest) payable hereunder, and if no such principal or other Obligations are then outstanding, such excess or part thereof remaining shall be paid to Borrowers. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

4. CONDITIONS PRECEDENT.

4.1. Conditions to Funding Term Loans.

Each Lender’s obligation to fund the Term Loans under this Agreement on the Closing Date is subject to the following conditions precedent (as well as any other conditions set forth in this Agreement or any other Loan Document), all of which must be satisfied in a manner acceptable to Agent (and as applicable, pursuant to documentation which in each case is in form and substance acceptable to Agent):

(a) each Loan Party Obligor shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and or delivered, to Agent such agreements, instruments, documents, proxies and certificates as Agent may require, including such other agreements, instruments, documents and certificates listed on the closing checklist attached hereto as Exhibit A;

(b) Agent shall have completed its business and legal due diligence pertaining to the Loan Parties and their respective businesses and assets, including reviews of existing field examinations, with results thereof satisfactory to Agent in its sole discretion;

(c) each Lender’s obligations and commitments under this Agreement shall have been approved by such Lender’s investment committee;

(d) since December 31, 2020, no event shall have occurred which has had, or could reasonably be expected to have, a Material Adverse Effect on any Loan Party;

(e) Borrowers shall have paid to Agent all fees due on the date hereof, and shall have paid or reimbursed Agent for all of Agent’s costs, charges and expenses incurred through the Closing Date;

(f) each of the representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct in all respects as of the Closing Date (or, to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct as of such earlier date), both before and after giving effect to the borrowing of the Term Loans and any application of the proceeds thereof on or about the Closing Date;

(g) as of the Closing Date, both before and after giving effect to the borrowing of the Term Loans and any application of the proceeds thereof on or about the Closing Date, no Default or Event of Default shall have occurred and be continuing;

(h) each of (i) the ABL Agent, the required lenders under the ABL Loan Agreement and the Loan Parties shall have executed and delivered an amendment to the ABL Loan Agreement, and such amendment shall be in form and substance acceptable to the Agent, and (ii) the Term Loan Agent, the required lenders under the Term Loan Agreement and the Loan Parties shall have executed and delivered an amendment to the Term Loan Agreement, and such amendment shall be in form and substance reasonably acceptable to the Agent;

(i) [Reserved]; and

(j) Holdings shall have (i) entered into a definitive binding agreement with respect to the SPAC Transaction, and such agreement shall be in form and substance reasonably acceptable to Agent, and (ii) entered into definitive binding agreements providing for a Qualified Equity Contribution to Holdings in an aggregate amount not less than $100.0 million, and such agreements shall be in form and substance acceptable to Agent.

5. COLLATERAL.

5.1. Grant of Security Interest. To secure the full payment and performance of all of the Obligations, each Loan Party Obligor hereby assigns to Agent and grants to Agent, for itself and on behalf of the Lenders, a continuing security interest in all property of each Loan Party Obligor, whether tangible or intangible, real or personal, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes, including: (a) all Accounts and all Goods whose sale, lease or other disposition by any Loan Party Obligor has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, any Loan Party Obligor; (b) all Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guaranty claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory), including Equipment, vehicles, and Fixtures; (e) all Investment Property, including all rights, privileges, authority, and powers of each Loan Party Obligor as an owner or as a holder of Pledged Equity, including all economic rights, all control rights, authority and powers, and all status rights of each Loan Party Obligor as a member, equity holder or shareholder, as applicable, of each Issuer and any rights related to any Loan Party Obligors’ capital account within the Issuer in respect of Investment Property; (f) all Deposit Accounts, bank accounts, deposits, money and cash; (g) all Letter-of-Credit Rights; (h) all Commercial Tort Claims, including those listed in Section 2 of the Perfection Certificate (if any); (i) all Supporting Obligations; (j) all life insurance policies; (k) all leases; (l) any other property of any Loan Party Obligor now or hereafter in the possession, custody or control of Agent or any agent or any parent, Affiliate or Subsidiary of Agent, any Lender or any Participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (m) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property (including hazard, flood and credit insurance), and all of each Loan Party Obligor’s books and records relating to any of the foregoing and to any Loan Party’s business.

5.2. Possessory Collateral. Subject to the Subordination Agreement, promptly, but in any event no later than five (5) Business Days after any Loan Party Obligor’s receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including any Tangible Chattel Paper and any Investment Property consisting of certificated securities, such Loan Party Obligor shall deliver the original thereof to Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Agent (in form and substance acceptable to Agent). If an endorsement or assignment of any such items shall not be made for any reason, Agent is hereby irrevocably authorized, as attorney and agent-in-fact (coupled with an interest) for each Loan Party Obligor, to endorse or assign the same on such Loan Party Obligor’s behalf. The requirements of this Section 5.2 are subject to Section 5.5.

5.3. Further Assurances. Each Loan Party Obligor shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (or cause each other applicable Person to take, execute, acknowledge and deliver) all such further acts, documents, agreements and instruments as may from time to time be necessary or desirable or as Agent may from time to time require in order to (a) carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, (b) establish, create, preserve, protect and perfect a Requisite Priority Lien (subject only to Permitted Liens) in favor of Agent in all the Collateral (wherever located) from time to time owned by the Loan Party Obligors and in all capital stock and other equity from time to time issued by the Loan Parties (other than Holdings) (including appraisals of real property in compliance with FIRREA), (c) cause Holdings and each Subsidiary to guaranty all of the Obligations, all pursuant to documentation that is in form and substance reasonably satisfactory to Agent and (d) facilitate the collection of the Collateral. Without limiting the foregoing, each Loan Party Obligor shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (or cause each other applicable Person to take, execute, acknowledge and deliver) to Agent all promissory notes, security agreements, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents, in each case in form and substance reasonably acceptable to Agent, as Agent may request from time to time to perfect, protect and maintain Agent’s security interests in the Collateral, including the required priority thereof, and to fully carry out the transactions contemplated by the Loan Documents.

5.4. UCC Financing Statements. Each Loan Party Obligor authorizes Agent to file, transmit or communicate, as applicable, from time to time, UCC Financing Statements, along with amendments and modifications thereto, in all filing offices selected by Agent, listing such Loan Party Obligor as the Debtor and Agent as the Secured Party, and describing the collateral covered thereby in such manner as Agent may elect, including using descriptions such as “all personal property of debtor” or “all assets of debtor,” or words of similar effect, in each case without such Loan Party Obligor’s signature. Each Loan Party Obligor also hereby ratifies its authorization for Agent to have filed, in any filing office, any Financing Statements filed prior to the date hereof.

5.5. Subordination Agreement. In accordance with the terms of the Subordination Agreement, all Collateral delivered to ABL Agent or Term Loan Agent, as applicable, shall be held by the ABL Agent or Term Loan Agent, as applicable, as gratuitous bailee for Agent and the Lenders solely for the purpose of perfecting the security interest granted under this Agreement. Notwithstanding anything herein to the contrary, to the extent any Loan Party Obligor is required hereunder to deliver Collateral to Agent and is unable to do so as a result of having concurrently or previously delivered such Collateral to ABL Agent in accordance with the terms of the ABL Loan Documents or to Term Loan Agent in accordance with the terms of the Term Loan Documents, such Loan Party Obligor’s obligations hereunder with respect to such delivery shall be deemed satisfied by such delivery to ABL Agent or Term Loan Agent, as applicable, acting as gratuitous bailee of Agent and the Lenders.

6. CERTAIN PROVISIONS REGARDING ACCOUNTS, COLLECTIONS AND APPLICATIONS OF PAYMENTS.

6.1. Lock Boxes and Blocked Accounts.

(a) Each Loan Party Obligor hereby represents and warrants that all Deposit Accounts and all other depositary and other accounts maintained by each Loan Party Obligor as of the Closing Date are described in Section 3 of the Perfection Certificate, which description includes for each such account the name of the Loan Party Obligor maintaining the account, the name of the financial institution at which the account is maintained, the account number and the purpose of the account. After the Closing Date, no Loan Party Obligor shall open any new Deposit Account or any other depositary or other account without the prior written consent of Agent and without updating Section 3 of the Perfection Certificate to reflect such Deposit Account or other account. No Deposit Account or other account of any Loan Party Obligor shall at any time constitute a Restricted Account other than accounts expressly indicated on Section 3 of the Perfection Certificate as being Restricted Accounts (and each Loan Party Obligor hereby represents and warrants that each such account shall at all times meet the requirements set forth in the definition of Restricted Account to qualify as a Restricted Account). Subject to the Subordination Agreement, each Loan Party Obligor will, at its expense, establish (and revise from time to time as Agent may require) procedures acceptable to Agent, in Agent’s sole discretion, for the collection of checks, wire transfers and all other proceeds of all of such Loan Party Obligor’s Accounts and other Collateral (“Collections”), which shall include (a) directing all Account Debtors to send all Account proceeds directly to a post office box either in the name of such Loan Party Obligor (and subject to a Control Agreement) or, at Agent’s option, in the name of Agent (a “Lock Box”) and (b) depositing all Collections received by such Loan Party Obligor into one or more bank accounts maintained in the name of such Loan Party Obligor (and subject to a Control Agreement) or, at Agent’s option, in the name of Agent (each, a “Blocked Account”), and/or (c) a combination of the foregoing. Subject to the Subordination Agreement, each Loan Party Obligor agrees to execute, and to cause its depository banks and other account holders to execute, Control Agreements with respect to such Lock Boxes and Blocked Accounts (and all other accounts that do not constitute Restricted Accounts) and other documentation as Agent shall require from time to time in connection with the foregoing, all in form and substance acceptable to Agent, and in any event such arrangements and documents must be in place prior to any such account being opened with respect to such account, in each case excluding Restricted Accounts.

6.2. Application of Payments. All amounts paid to or received by Agent in respect of monetary Obligations, from whatever source (whether from any Borrower or any other Loan Party Obligor pursuant to such other Loan Party Obligor’s guaranty of the Obligations, any realization upon any Collateral or otherwise) shall be applied by Agent to the Obligations as follows:

(i) FIRST, to reimburse Agent for all out-of-pocket costs and expenses, and all indemnified losses, incurred by Agent which are reimbursable to Agent in accordance with this Agreement or any of the other Loan Documents;

(ii) SECOND, to any accrued but unpaid fees owing to Agent and Lenders under this Agreement and/or any other Loan Documents;

(iii) THIRD, to any unpaid accrued interest on the Obligations;

(iv) FOURTH, to the outstanding principal of the Term Loans; and

(v) FIFTH, to the payment of any other outstanding Obligations; and after payment in full in cash of all of the outstanding monetary Obligations, any further amounts paid to or received by Agent in respect of the Obligations (so long as no monetary Obligations are outstanding) shall be paid over to Borrowers or such other Person(s) as may be legally entitled thereto.

6.3. Notification; Verification. Agent or its designee may, from time to time: (a) whether or not a Default or Event of Default has occurred, verify directly with the Account Debtors of the Loan Party Obligors (or by any manner and through any medium Agent considers advisable) the validity, amount and other matters relating to the Accounts and Chattel Paper of the Loan Party Obligors, by means of mail, telephone or otherwise, either in the name of the applicable Loan Party Obligor or Agent or such other name as Agent may choose; (b) whether or not a Default or Event of Default has occurred, notify Account Debtors of the Loan Party Obligors that Agent has a security interest in the Accounts of the Loan Party Obligors and direct such Account Debtors to make payment thereof directly to Agent; each such notification to be sent on the letterhead of such Loan Party Obligor and substantially in the form of Exhibit B annexed hereto; and (c) following the occurrence and during the continuance of a Default or Event of Default, demand, collect or enforce payment of any Accounts and Chattel Paper (but without any duty to do so) and, in furtherance of the foregoing, each Loan Party Obligor hereby authorizes Account Debtors to make payments directly to Agent and to rely on notice from Agent without further inquiry. Agent may on behalf of each Loan Party Obligor endorse all items of payment received by Agent that are payable to such Loan Party Obligor for the purposes described above.

6.4. Power of Attorney.

Without limiting any of Agent’s and the other Lenders’ other rights under this Agreement or any other Loan Document, each Loan Party Obligor hereby grants to Agent an irrevocable power of attorney, coupled with an interest, authorizing and permitting Agent (acting through any of its officers, employees, attorneys or agents), at Agent’s option but without obligation, with or without notice to such Loan Party Obligor, and at each Loan Party Obligor’s expense, to do any or all of the following, in such Loan Party Obligor’s name or otherwise:

(a) at any time, whether or not an Event of Default has occurred or is continuing, (i) execute on behalf of such Loan Party Obligor any documents that Agent may, in its sole discretion, deem advisable in order to perfect, protect and maintain Agent’s security interests, and priority thereof, in the Collateral and to fully consummate all the transactions contemplated by this Agreement and the other Loan Documents (including such Financing Statements and continuation Financing Statements, and amendments or other modifications thereto, as Agent shall deem necessary or appropriate) and to notify Account Debtors of the Loan Party Obligors in the manner contemplated by Section 6.3, (ii) endorse such Loan Party Obligor’s name on all checks and other forms of remittances received by Agent, (iii) pay any sums required on account of such Loan Party Obligor’s taxes or to secure the release of any Liens therefor, (iv) pay any amounts necessary to obtain, or maintain in effect, any of the insurance described in Section 7.14, (v) receive and otherwise take control in any manner of any cash or non-cash items of payment or Proceeds of Collateral, (vi) receive, open and dispose of all mail addressed to such Loan Party Obligor at any post office box or lockbox maintained by Agent for such Loan Party Obligor or at any other business premises of Agent and (vii) endorse or assign to Agent on such Loan Party Obligor’s behalf any portion of Collateral evidenced by an agreement, Instrument or Document if an endorsement or assignment of any such items is not made by such Loan Party Obligor pursuant to Section 5.2; and

(b) at any time, after the occurrence and during the continuance of an Event of Default, (i) execute on behalf of such Loan Party Obligor any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or lease (as lessor or lessee) any real or personal property which is part of the Collateral or in which Agent has an interest, (ii) execute on behalf of such Loan Party Obligor any invoices relating to any Accounts, any draft against any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, and any assignment or satisfaction of mechanic’s, materialman’s or other Lien, (iii) execute on behalf of such Loan Party Obligor any notice to any Account Debtor, (iv) pay, contest or settle any Lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same, (v) grant extensions of time to pay, compromise claims relating to, and settle Accounts, Chattel Paper and General Intangibles for less than face value and execute all releases and other documents in connection therewith, (vi) settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor, (vii) instruct any third party having custody or control of any Collateral or books or records belonging to, or relating to, such Loan Party Obligor to give Agent the same rights of access and other rights with respect thereto as Agent has under this Agreement or any other Loan Document, (viii) change the address for delivery of such Loan Party Obligor’s mail, (ix) vote any right or interest with respect to any Investment Property, and (x) instruct any Account Debtor to make all payments due to any Loan Party Obligor directly to Agent.

Any and all sums paid, and any and all costs, expenses, liabilities, obligations and reasonable attorneys’ fees (internal and external counsel) of Agent with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Each Loan Party Obligor agrees that Agent’s rights under the foregoing power of attorney and any of Agent’s other rights under this Agreement or the other Loan Documents shall not be construed to indicate that Agent or any Lender is in control of the business, management or properties of any Loan Party Obligor.

6.5. Disputes. Each Loan Party Obligor shall promptly notify Agent of all disputes or claims relating to its Accounts and Chattel Paper. Each Loan Party Obligor agrees that it will not, without Agent’s prior written consent, compromise or settle any of its Accounts or Chattel Paper for less than the full amount thereof, grant any extension of time for payment of any of its Accounts or Chattel Paper, release (in whole or in part) any Account Debtor or other person liable for the payment of any of its Accounts or Chattel Paper or grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of its Accounts or Chattel Paper; except (unless otherwise directed by Agent during the existence of a Default or an Event of Default) such Loan Party Obligor may take any of such actions in the Ordinary Course of Business consistent with past practices, provided that Borrower Representative promptly reports the same to Agent.

6.6. Invoices. At Agent’s request, each Loan Party Obligor will cause all invoices and statements that it sends to Account Debtors or other third parties to be marked and authenticated, in a manner reasonably satisfactory to Agent, to reflect Agent’s security interest therein and payment instructions (including, but not limited to, in a manner to meet the requirements of Section 9-404(a)(2) of the UCC).

7. REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS.

To induce Agent and the Lenders to enter into this Agreement, each Loan Party Obligor represents, warrants and covenants as follows (it being understood and agreed that (a) each such representation and warranty (i) will be made as of the date hereof and be deemed remade as of each date on which any Loan is made (except to the extent any such representation or warranty expressly relates only to any earlier or specified date, in which case such representation or warranty will be made as of such earlier or specified date) and (ii) shall not be affected by any knowledge of, or any investigation by, Agent or any Lender and (b) each such covenant shall continuously apply with respect to all times commencing on the date hereof and continuing until the Termination Date):

7.1. Existence and Authority. Each Loan Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which jurisdiction is identified in Section 1(a) of the Perfection Certificate) and is qualified to do business in each jurisdiction in which the operation of its business requires that it be qualified (which each such jurisdiction is identified in Section 1(a) of the Perfection Certificate) or, if such Loan Party is not so qualified, such Loan Party may cure any such failure without losing any of its rights, incurring any liens or material penalties, or otherwise affecting Agent’s rights. Each Loan Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and, in the case of Holdings, to issue the Warrants and the Warrant Equity issuable upon exercise thereof. The execution, delivery and performance by each Loan Party Obligor of this Agreement and all of the other Loan Documents to which such Loan Party Obligor is a party, and, in the case of Holdings, the issuance of the Warrants and the Warrant Equity issuable upon exercise thereof, have been duly and validly authorized, do not violate such Loan Party Obligor’s Governing Documents or any applicable law or any material agreement or instrument or any court order which is binding upon any Loan Party or its property, do not constitute grounds for acceleration of any Indebtedness or obligation under any material agreement or instrument which is binding upon any Loan Party or its property, and do not require the consent of any Person. No Loan Party is required to obtain any government approval, consent, or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of any of the Loan Documents and, in the case of Holdings, the issuance of the Warrants and the Warrant Equity issuable upon exercise thereof. This Agreement and each of the other Loan Documents have been duly executed and delivered by, and are enforceable against, each of the Loan Party Obligors who have signed them, in accordance with their respective terms. Section 1(f) of the Perfection Certificate sets forth the ownership of each Borrower and its Subsidiaries and, as of the Closing Date, Holdings.

7.2. Names; Trade Names and Styles. The name of each Loan Party Obligor set forth on Section 1(b) of the Perfection Certificate is its correct and complete legal name as of the date hereof, and except as stated in Section 1(b) of the Perfection Certificate, and no Loan Party Obligor has used any other name at any time in the past five (5) years, or at any time will use any other name, in any tax filing made in any jurisdiction. Listed in Section 1(b) of the Perfection Certificate are all prior names used by each Loan Party Obligor at any time in the past five (5) years and all of the present and prior trade names used by any Loan Party Obligor at any time in the past five (5) years. Borrower Representative shall give Agent at least thirty (30) days’ prior written notice (and will deliver an updated Section 1(b) of the Perfection Certificate to reflect the same) before it or any other Loan Party Obligor changes its legal name or does business under any other name.

7.3. Title to Collateral; Third Party Locations; Permitted Liens. Each Loan Party Obligor has, and at all times will continue to have, good and marketable title to all of the Collateral. The Collateral now is, and at all times will remain, free and clear of any and all Liens, except for Permitted Liens. Agent now has, and will at all times continue to have, a Requisite Priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and each Loan Party Obligor will at all times defend Agent and the Collateral against all claims of others. None of the Collateral which is Equipment is, or will at any time, be affixed to any real property in such a manner, or with such intent, as to become a fixture. Except for leases or subleases as to which Borrowers have delivered to Agent a landlord’s waiver in form and substance reasonably satisfactory to Agent (unless waived by Agent in its sole discretion), no Loan Party Obligor is or will be a lessee or sublessee under any real property lease or sublease. Except for warehouses as to which Borrowers have delivered to Agent a warehouseman’s waiver in form and substance reasonably satisfactory to Agent (unless waived by Agent in its sole discretion), no Loan Party Obligor is or will at any time be a bailor of any Goods at any warehouse or otherwise. Prior to causing or permitting any Collateral to at any time be located upon premises in which any third party (including any landlord, warehouseman, or otherwise) has an interest, Borrower Representative shall notify Agent and the applicable Loan Party Obligor shall cause each such third party to execute and deliver to Agent, in form and substance reasonably acceptable to Agent, such waivers, collateral access agreements, and subordinations as Agent shall specify, so as to, among other things, ensure that Agent’s rights in the Collateral are, and will at all times continue to be, superior to the rights of any such third party and that Agent has access to such Collateral. Each applicable Loan Party Obligor will keep at all times in full force and effect, and will comply at all times with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

7.4. Accounts and Chattel Paper. All Accounts owned by any Loan Party Obligor, and all Chattel Paper owned by any Loan Party Obligor, are genuine and in all respects what they purport to be, arise out of a completed, bona fide and unconditional and non-contingent sale and delivery of goods or rendition of services by a Borrower in the Ordinary Course of Business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, each Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to such Accounts and Chattel Paper were executed, and the transactions giving rise to such Accounts and Chattel Paper comply with all applicable laws and governmental rules and regulations.

7.5. Electronic Chattel Paper. To the extent that any Loan Party Obligor obtains or maintains any Electronic Chattel Paper, such Loan Party Obligor shall at all times create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (a) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided below, unalterable, (b) the authoritative copy identifies Agent as the assignee of the record or records, (c) the authoritative copy is communicated to and maintained by Agent or its designated custodian, (d) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Agent, (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

7.6. Capitalization; Investment Property.

(a) No Loan Party, directly or indirectly, owns, or shall at any time own, any capital stock or other equity interests of any other Person except as set forth in Sections 1(f) and 1(g) of the Perfection Certificate, which Sections list all Investment Property owned by each Loan Party Obligor.

(b) None of the Pledged Equity has been issued or otherwise transferred in violation of the Securities Act, or other applicable laws of any jurisdiction to which such issuance or transfer may be subject. The Pledged Equity pledged by each Loan Party Obligor hereunder constitutes all of the issued and outstanding equity interests of each Issuer owned by such Loan Party Obligor.

(c) All of the Pledged Equity has been duly and validly issued and is fully paid and non-assessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. There are no outstanding options, warrants or similar agreements, documents, or instruments with respect to any of the Pledged Equity.

(d) Each Loan Party Obligor has caused each Issuer to amend or otherwise modify its Governing Documents, books, records, and related agreements, documents and instruments, as applicable, to reflect the rights and interests of Agent hereunder, and to the extent required to enable and empower Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Equity and other Investment Property.

(e) Each Loan Party Obligor will take any and all actions required or requested by Agent, from time to time, to (i) cause Agent to obtain control of any Investment Property in a manner reasonably acceptable to Agent and (ii) obtain from any Issuers and such other Persons as Agent shall specify, for the benefit of Agent, written confirmation of Agent’s control over such Investment Property and take such other actions as Agent may request to perfect Agent’s security interest in any Investment Property. For purposes of this Section 7.6, Agent shall have control of Investment Property if (A) pursuant to Section 5.2, such Investment Property consists of certificated securities and the applicable Loan Party Obligor delivers such certificated securities to Agent (with all appropriate endorsements), (B) such Investment Property consists of uncertificated securities and either (x) the applicable Loan Party Obligor delivers such uncertificated securities to Agent or (y) the Issuer thereof agrees, pursuant to documentation in form and substance reasonably satisfactory to Agent, that it will comply with instructions originated by Agent without further consent by the applicable Loan Party Obligor and (C) such Investment Property consists of security entitlements and either (x) Agent becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance reasonably satisfactory to Agent, that it will comply with entitlement orders originated by Agent without further consent by the applicable Loan Party Obligor. Each Loan Party Obligor that is a limited liability company or a partnership hereby represents and warrants that it has not, and at no time will, elect pursuant to the provisions of Section 8-103 of the UCC to provide that its equity interests are securities governed by Article 8 of the UCC. The requirements of this Section 7.6(e) are subject to Section 5.5.

(f) No Loan Party owns, or has any present intention of acquiring, any “margin security” or any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System (herein called “margin security” and “margin stock”). None of the proceeds of the Loans or the Warrants will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a “purpose credit” within the meaning of said Regulations T, U or X, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, or any rules or regulations promulgated under such statutes.

(g) No Loan Party Obligor shall vote to enable, or take any other action to cause or to permit, any Issuer to issue any equity interests of any nature, or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer.

(h) No Loan Party Obligor shall take, or fail to take, any action that would in any manner impair the value or the enforceability of Agent’s Lien on any of the Investment Property, or any of Agent’s rights or remedies under this Agreement or any other Loan Document with respect to any of the Investment Property.

(i) In the case of any Loan Party Obligor which is an Issuer, such Issuer agrees that the terms of Section 11.3(g)(iii) shall apply to such Loan Party Obligor with respect to all actions that may be required of it pursuant to such Section 11.3(g)(iii) regarding the Investment Property issued by it.

(j) Each Loan Party Obligor has made all capital contributions heretofore required to be made to the respective Issuer in respect of any Investment Property constituting limited liability company interests and no additional capital contributions are required to be made in respect of the respective limited liability company interests.

7.7. Commercial Tort Claims. No Loan Party Obligor has any Commercial Tort Claims pending other than those listed in Section 2 of the Perfection Certificate, and each Loan Party Obligor shall promptly (but in any case, no later than five (5) Business Days thereafter) notify Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party. Such notice shall constitute such Loan Party Obligor’s authorization to amend such Section 2 to add such Commercial Tort Claim and shall automatically be deemed to amend such Section 2 to include such Commercial Tort Claim.

7.8. Jurisdiction of Organization; Location of Collateral. Sections 1(c) and 1(d) of the Perfection Certificate set forth (a) each place of business of each Loan Party Obligor (including its chief executive office), (b) all locations where all Inventory, Equipment, and other Collateral owned by each Loan Party Obligor is kept and (c) whether each such Collateral location and place of business (including each Loan Party Obligor’s chief executive office) is owned by a Loan Party or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as expressly indicated in Sections 1(c) and 1(d) of the Perfection Certificate. Each Loan Party Obligor will give Agent at least thirty (30) days’ prior written notice before changing its jurisdiction of organization, opening any additional place of business, changing its chief executive office or the location of its books and records, or moving any of the Collateral to a location other than one of the locations set forth in Sections 1(c) and 1(d) of the Perfection Certificate, and will execute and deliver all Financing Statements, landlord waivers, collateral access agreements, mortgages, and all other agreements, instruments and documents which Agent shall require in connection therewith prior to making such change, all in form and substance reasonably satisfactory to Agent. Without the prior written consent of Agent, no Loan Party Obligor will at any time (i) change its jurisdiction of organization or (ii) allow any Collateral to be located outside of the continental United States of America.

7.9. Financial Statements and Reports; Solvency.

(a) All financial statements delivered to Agent and Lenders by or on behalf of any Loan Party have been, and at all times will be, prepared in conformity with GAAP in all material respects (except to the extent that equity expenses are not reflected in interim financial statements) and completely and fairly reflect the financial condition of each Loan Party covered thereby, at the times and for the periods therein stated, in all material respects.

(b) As of the date hereof (after giving effect to the Loans to be made on the date hereof, and the consummation of the transactions contemplated hereby), and as of each other day that any Loan is made (after giving effect thereof), (i) the fair saleable value of all of the assets and properties of each Loan Party, individually, exceeds the aggregate liabilities and Indebtedness of each such Loan Party (including contingent liabilities), (ii) each Loan Party, individually, is solvent and able to pay its debts as they come due, (iii) each Loan Party, individually, has sufficient capital to carry on its business as now conducted and as proposed to be conducted, (iv) no Loan Party is contemplating either the liquidation of all or any substantial portion of its assets or property, or the filing of any petition under any state, federal, or other bankruptcy or insolvency law and (v) no Loan Party has knowledge of any Person contemplating the filing of any such petition against any Loan Party.

7.10. Tax Returns and Payments; Pension Contributions. Each Loan Party has timely filed all tax returns and reports required by applicable law, has timely paid all applicable Taxes, assessments, deposits and contributions owing by such Loan Party and will timely pay all such items in the future as they became due and payable. Each Loan Party may, however, defer payment of any contested taxes; provided, that such Loan Party (a) in good faith contests its obligation to pay such Taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Agent in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to keep the contested taxes from becoming a Lien upon any of the Collateral and (d) maintains adequate reserves therefor in conformity with GAAP. No Loan Party is aware of any claims or adjustments proposed for any prior tax years that could result in additional taxes becoming due and payable by any Loan Party. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status. There are no pending or, to the best knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $100,000 of any Loan Party. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in liabilities individually or in the aggregate of any Loan Party in excess of $100,000. No ERISA Event has occurred, and no Loan Party is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, in each case that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $100,000. Each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, in each case except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $100,000. As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is sixty percent (60%) or higher and no Loan Party knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the most recent valuation date. No Loan Party or any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $100,000. No Loan Party or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $100,000. No Pension Plan has been terminated by the plan administrator thereof or by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan, except as could not reasonably be expected to result in liabilities individually or in the aggregate to the Loan Parties in excess of $100,000.

7.11. Compliance with Laws; Intellectual Property; Licenses.

(a) Each Loan Party has complied, and will continue at all times to comply, in all material respects with all provisions of all applicable laws and regulations, including those relating to the ownership of real or personal property, the conduct and licensing of each Loan Party’s business, the payment and withholding of Taxes, ERISA and other employee matters, and safety and environmental matters.

(b) No Loan Party has received written notice of default or violation, or is in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other Governmental Authority relating to any aspect of any Loan Party’s business, affairs, properties or assets. No Loan Party has received written notice of or been charged with, or is, to the knowledge of any Loan Party, under investigation with respect to, any violation in any material respect of any provision of any applicable law.

(c) No Loan Party Obligor owns any Intellectual Property, except as set forth in Section 4 of the Perfection Certificate. Except as set forth in Section 4 of the Perfection Certificate, none of the Intellectual Property owned by any Loan Party Obligor is the subject of any licensing or franchise agreement pursuant to which such Loan Party Obligor is the licensor or franchisor. Each Loan Party Obligor shall promptly (but in any event within thirty (30) days thereafter) notify Agent in writing of any additional Intellectual Property rights acquired or arising after the Closing Date and shall submit to Agent a supplement to Section 4 of the Perfection Certificate to reflect such additional rights; provided, that such Loan Party Obligor’s failure to do so shall not impair Agent’s security interest therein. Each Loan Party Obligor shall execute a separate security agreement granting Agent a security interest in such Intellectual Property (whether owned on the Closing Date or thereafter), in form and substance reasonably acceptable to Agent and suitable for registering such security interest in such Intellectual Property with the United States Patent and Trademark Office and/or United States Copyright Office, as applicable; provided, that such Loan Party Obligor’s failure to do so shall not impair Agent’s security interest therein. Each Loan Party owns or has, and will at all times continue to own or have, the valid right to use all material patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other Intellectual Property used, marketed and sold in such Loan Party’s business, and each Loan Party is in compliance, and will continue at all times to comply, in all material respects with all licenses, user agreements and other such agreements regarding the use of Intellectual Property. No Loan Party has any knowledge that, or has received any notice claiming that, any of such Intellectual Property infringes upon or violates the rights of any other Person.

(d) Each Loan Party has and will continue at all times to have, all federal, state, local and other licenses and permits required to be maintained in connection with such Loan Party’s business operations, and all such licenses and permits are valid and in full force and effect. Each Loan Party has, and will continue at all times to have, complied with the requirements of such licenses and permits in all material respects, and has received no written notice of any pending or threatened proceedings for the suspension, termination, revocation or limitation thereof. No Loan Party is aware of any facts or conditions that could reasonably be expected to cause or permit any of such licenses or permits to be voided, revoked or withdrawn.

7.12. Litigation. Section 1(e) of the Perfection Certificate discloses all claims, proceedings, litigation or investigations pending or (to the best of each Loan Party Obligor’s knowledge) threatened against any Loan Party as of the Closing Date. There is no claim, suit, litigation, proceeding or investigation pending or (to the best of each Loan Party Obligor’s knowledge) threatened by or against or affecting any Loan Party in any court or before any Governmental Authority (or any basis therefor known to any Loan Party Obligor) which may result, either separately or in the aggregate, in liability in excess of $100,000 for the Loan Parties, in any Material Adverse Effect, or in any material impairment in the ability of any Loan Party to carry on its business in substantially the same manner as it is now being conducted.

7.13. Use of Proceeds. All proceeds of all Loans shall be used by Borrowers solely (a) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby, and (b) for Borrowers’ working capital purposes. All proceeds of all Loans and Warrants will be used solely for lawful business purposes.

7.14. Insurance.

(a) Each Loan Party will at all times carry property, liability and other insurance, with insurers reasonably acceptable to Agent, in such form and amounts, and with such deductibles and other provisions, as Agent shall reasonably require, but in any event, in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which such Loan Party operates, and each Borrower will provide Agent with evidence reasonably satisfactory to Agent that such insurance is, at all times, in full force and effect. A true and complete listing of such insurance as of the Closing Date, including issuers, coverages and deductibles, is set forth in Section 5 of the Perfection Certificate. Each property insurance policy shall name Agent as lender loss payee and shall contain a lender’s loss payable endorsement, each liability insurance policy shall name Agent as an additional insured, and each business interruption insurance policy shall be collaterally assigned to Agent, all in form and substance reasonably satisfactory to Agent. All policies of insurance shall provide that they may not be cancelled or changed without at least thirty (30) days’ (or, with respect to nonpayment of premiums, ten (10) days’) prior written notice to Agent, and shall otherwise be in form and substance reasonably satisfactory to Agent. Borrower Representative shall advise Agent promptly of any policy cancellation, non-renewal, reduction, or material amendment with respect to any insurance policies maintained by any Loan Party or any receipt by any Loan Party of any notice from any insurance carrier regarding any intended or threatened cancellation, non-renewal, reduction or material amendment of any of such policies, and Borrower Representative shall promptly deliver to Agent copies of all notices and related documentation received by any Loan Party in connection with the same.

(b) Borrower Representative shall deliver to Agent no later than fifteen (15) days prior to the expiration of any then current insurance policies, insurance certificates evidencing renewal of all such insurance policies required by this Section 7.14. Borrower Representative shall deliver to Agent, upon Agent’s request, certificates evidencing such insurance coverage in such form as Agent shall specify.

(c) IF ANY LOAN PARTY AT ANY TIME OR TIMES HEREAFTER SHALL FAIL TO OBTAIN OR MAINTAIN ANY OF THE POLICIES OF INSURANCE REQUIRED ABOVE (AND PROVIDE EVIDENCE THEREOF TO AGENT) OR TO PAY ANY PREMIUM RELATING THERETO, THEN AGENT, WITHOUT WAIVING OR RELEASING ANY OBLIGATION OR DEFAULT BY ANY BORROWER HEREUNDER, MAY (BUT SHALL BE UNDER NO OBLIGATION TO) OBTAIN AND MAINTAIN SUCH POLICIES OF INSURANCE AND PAY SUCH PREMIUMS AND TAKE SUCH OTHER ACTIONS WITH RESPECT THERETO AS AGENT DEEMS ADVISABLE UPON NOTICE TO BORROWER REPRESENTATIVE. SUCH INSURANCE, IF OBTAINED BY AGENT, MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY’S INTERESTS OR PAY ANY CLAIM MADE BY OR AGAINST ANY LOAN PARTY WITH RESPECT TO THE COLLATERAL. SUCH INSURANCE MAY BE MORE EXPENSIVE THAN THE COST OF INSURANCE ANY LOAN PARTY MAY BE ABLE TO OBTAIN ON ITS OWN AND MAY BE CANCELLED ONLY UPON THE APPLICABLE LOAN PARTY PROVIDING EVIDENCE THAT IT HAS OBTAINED THE INSURANCE AS REQUIRED ABOVE. ALL SUMS DISBURSED BY AGENT IN CONNECTION WITH ANY SUCH ACTIONS, INCLUDING COURT COSTS, EXPENSES, OTHER CHARGES RELATING THERETO AND REASONABLE INTERNAL AND EXTERNAL ATTORNEY COSTS, SHALL CONSTITUTE LOANS HEREUNDER, SHALL BE PAYABLE ON DEMAND BY BORROWERS TO AGENT AND, UNTIL PAID, SHALL BEAR INTEREST AT THE HIGHEST RATE THEN APPLICABLE TO LOANS HEREUNDER.

7.15. Financial, Collateral and Other Reporting / Notices. Each Loan Party has kept, and will at all times keep, adequate records and books of account with respect to its business activities and the Collateral in which proper entries are made in accordance with GAAP reflecting all its financial transactions (except for the amortization of liquidated damages which is presented in sales and marketing for internal purposes and to the extent that equity expenses are not reflected in interim financial statements). Each Loan Party Obligor will cause to be prepared and furnished to Agent, in each case in a form and in such detail as is acceptable to Agent the following items:

(a) Annual Financial Statements. Not later than one hundred twenty (120) days after the close of each Fiscal Year, unqualified, audited financial statements of each Loan Party as of the end of such Fiscal Year, including balance sheet, income statement, and statement of cash flow for such Fiscal Year, in each case on a consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrowers but acceptable to Agent, together with a copy of any management letter issued in connection therewith. Concurrently with the delivery of such financial statements, Borrower Representative shall deliver to Agent a Compliance Certificate, indicating whether (i) Borrowers are in compliance with each of the covenants specified in Section 9, and setting forth a detailed calculation of such covenants and (ii) any Default or Event of Default is then in existence;

(b) Interim Financial Statements. Not later than thirty (30) days after the end of each month hereafter, including the last month of each Fiscal Year, unaudited interim financial statements, in Excel format or in the same or similar format provided to the Term Loan Agent under the Term Loan Agreement, if applicable, of each Loan Party for, and as of the end of, such month and of the portion of such Fiscal Year then elapsed, including balance sheet, income statement, statement of cash flow, and results of their respective operations during such month and the then elapsed portion of the Fiscal Year, together with comparative figures for the same periods in the immediately preceding Fiscal Year, in each case on a consolidated and consolidating basis, certified by the principal financial officer of Borrower Representative as prepared in accordance with GAAP and fairly presenting the consolidated financial position and results of operations (including management discussion and analysis of such results) of each Loan Party for such month and period subject only to changes from ordinary course year-end audit adjustments and except that such statements need not contain footnotes. Concurrently with the delivery of such financial statements, Borrower Representative shall deliver to Agent a Compliance Certificate, indicating whether (i) Borrowers are in compliance with each of the covenants specified in Section 9, and setting forth a detailed calculation of such covenants, and (ii) any Default or Event of Default is then in existence;

(c) Collateral Reports / Insurance Certificates / Perfection Certificates / Other Items. The items described on Annex I hereto by the respective dates set forth therein.

(d) Projections, Etc. Not later than ten (10) days prior to the end of each Fiscal Year, monthly business projections for the following Fiscal Year for the Loan Parties on a consolidated and consolidating basis, which projections shall include for each such period ABL Borrowing Base and Term Loan Borrowing Base projections, profit and loss projections, balance sheet projections, income statement projections and cash flow projections;

(e) Shareholder Reports, Etc. Promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which each Loan Party has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which any Loan Party files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or any national securities exchange;

(f) ERISA Reports. Copies of any annual report to be filed pursuant to the requirements of ERISA in connection with each Plan subject thereto promptly upon request by Agent and in addition, each Loan Party shall promptly notify Agent upon having knowledge of any ERISA Event; and

(g) Tax Returns. Each federal and state income tax return filed by any Loan Party or Other Obligor promptly (but in no event later than ten (10) days following the filing of such return), together with such supporting documentation as is supplied to the applicable tax authority with such return and proof of payment of any amounts owing with respect to such return.

(h) Notification of Certain Changes. Promptly (and in no case later than the earlier of (i) three (3) Business Days after the occurrence of any of the following and (ii) such other date that such information is required to be delivered pursuant to this Agreement or any other Loan Document) notification to Agent in writing of (A) the occurrence of any Default or Event of Default, (B) the occurrence of any event that has had, or may have, a Material Adverse Effect, (C) any change in any Loan Party’s officers or directors, (D) any investigation, action, suit, proceeding or claim (or any material development with respect to any existing investigation, action, suit, proceeding or claim) relating to any Loan Party, any officer or director of a Loan Party (in his or her capacity as an officer or director of a Loan Party), the Collateral or which may result in a Material Adverse Effect, (E) any material loss or damage to the Collateral, (F) any event or the existence of any circumstance that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect, any Default, or any Event of Default, or which would make any representation or warranty previously made by any Loan Party to Agent untrue in any material respect or constitute a material breach if such representation or warranty was then being made, (G) any actual or alleged breaches of any Material Contract or termination or threat to terminate any Material Contract or any material amendment to or modification of a Material Contract, or the execution of any new Material Contract by any Loan Party and (H) any change in any Loan Party’s certified independent accountant. In the event of each such notice under this Section 7.15(h), Borrower Representative shall give notice to Agent of the action or actions that each Loan Party has taken, is taking, or proposes to take with respect to the event or events giving rise to such notice obligation.

(i) Amendments to ABL Loan Documents or Term Loan Documents. Promptly following the occurrence of such event, any amendment, waiver, supplement, or other modification of any ABL Loan Document or any Term Loan Document (in each case, accompanied by a true, correct and complete copy thereof).

(j) Other Information. Promptly upon request, such other data and information (financial and otherwise) as Agent, from time to time, may reasonably request, bearing upon or related to the Collateral or each Loan Party’s and each Other Obligor’s business or financial condition or results of operations;

(k) Notices Under Material Contracts. Promptly upon any delivery to Loan Party or any of their Subsidiaries of any material notices under any Material Contract (including any notice of default or termination or intent to terminate), a written statement describing such event, with copies of such amendments, notices or new contracts (if applicable), delivered to Agent, and a description of any actions being taken pursuant thereto;

(l) Use of Proceeds. Annually, in conjunction with the delivery of the audited financial statements under Section 7.15(a), written statements sufficient to allow Agent and Lenders to (i) determine the continuing eligibility of the Loan Parties (within the meaning of the SBA Regulations) and (ii) verify the use of the proceeds of the Loans under this Agreement by the Borrowers. In addition to any other rights granted hereunder, the Loan Parties shall grant Agent the Lenders and the SBA access to their books and records for the purpose of verifying the use of such proceeds and verifying the certifications made by the Loan Parties in SBA Forms 480, 652 and 1031; and

(m) Economic Impact Information. Promptly after the end of each fiscal year, a written assessment of the economic impact of the Lenders’ investment in the Loan Parties, specifying the full-time equivalent jobs created or retained in connection with the Loans, the impact of the Lenders’ financing on the revenues and profits of the Loan Parties and on Taxes paid by Loan Parties and their employees.

7.16. Litigation Cooperation. Should any third-party suit, regulatory action, or any other judicial, administrative, or similar proceeding be instituted by or against Agent or any Lender with respect to any Collateral or in any manner relating to any Loan Party, this Agreement, any other Loan Document or the transactions contemplated hereby, each Loan Party Obligor shall, without expense to Agent or any Lender, make available each Loan Party, such Loan Party’s officers, employees and agents, and any Loan Party’s books and records, without charge, but only to the extent that Agent or such Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding, subject in all events to confidentiality obligations owed to third-parties and preservation of the lawyer-client privilege between a Loan Party and its attorneys.

7.17. Maintenance of Collateral, Etc. Each Loan Party Obligor will maintain all of the Collateral in good working condition, ordinary wear and tear excepted, and no Loan Party Obligor will use the Collateral for any unlawful purpose.

7.18. Material Contracts. Except as expressly disclosed in Section 1(h) of the Perfection Certificate as of the Closing Date, no Loan Party is (a) a party to any contract which has had or could reasonably be expected to have a Material Adverse Effect or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (x) any contract to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in liabilities in excess of $100,000 or (y) any Material Contract. Except for the contracts and other agreements listed in Section 1(h) of the Perfection Certificate, no Loan Party is party, as of the Closing Date, to any (i) employment agreements covering the management of any Loan Party, (ii) collective bargaining agreements or other labor agreements covering any employees of any Loan Party, (iii) agreements for managerial, consulting or similar services to which any Loan Party is a party or by which it is bound, (iv) agreements regarding any Loan Party, its assets or operations or any investment therein to which any of its equity holders is a party, (v) patent licenses, trademark licenses, copyright licenses or other lease or license agreements to which any Loan Party is a party, either as lessor or lessee, or as licensor or licensee, (vi) distribution, marketing or supply agreements to which any Loan Party is a party, (vii) customer agreements to which any Loan Party is a party (in each case with respect to any contract of the type described in the preceding clauses (i), (iii), (iv), (v), (vi) and (vii) requiring payments by or to any Loan Party of more than $2,500,000 in the aggregate in any Fiscal Year), (viii) partnership agreements to which any Loan Party is a partner, limited liability company agreements to which any Loan Party is a member or manager, or joint venture agreements to which any Loan Party is a party, (ix) real estate leases, (x) [reserved] or (xi) any other contract to which any Loan Party is a party, in each case with respect to this clause (xi) the breach, nonperformance or cancellation of which, could reasonably be expected to have a Material Adverse Effect (each such contract and agreement, described in the preceding clauses (i) to (xi), a “Material Contract”). The Material Contracts listed in the Perfection Certificate are in full force and effect and there are no events of defaults thereunder or any event which with notice or passage of time, or both, would constitute an event of default thereunder.

7.19. No Default. No Default or Event of Default has occurred and is continuing.

7.20. No Material Adverse Change. Since December 31, 2020 there has been no material adverse change in the condition (financial or otherwise), business, operations, or properties of any Loan Party or any Other Obligor.

7.21. Full Disclosure. Excluding projections and other forward-looking information, pro forma financial information and information of a general economic or industry nature, no report, notice, certificate, information or other statement delivered or made (including, in electronic form) by or on behalf of any Loan Party, any Other Obligor or any of their respective Affiliates to Agent or any Lender in connection with this Agreement or any other Loan Document contains or will at any time contain any untrue statement of a material fact, or omits or will at any time omit to state any material fact necessary to make any statements contained herein or therein not misleading. Except for matters of a general economic or political nature which do not affect any Loan Party or any Other Obligor uniquely, there is no fact presently known to any Loan Party Obligor which has not been disclosed to Agent, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Any projections and other forward-looking information and pro forma financial information contained in such materials were prepared in good faith based upon assumptions that were believed by such Loan Party to be reasonable at the time prepared and at the time furnished in light of conditions and facts then known (it being recognized that such projections and other forward-looking information and pro forma financial information are not to be viewed as facts and that actual results during the period or periods covered by any such projections or information may differ from the projected results, and such differences may be material).

7.22. Sensitive Payments. No Loan Party (a) has made or will at any time make any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the applicable laws of the United States or the jurisdiction in which made or any other applicable jurisdiction, (b) has established or maintained or will at any time establish or maintain any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) has made or will at any time make any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment or (d) has engaged in or will at any time engage in any “trading with the enemy” or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar applicable laws, rules or regulations.

7.23. Holdings. Holdings does not and shall not at any time (a) engage in any business activities other than serving as a passive holding company for each applicable Loan Party, (b) have any material assets other than the outstanding shares of equity interests issued by each applicable Loan Party, (c) have any Subsidiaries other than the other Loan Party Obligors or (d) have any material liabilities other than the Obligations, the ABL Obligations and the Term Loan Obligations.

7.24. Subordinated Debt.

(a) Borrower Representative has furnished Agent a true, correct and complete copy of each of the Subordinated Debt Documents. No statement or representation made in any of the Subordinated Debt Documents by any Borrower or any other Loan Party or, to any Borrower Representative’s knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading in any material respect as of the time that such statement or representation is made. Each of the representations and warranties of the Loan Parties set forth in each of the Subordinated Debt Documents are true and correct in all material respects. No portion of the Subordinated Debt is, or at any time shall be, (i) secured by any assets of any of the Loan Parties or any other Person or any equity issued by any of the Loan Parties or any other Person or (ii) guarantied by any Person (except to the extent expressly permitted by the applicable Subordinated Debt Subordination Agreement).

(b) The provisions of each Subordinated Debt Subordination Agreement are enforceable against each holder of the applicable Subordinated Debt. Each Borrower and each other Loan Party Obligor acknowledges that Agent is entering into this Agreement and extending credit and making the Loans in reliance upon this Section 7.24. All Obligations constitute senior Indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Debt Documents.

7.25. Access to Collateral, Books and Records. At reasonable times, Agent and its representatives or agents shall have the right to inspect the Collateral and to examine and copy each Loan Party’s books and records. Each Loan Party Obligor agrees to give Agent access to any or all of such Loan Party Obligor’s, and each of its Subsidiaries’, premises to enable Agent to conduct such inspections and examinations. Such inspections and examinations shall be at Borrowers’ expense. Agent may, at Borrowers’ expense, use each Loan Party’s personnel, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent Agent, in its sole discretion, deems appropriate. Each Loan Party Obligor hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Agent, at Borrowers’ expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Loan Parties; provided, however, that in no event shall this constitute or be construed as a waiver of attorney-client privilege.

7.26. Appraisals. Each Loan Party Obligor will permit Agent and each of its representatives or agents to conduct appraisals and valuations of the Collateral at such times and intervals as Agent may designate (including any appraisals that may be required to comply with FIRREA). Such appraisals and valuations shall be at Borrowers’ expense.

7.27. Lender Meetings. Upon the request of any Agent or the Required Lenders (which request, so long as no Event of Default shall have occurred and be continuing, shall not be made more than once during each fiscal quarter), participate in a telephonic meeting with the Agents and the Lenders at such time as may be agreed to by Borrower Representative and such Agent or the Required Lenders.

7.28. Interrelated Businesses. Loan Parties make up a related organization of various entities constituting a single economic and business enterprise so that Loan Parties share an identity of interests such that any benefit received by any one of them benefits the others. From time to time each of the Loan Parties may render services to or for the benefit of the other Loan Parties, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Loan Parties (including inter alia, the payment by such Loan Parties of creditors of the other Loan Parties and guarantees by such Loan Parties of indebtedness of the other Loan Parties and provides administrative, marketing, payroll and management services to or for the benefit of the other Loan Parties). Loan Parties have the same centralized accounting and legal services, certain common officers and directors and generally do not provide stand-alone consolidating financial statements to creditors.

7.29. Post-Closing Matters. Loan Party Obligors shall complete each of the post-closing obligations and/or provide to Agent each of the documents, instruments, agreements and information listed on Annex III attached hereto, on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance reasonably satisfactory to Agent.

7.30. ABL Obligations and Term Loan Obligations.

(a) Borrowers have furnished Agent a true, correct and complete copy of each of the ABL Loan Documents. The Liens securing the ABL Obligations and the guarantees of the ABL Obligations shall, in each case, be subject to the terms of the Subordination Agreement.

(b) Borrowers have furnished Agent a true, correct and complete copy of each of the Term Loan Documents. The Liens securing the Term Loan Obligations and the guarantees of the Term Loan Obligations shall, in each case, be subject to the terms of the Subordination Agreement.

(c) Borrowers and each other Loan Party Obligor acknowledge that Agent and Lenders are entering into this Agreement and extending credit and making the Loans in reliance upon the Subordination Agreement and this Section 7.30.

7.31. Warrants.

(a) The Warrant Equity issuable upon exercise of the Warrants have been duly and validly reserved for issuance upon such exercise and, when issued and delivered against payment therefor as provided therein, will be duly authorized, validly issued, fully paid and non-assessable and not subject to any pre-emptive rights and not subject to further assessment or charge by Holdings and will be subject to no Liens in respect of the issuance thereof.

(b) Neither Holdings nor any representative thereof has, directly or indirectly, offered any of the Warrants or the Warrant Equity or any security similar to the Warrants or the Warrant Equity for sale to, or solicited any offers to buy any of the Warrants or the Warrant Equity or any security similar to the Warrants or the Warrant Equity from, or otherwise approached or negotiated with respect thereto with, any Persons other than the Lenders, and neither Holdings nor any representative thereof has taken or will take any action which would subject the issuance or sale of any of the Warrants or the Warrant Equity to the provisions of Section 5 of the Securities Act or violate the provisions of any securities or Blue Sky laws of any applicable jurisdiction. Neither Holdings nor any Person acting on its behalf has directly or indirectly offered or sold (or will directly or indirectly offer or sell) the Warrants or the Warrant Equity by any form of general solicitation or general advertising (including any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or any broadcast over television or radio or any seminar or meeting whose attendees have been invited by any form of general solicitation or general advertising).

8. NEGATIVE COVENANTS. No Loan Party Obligor shall, and no Loan Party Obligor shall permit any other Loan Party to:

(a) Merge with or into another Person, Divide, or consolidate with another Person, form any new Subsidiary including by any Division thereof, or acquire any interest in any Person other than a Permitted Acquisition;

(b) acquire all or a material portion of the assets or the business of any Person other than a Permitted Acquisition;

(c) acquire any assets except in the Ordinary Course of Business and as otherwise expressly permitted by this Agreement other than a Permitted Acquisition;

(d) substantially change the nature of the business in which it is presently engaged or enter into any transaction outside the Ordinary Course of Business that is not expressly permitted by this Agreement;

(e) sell, lease, assign, transfer, return, liquidate, or dispose of any Collateral or other assets with an aggregate value in excess of $120,000 in any calendar month, except that each Loan Party may (i) sell finished goods Inventory in the Ordinary Course of Business and (ii) dispose of worn-out or surplus Equipment to the extent that such Equipment is exchanged for credit against the purchase price of similar replacement Equipment or the proceeds of such disposition are promptly applied to the purchase price of such replacement Equipment;

(f) make any loans to, or investments in, any Affiliate or other Person in the form of money or other assets; provided, that (i) Borrowers may make loans to and investments in its wholly-owned domestic Subsidiaries that are Loan Party Obligors and (ii) Holdings may make investments in Borrowers;

(g) incur any Indebtedness other than the Obligations and Permitted Indebtedness;

(h) create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever or authorize under the UCC of any jurisdiction a Financing Statement naming the Loan Party as debtor, or execute any security agreement authorizing any secured party thereunder to file such Financing Statement, other than in favor of Agent to secure the Obligations, on any of its assets whether now or hereafter owned, other than Permitted Liens;

(i) authorize, enter into, or execute any agreement giving a Secured Party control of a Deposit Account as contemplated by Section 9-104 of the UCC other than (i) in favor of Agent to secure the Obligations, (ii) in favor of ABL Agent to secure the ABL Obligations, subject to the terms of the Subordination Agreement, and (iii) in favor of Term Loan Agent to secure the Term Loan Obligations, subject to the terms of the Subordination Agreement;

(j) enter into any covenant or other agreement that restricts or is intended to restrict it from pledging or granting a security interest in, mortgaging, assigning, encumbering or otherwise creating a Lien on any of its property, whether, real or personal, tangible or intangible, existing or hereafter acquired, in favor of Agent;

(k) guaranty or otherwise become liable with respect to the obligations (other than (i) the Obligations, (ii) the ABL Obligations, subject to the terms of the Subordination Agreement, and (iii) the Term Loan Obligations, subject to the terms of the Subordination Agreement) of another Person;

(l) pay or distribute any dividends or other distributions on any Loan Party’s stock or other equity interest (except for dividends payable solely in capital stock or other equity interests of such Loan Party and dividends and distributions to Borrowers from a Loan Party Obligor); provided, that notwithstanding the foregoing, Borrowers may declare and accrue any distribution or dividend for members or shareholders; provided further that so long as no Default or Event of Default exists or would result therefrom, to the extent Holdings is treated as a flow-through entity for federal income tax purposes, the Loan Parties may make Permitted Tax Distributions;

(m) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Loan Party’s capital stock or other equity interests, except for redemptions of (i) “Incentive Units” (as defined in Holdings’ Governing Documents) in an aggregate amount, for all such redemptions after the Closing Date, not to exceed $300,000, or (ii) any other “Units” (as defined in Holdings’ Governing Documents) so long as no Default or Event of Default exists or would result therefrom and solely to the extent such redemptions are financed with the proceeds of equity interests of Holdings or Subordinated Debt permitted under clause (e) of the definition of Permitted Indebtedness;

(n) [Reserved];

(o) dissolve or elect to dissolve;

(p) engage, directly or indirectly, in a business other than the business which is being conducted on the date hereof, wind up its business operations or cease substantially all, or any material portion, of its normal business operations, or suffer any material disruption, interruption or discontinuance of a material portion of its normal business operations;

(q) pay any principal or other amount on any Indebtedness, the payment of which is contractually subordinated to the Obligations in violation of the applicable subordination or intercreditor agreement;

(r) enter into any transaction with an Affiliate other than on arms-length terms disclosed to Agent in writing;

(s) change its jurisdiction of organization or enter into any transaction which has the effect of changing its jurisdiction of organization except as provided for in Section 7.8;

(t) agree, consent, permit or otherwise undertake to amend or otherwise modify any of the terms or provisions of any Loan Party’s Governing Documents, except for such amendments or other modifications required by applicable law or that are not materially adverse to Agent and Lenders, and then, only to the extent such amendments or other modifications are fully disclosed in writing to Agent no less than five (5) Business Days prior to being effectuated;

(u) enter into or assume any agreement prohibiting the creation or assumption of any Lien to secure the Obligations upon its properties or assets, whether now owned or hereafter acquired, except in connection with any document or instrument governing Liens permitted pursuant to clause (a) of the definition of Permitted Liens provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien;

(v) create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any such Person (i) to pay or make any dividends or distributions to any Borrower (other than pursuant to any Loan Documents, ABL Loan Documents or Term Loan Documents), (ii) to pay any of the Obligations, or (iii) to make loans or advances or to transfer any of its property or assets to any Borrower (other than pursuant to any Loan Documents, ABL Loan Documents or Term Loan Documents);

(w) agree, consent, permit or otherwise undertake to amend or otherwise modify any of the terms or provisions of any Subordinated Debt Document in violation of the applicable Subordinated Debt Subordination Agreement;

(x) commit, or allow any Subsidiary or Affiliate to commit, a Regulatory Violation (as defined below). Upon the occurrence of a Regulatory Violation or in the event that Agent or any Lender determines that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it is entitled (whether under this Agreement or any other agreement, or otherwise), Agent and each Lender shall have the right, to the extent required under SBA Regulations, to demand in writing that the Borrowers cure such Regulatory Violation, and if such Regulatory Violation cannot be cured in a timely manner, demand the immediate repayment of the outstanding principal balance of the Loans, together with any accrued and unpaid interest, and any other amounts due and payable hereunder, by delivering written notice of such demand to the Borrowers. The Borrowers shall pay such sum by a cashier’s or certified check or by wire transfer of immediately available funds to the Agent within thirty (30) days after Borrowers’ receipt of the demand notice. For purposes of this Agreement, “Regulatory Violation” means a change in the principal business activity of the Borrowers to an ineligible business activity (within the meaning of the SBA Regulations), if such change occurs within one year after the Closing Date; or

(y) issue securities to any Small Business Investment Company subsequent to the Closing Date if such issuance would cause any Lender to be deemed a member of an Investor Group in Control of Borrower, as those terms are defined in Title 13, Code of Federal Regulations §107.865, for a period of seven years from the date Control was initially acquired.

9. FINANCIAL COVENANT. The Loan Parties shall not make any Capital Expenditures if, after giving effect to such Capital Expenditures, the aggregate cost of all Capital Expenditures of the Loan Parties would exceed $18,000,000 during any Fiscal Year.

10. RELEASE, LIMITATION OF LIABILITY AND INDEMNITY.

10.1. Release. Each Borrower and each other Loan Party Obligor on behalf of itself and its successors, assigns, heirs and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender and any and all Participants and Affiliates, and their respective successors and assigns, and their respective directors, members, managers, officers, employees, attorneys and agents, including without limitation each Agent-Related Person, and any other Person affiliated with or representing Agent or any Lender (collectively, the “Released Parties”) of and from any and all liability, including all actual or potential claims, demands or causes of action of any kind, nature or description whatsoever, whether arising in law or equity or under contract or tort or under any state or federal law or otherwise, which any Borrower or any Loan Party or any of their successors, assigns or other legal representatives has had, now has or has made claim to have against any of the Released Parties for or by reason of any act, omission, matter, cause or thing whatsoever, including any liability arising from acts or omissions pertaining to the transactions contemplated by this Agreement and the other Loan Documents, whether based on errors of judgment or mistake of law or fact, from the beginning of time to and including the Closing Date, whether such claims, demands and causes of action are matured or known or unknown. Notwithstanding any provision in this Agreement to the contrary, this Section 10.1 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans. Such release is made on the date hereof and remade upon each request for a Loan by any Borrower.

10.2. Limitation of Liability. In no circumstance will any of the Released Parties be liable for lost profits or other special, punitive, or consequential damages. Notwithstanding any provision in this Agreement to the contrary, this Section 10.2 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

10.3. Indemnity.

(a) Each Loan Party Obligor hereby agrees to indemnify the Released Parties and hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including internal and external attorneys’ fees), of every nature, character and description, which the Released Parties may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement or any other Loan Documents or any of the Obligations, any Collateral relating thereto, any drafts thereunder and any errors or omissions relating thereto, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Agent or any Lender relating to any Loan Party or the Obligations (except any such amounts sustained or incurred solely as the result of the gross negligence or willful misconduct of such Released Parties, as finally determined by a court of competent jurisdiction). Notwithstanding any provision in this Agreement to the contrary, this Section 10.3 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

(b) To the extent that any Loan Party Obligor fails to pay any amount required to be paid by it to Agent (or any Released Party of Agent) under paragraph (a) above, each Lender severally agrees to pay to Agent (or such Released Party), such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that any such payment by the Lenders shall not relieve any Loan Party of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against Agent in its capacity as such.

11. EVENTS OF DEFAULT AND REMEDIES.

11.1. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a) Payment. If any Loan Party Obligor or any Other Obligor fails to pay to Agent, when due, any principal or interest payment or any other monetary Obligation required under this Agreement or any other Loan Document;

(b) Breaches of Representations and Warranties. If any warranty, representation, statement, report or certificate made or delivered to Agent or any Lender by or on behalf of any Loan Party or any Other Obligor is untrue or misleading in any material respect (except where such warranty or representation is already qualified by Material Adverse Effect, materiality, dollar thresholds or similar qualifications, in which case such warranty or representation shall be accurate in all respects);

(c) Breaches of Covenants.

(i) If any Loan Party or any Other Obligor defaults in the due observance or performance of any covenant, condition or agreement contained in Section 5.2, 6.1, 6.6, 6.7, 7.2 (limited to the last sentence of Section 7.2), 7.3, 7.7, 7.8, 7.11(c), 7.13, 7.14, 7.15, 7.24, 7.25, 7.29, 8 or 9; or

(ii) If any Loan Party or any Other Obligor defaults in the due observance or performance of any covenant, condition or agreement contained in any provision of this Agreement or any other Loan Document and not addressed in clauses Sections 11.1(a), (b) or (c)(i), and the continuance of such default unremedied for a period of ten (10) Business Days; provided, that such ten (10) Business Day grace period shall not be available for any default that is not reasonably capable of being cured within such period or for any intentional default;

(d) Judgment. If one or more judgments aggregating in excess of $120,000 is obtained against any Loan Party or any Other Obligor which remains unstayed for more than thirty (30) days or is enforced;

(e) Cross-Acceleration and Cross-Default. If either (x) any default occurs with respect to the ABL Obligations or the Term Loan Obligations and, as a result thereof, the holder of such ABL Obligations or Term Loan Obligations accelerates the maturity of any such Indebtedness or otherwise cause such Indebtedness to become due prior to the stated maturity thereof, or (y) any default occurs with respect to any Indebtedness (other than the ABL Obligations, the Term Loan Obligations, the Obligations or any Subordinated Debt) of any Loan Party or any Other Obligor if (i) such default shall consist of the failure to pay such Indebtedness when due (beyond any grace period), whether by acceleration or otherwise or (ii) the effect of such default is to permit the holder, with or without notice or lapse of time or both, to accelerate the maturity of any such Indebtedness or to cause such Indebtedness to become due prior to the stated maturity thereof (without regard to the existence of any subordination or intercreditor agreements);

(f) Death or Dissolution. The dissolution, death, termination of existence, insolvency or business failure or suspension or cessation of business as usual of any Loan Party or any Other Obligor (or of any general partner of any Loan Party or any Other Obligor if it is a partnership);

(g) Voluntary Bankruptcy or Similar Proceedings. If any Loan Party or any Other Obligor shall apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or be the subject of an order for relief under the Bankruptcy Code or under any bankruptcy or insolvency law of a foreign jurisdiction, or file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

(h) Involuntary Bankruptcy or Similar Proceedings. The commencement of an involuntary case or other proceeding against any Loan Party or any Other Obligor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or if an order for relief is entered against any Loan Party or any Other Obligor under any bankruptcy, insolvency or other similar applicable law as now or hereafter in effect; provided, that if such commencement of proceedings is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed within forty-five (45) days after the commencement of such proceedings, though Agent and Lenders shall have no obligation to make Loans during such forty-five (45) day period or, if earlier, until such proceedings are dismissed;

(i) Revocation or Termination of Guaranty or Security Documents. The actual or attempted revocation or termination of, or limitation or denial of liability under, any guaranty of any of the Obligations, or any security document securing any of the Obligations, by any Loan Party or Other Obligor;

(j) Subordinated Debt.

(i) A Default or Event of Default (as such terms are defined in the Subordinated Debt Documents) with respect to the Subordinated Debt or the occurrence of any condition or event that results in the Subordinated Debt becoming due prior to its scheduled maturity as of the Closing Date or permits any holder or holders of the Subordinated Debt or any trustee or agent on its or their behalf to cause the Subordinated Debt to become due, or require the prepayment, repurchase, redemption of defeasance thereof, prior to its scheduled maturity as of the Closing Date; or

(ii) If any Loan Party or Other Obligor makes any payment on account of any Indebtedness or obligation, the payment of which has been contractually subordinated to the Obligations other than payments which are not prohibited by the applicable subordination provisions pertaining thereto, or if any Person who has subordinated such Indebtedness or obligations attempts to limit or terminate any applicable subordination provisions pertaining thereto;

(k) Criminal Indictment or Proceedings. If there is any indictment of any Loan Party, any Loan Party’s officers, any Other Obligor or any Other Obligor’s officers under any criminal statute or commencement of criminal proceedings against any such Person;

(l) Change of Control. If (i) current equity owners as of the Closing Date collectively cease to, directly or indirectly, own and control at least 51% of the aggregate Voting Power represented by the issued and outstanding equity interests of Holdings on a fully diluted basis, (ii) such current equity owners as of the Closing Date collectively cease to possess the right to elect (through contract, ownership of voting securities or otherwise) at all times a majority of the board of directors (or similar governing body) of Holdings and to direct the management policies and decisions of Holdings, (iii) Holdings ceases to directly own and control one hundred percent (100%) of each class of the outstanding equity interests of Rubicon, CleanCo, Charter or International or (iv) Charter ceases to directly own and control one hundred percent (100%) of each class of the outstanding equity interests of RiverRoad (any event referred to in this clause (l), a “Change of Control”);

(m) Change of Management. If (i) Nate Morris ceases to be employed as, and actively perform the duties of, the chief executive officer of Holdings, or (ii) Christopher Spooner ceases to be employed as, and actively perform the duties of, the vice president of finance of Holdings, in each case unless a successor is appointed within ninety (90) days after the termination of such individual’s employment and such successor is reasonably satisfactory to Agent;

(n) Invalid Liens. If any Lien purported to be created by any Loan Document shall cease to be a valid perfected Requisite Priority Lien (subject only to any priority accorded by law to Permitted Liens) on any material portion of the Collateral, or any Loan Party or any Other Obligor shall assert in writing that any Lien purported to be created by any Loan Document is not a valid perfected Requisite Priority Lien (subject only to any priority accorded by law to Permitted Liens) on the assets or properties purported to be covered thereby; except to the extent arising from or related to a failure to file continuation statements in connection with any UCC Financing Statement;

(o) Termination of Loan Documents. If any of the Loan Documents shall cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto);

(p) Liquidation Sales. The determination by any Loan Party to employ an agent or other third party or otherwise engage any Person or solicit proposals for the engagement of any Person (i) in connection with the proposed liquidation all or a material portion of its assets, or (ii) to conduct any so-called liquidation or “Going-Out-Of-Business” sales;

(q) Loss of Collateral. The (i) uninsured loss, theft, damage or destruction of any of the Collateral, (ii) the insured loss, theft, damage or destruction of any of the Collateral in an amount in excess of $120,000 in the aggregate for all such events during any Fiscal Year, or (iii) except as permitted hereby, the sale, lease or furnishing under a contract of service of, any of the Collateral.

(r) Plans. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $120,000, (ii) the existence of any Lien under Section 430(k) or Section 6321 of the Code or Section 303(k) or Section 4068 of ERISA on any assets of a Loan Party, or (iii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $120,000.

11.2. Remedies with Respect to Lending Commitments/Acceleration, Etc. Upon the occurrence and during the continuation of an Event of Default, Agent may (in its sole discretion), or at the direction of Required Lenders, shall, (a) terminate all or any portion of its commitment to lend to or extend credit to Borrowers under this Agreement and/or any other Loan Document, without prior notice to any Loan Party and/or (b) demand payment in full of all or any portion of the Obligations (whether or not payable on demand prior to such Event of Default), together with the Prepayment Premium and/or (c) take any and all other and further actions and avail itself of any and all rights and remedies available to Agent under this Agreement, any other Loan Document, under law or in equity. Notwithstanding the foregoing sentence, upon the occurrence of any Event of Default described in Section 11.1(g) or Section 11.1(h), without notice, demand or other action by Agent all of the Obligations (including the Prepayment Premium) shall immediately become due and payable whether or not payable on demand prior to such Event of Default.

11.3. Remedies with Respect to Collateral. Without limiting any rights or remedies Agent or any Lender may have pursuant to this Agreement, the other Loan Documents, under applicable law or otherwise, upon the occurrence and during the continuation of an Event of Default:

(a) Any and All Remedies. Agent may take any and all actions and avail itself of any and all rights and remedies available to Agent under this Agreement, any other Loan Document, under law or in equity, and the rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise.

(b) Collections; Modifications of Terms. Agent may, but shall be under no obligation to: (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to, or is subject to a security interest in favor of, Agent; (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any Collateral or Proceeds in its or any Loan Party Obligor’s name, and apply any such collections against the Obligations as Agent may elect; (iii) take control of any Collateral and any cash and non-cash Proceeds of any Collateral; (iv) enforce, compromise, extend, renew settle or discharge any rights or benefits of each Loan Party Obligor with respect to or in and to any Collateral, or deal with the Collateral as Agent may deem advisable; and (v) make any compromises, exchanges, substitutions or surrenders of Collateral Agent deems necessary or proper in its reasonable discretion, including extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to, consent of, or any other action of any Loan Party and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted to Agent under this Agreement or any other Loan Document.

(c) Insurance. Agent may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and each Loan Party Obligor’s name any checks or drafts constituting Proceeds of insurance. Any Proceeds of insurance received by Agent may be applied by Agent against payment of all or any portion of the Obligations as Agent may elect in its reasonable discretion.

(d) Possession and Assembly of Collateral. Agent may take possession of the Collateral and/or, without removal, render each Loan Party Obligor’s Equipment unusable. Upon Agent’s request, each Loan Party Obligor shall assemble the Collateral and make it available to Agent at one or more places designated by Agent.

(e) Set-off. Agent may and, without any notice to, consent of or any other action by any Loan Party (such notice, consent or other action being expressly waived), set-off or apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of Agent or any Affiliate of Agent and (ii) any Indebtedness at any time owing by Agent or any Affiliate of Agent or any Participant in the Loans to or for the credit or the account of any Loan Party Obligor to the repayment of the Obligations, irrespective of whether any demand for payment of the Obligations has been made.

(f) Disposition of Collateral.

(i) Sale, Lease, etc. of Collateral. Agent may, without demand, advertising or notice, all of which each Loan Party Obligor hereby waives (except as the same may be required by the UCC or other applicable law and is not waivable under the UCC or such other applicable law), at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as determined by Agent (provided such price and terms are commercially reasonable within the meaning of the UCC to the extent such sale or other disposition is subject to the UCC requirements that such sale or other disposition must be commercially reasonable), (A) sell, lease, license or otherwise dispose of any and all Collateral and/or (B) deliver and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral. Agent may sell, lease, license or otherwise dispose of any Collateral in its then-present condition or following any preparation or processing deemed necessary by Agent in its reasonable discretion. Agent may be the purchaser at any such public or private sale or other disposition of Collateral, and in such case Agent may make payment of all or any portion of the purchase price therefor by the application of all or any portion of the Obligations due to Agent to the purchase price payable in connection with such sale or disposition. Agent may, if it deems it reasonable, postpone or adjourn any sale or other disposition of any Collateral from time to time by an announcement at the time and place of the sale or disposition to be so postponed or adjourned without being required to give a new notice of sale or disposition; provided, that Agent shall provide the applicable Loan Party Obligor with written notice of the time and place of such postponed or adjourned sale or disposition. Each Loan Party Obligor hereby acknowledges and agrees that Agent’s compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any sale, lease, license or other disposition of such Collateral.

(ii) Deficiency. Each Loan Party Obligor shall remain liable for all amounts of the Obligations remaining unpaid as a result of any deficiency of the Proceeds of the sale, lease, license or other disposition of Collateral after such Proceeds are applied to the Obligations as provided in this Agreement.

(iii) Warranties; Sales on Credit. Agent may sell, lease, license or otherwise dispose of the Collateral without giving any warranties and may specifically disclaim any and all warranties, including but not limited to warranties of title, possession, merchantability and fitness. Each Loan Party Obligor hereby acknowledges and agrees that Agent’s disclaimer of any and all warranties in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any such disposition of the Collateral. If Agent sells, leases, licenses or otherwise disposes of any of the Collateral on credit, Borrowers will be credited only with payments actually made in cash by the recipient of such Collateral and received by Agent and applied to the Obligations. If any Person fails to pay for Collateral acquired pursuant this Section 11.3(f) on credit, Agent may re-offer the Collateral for sale, lease, license or other disposition.

(g) Investment Property; Voting and Other Rights; Irrevocable Proxy.

(i) All rights of each Loan Party Obligor to exercise any of the voting and other consensual rights which it would otherwise be entitled to exercise in accordance with the terms hereof with respect to any Investment Property, and to receive any dividends, payments, and other distributions which it would otherwise be authorized to receive and retain in accordance with the terms hereof with respect to any Investment Property, shall immediately, at the election of Agent (without requiring any notice) cease, and all such rights shall thereupon become vested solely in Agent, and Agent (personally or through an agent) shall thereupon be solely authorized and empowered, without notice, to (A) transfer and register in its name, or in the name of its nominee, the whole or any part of the Investment Property, it being acknowledged by each Loan Party Obligor that any such transfer and registration may be effected by Agent through its irrevocable appointment as attorney-in-fact pursuant to Section 11.3(g)(ii) and Section 6.4, (B) exchange certificates or instruments representing or evidencing Investment Property for certificates or instruments of smaller or larger denominations, (C) exercise the voting and all other rights as a holder with respect to all or any portion of the Investment Property (including all economic rights, all control rights, authority and powers, and all status rights of each Loan Party Obligor as a member or as a shareholder (as applicable) of the Issuer), (D) collect and receive all dividends and other payments and distributions made thereon, (E) notify the parties obligated on any Investment Property to make payment to Agent of any amounts due or to become due thereunder, (F) endorse instruments in the name of each Loan Party Obligor to allow collection of any Investment Property, (G) enforce collection of any of the Investment Property by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (H) consummate any sales of Investment Property or exercise any other rights as set forth in Section 11.3(f), (I) otherwise act with respect to the Investment Property as though Agent was the outright owner thereof and (J) exercise any other rights or remedies Agent may have under the UCC, other applicable law or otherwise.

(ii) EACH LOAN PARTY OBLIGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS AGENT AS ITS PROXY AND ATTORNEY-IN-FACT FOR SUCH LOAN PARTY OBLIGOR WITH RESPECT TO ALL OF EACH SUCH LOAN PARTY OBLIGOR’S INVESTMENT PROPERTY WITH THE RIGHT, DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE, TO TAKE ANY OF THE FOLLOWING ACTIONS: (A) TRANSFER AND REGISTER IN AGENT’S NAME, OR IN THE NAME OF ITS NOMINEE, THE WHOLE OR ANY PART OF THE INVESTMENT PROPERTY, (B) VOTE THE PLEDGED EQUITY, WITH FULL POWER OF SUBSTITUTION TO DO SO, (C) RECEIVE AND COLLECT ANY DIVIDEND OR ANY OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF, OR IN EXCHANGE FOR, THE INVESTMENT PROPERTY OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO ANY LOAN PARTY OBLIGOR FOR THE SAME, (D) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES, AND REMEDIES (INCLUDING ALL ECONOMIC RIGHTS, ALL CONTROL RIGHTS, AUTHORITY AND POWERS, AND ALL STATUS RIGHTS OF EACH LOAN PARTY OBLIGOR AS A MEMBER OR AS A SHAREHOLDER (AS APPLICABLE) OF THE ISSUER) TO WHICH A HOLDER OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE PLEDGED EQUITY, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR SHAREHOLDERS, CALLING SPECIAL MEETINGS OF MEMBERS OR SHAREHOLDERS, AND VOTING AT SUCH MEETINGS), AND (E) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH AGENT MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THE APPOINTMENT OF AGENT AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL (x) ALL OF THE OBLIGATIONS HAVE BEEN INDEFEASIBLY PAID IN FULL IN CASH IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND (y) AGENT AND LENDERS HAVE NO FURTHER OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (IT BEING UNDERSTOOD AND AGREED THAT SUCH OBLIGATIONS WILL BE AUTOMATICALLY REINSTATED IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY AGENT OR ANY LENDER FOR ANY REASON WHATSOEVER, INCLUDING AS A PREFERENCE, FRAUDULENT CONVEYANCE, OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING ALL REASONABLE INTERNAL AND EXTERNAL ATTORNEYS’ FEES AND DISBURSEMENTS) INCURRED BY AGENT AND LENDERS IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL HEREBY BE DEEMED TO BE INCLUDED AS A PART OF THE OBLIGATIONS). SUCH APPOINTMENT OF AGENT AS PROXY AND AS ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN ANY GOVERNING DOCUMENTS OF ANY LOAN PARTY OBLIGOR, ANY ISSUER, OR OTHERWISE.

(iii) In order to further effect the foregoing transfer of rights in favor of Agent, during the continuance of an Event of Default, each Loan Party Obligor hereby authorizes and instructs each Issuer of Investment Property pledged by such Loan Party Obligor to comply with any instruction received by such Issuer from Agent without any other or further instruction from such Loan Party Obligor, and each Loan Party Obligor acknowledges and agrees that each Issuer shall be fully protected in so complying, and to pay any dividends, distributions, or other payments with respect to any of the Investment Property directly to Agent.

(iv) Upon exercise of the proxy set forth herein, all prior proxies given by any Loan Party Obligor with respect to any of the Pledged Equity or other Investment Property, other than to Agent, are hereby revoked, and no subsequent proxies, other than to Agent will be given with respect to any of the Pledged Equity or any of the other Investment Property unless Agent otherwise subsequently agrees in writing. Agent, as proxy, will be empowered and may exercise the irrevocable proxy to vote the Pledged Equity and the other Investment Property at any and all times during the existence of an Event of Default, including, at any meeting of shareholders or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith. To the fullest extent permitted by applicable law, Agent shall have no agency, fiduciary or other implied duties to any Loan Party Obligor, any Issuer, any Loan Party or any other Person when acting in its capacity as such proxy or attorney-in-fact. Each Loan Party Obligor hereby waives and releases any claims that it may otherwise have against Agent with respect to any breach, or alleged breach, of any such agency, fiduciary or other duty.

(v) Any transfer to Agent or its nominee, or registration in the name of Agent or its nominee, of the whole or any part of the Investment Property shall be made solely for purposes of effectuating voting or other consensual rights with respect to the Investment Property in accordance with the terms of this Agreement and is not intended to effectuate any transfer of ownership of any of the Investment Property. Notwithstanding the delivery by Agent of any instruction to any Issuer or any exercise by Agent of an irrevocable proxy or otherwise, Agent shall not be deemed the owner of, or assume any obligations or any liabilities whatsoever of the owner or holder of, any Investment Property unless and until Agent expressly accepts such obligations in a duly authorized and executed writing and agrees in writing to become bound by the applicable Governing Documents or otherwise becomes the owner thereof under applicable law (including through a sale as described in Section 11.3(f)). The execution and delivery of this Agreement shall not subject Agent to, or transfer or pass to Agent, or in any way affect or modify, the liability of any Loan Party Obligor under the Governing Documents of any Issuer or any related agreements, documents, or instruments or otherwise. In no event shall the execution and delivery of this Agreement by Agent, or the exercise by Agent of any rights hereunder or assigned hereby, constitute an assumption of any liability or obligation whatsoever of any Loan Party Obligor to, under, or in connection with any of the Governing Documents of any Issuer or any related agreements, documents, or instruments or otherwise.

(vi) Compliance with the Securities Act as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect, as well as any applicable “Blue Sky” or other state securities laws, if applicable to the Collateral or the portion thereof being sold, may require strict limitations as to the manner in which the Agent or any subsequent transferee may dispose of the Collateral. With respect to any disposition as to which the Securities Act or analogous state securities laws is applicable, each Loan Party Obligor hereby waives any objection to sale in a compliant manner, and agrees that the Agent has no obligation to obtain the maximum possible price for the Collateral so long as the Agent proceeds in a commercially reasonable manner. Without limiting the generality of the foregoing, each Loan Party Obligor agrees that in conducting a disposition of the Collateral as to which the Securities Act or analogous state securities laws applies, Agent may seek to sell the Collateral by private placement, and may restrict bidders and prospective purchasers to those who are willing to represent that they are purchasing for investment only and not for distribution and who otherwise satisfy qualifications designed to ensure compliance with the Securities Act and analogous state securities laws and those that may be established in the Issuer’s Governing Documents. Each Loan Party Obligor acknowledges that in order to protect Agent’s interest, it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, including, without limitation, a public offering under the Securities Act. In order to address these potential compliance requirements, Agent may solicit offers to purchase the Collateral from a limited number of bidders reasonably believed by Agent to be institutional investors or accredited investors. If Agent solicits offers in a commercially reasonable manner, then acceptance by Agent of one or more of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral and Agent will not be responsible or liable for selling all or any portion of the Collateral at a price that Agent deems in good faith to be reasonable. Agent is under no obligation to delay a disposition of any portion of the Collateral that are securities under the Securities Act or applicable “Blue Sky” or other state securities law for the period of time necessary to permit any Loan Party Obligor or the Issuer to register the securities for public sale under the Securities Act or under applicable “Blue Sky” or other state securities laws, even if a Loan Party Obligor or the Issuer agrees to do so. In addition, to the extent not prohibited by applicable law, each Loan Party Obligor waives any right to prior notice (except to the extent expressly provided in this Agreement) or judicial hearing in connection with the taking possession or the disposition of any of the Collateral, including any right which Loan Party Obligor otherwise would have.

(vii) To the extent permitted under applicable law, Agent is not required to conduct any foreclosure sale of the Investment Property or any portion thereof.

(viii) Agent, at its option, may obtain the appointment of a receiver to take possession of the Investment Property and, at the option of Agent, a receiver may be empowered (i) to collect, receive and enforce all distributions, (ii) to exercise the rights of Agent as provided in this Agreement, (iii) to collect all other amounts owed to any Loan Party Obligor in respect of the Investment Property as and when due to any Loan Party Obligor, (iv) to otherwise collect, sell or dispose of the Investment Property, (v) to exercise all rights in and under the Investment Property; and (vi) to turn over all net proceeds to Agent. Each Loan Party Obligor irrevocably and unconditionally agrees that a receiver may be appointed by a court to take the actions listed above without regard to the adequacy of the security for the Obligations, and the actions of the receiver may be taken in the name of the receiver, any Loan Party Obligor or Agent.

(ix) Agent may elect to conduct a sale of an economic interest in any Investment Property constituting limited liability company interests that does not result in the purchaser being admitted as a substitute limited liability company member in the Issuer, and that any sale or dispositions made in good faith will be considered commercially reasonable, notwithstanding the possibility that a substantially higher price might be realized if the purchaser were able to be admitted as a substitute limited liability company member rather than the holder of only an economic interest in the Issuer.

(x) Agent may disclose to prospective purchasers all of the information relating to the Investment Property (and the applicable Issuer) that is in the Agent’s possession or otherwise available to the Agent.

(xi) Each Loan Party Obligor hereby authorizes and instructs their respective Issuer to comply with any instruction received by it from Agent in writing that (i) states that an Event of Default has occurred and is continuing and (ii) is otherwise in accordance with the terms of the provisions of this Agreement as to Investment Property, without any other or further instructions from the respective Loan Party Obligor, and such Loan Party Obligor agrees that Issuer be fully protected in so complying.

(h) Election of Remedies. Agent shall have the right in Agent’s sole discretion to determine which rights, security, Liens or remedies Agent may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of Agent’s other rights, security, Liens or remedies with respect to any Collateral or any of Agent’s rights or remedies under this Agreement or any other Loan Document.

(i) Agent’s Obligations. Each Loan Party Obligor agrees that Agent shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of any Loan Party Obligor or any other Person. Agent shall not be responsible to any Loan Party Obligor or any other Person for loss or damage resulting from Agent’s failure to enforce its Liens or collect any Collateral or Proceeds or any monies due or to become due under the Obligations or any other liability or obligation of any Loan Party Obligor to Agent.

(j) Waiver of Rights by Loan Party Obligors. Except as otherwise expressly provided for in this Agreement or by non-waivable applicable law, each Loan Party waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which any Loan Party Obligor may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (ii) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies and (iii) the benefit of all valuation, appraisal, marshaling and exemption laws. If any notice of a proposed sale or other disposition of any part of the Collateral is required under applicable law, each Loan Party Obligor agrees that ten (10) calendar days prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made is commercially reasonable.

12. LOAN GUARANTY.

12.1. Guaranty. Each Loan Party Obligor hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guaranties to Agent, for the ratable benefit of the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, all of the Obligations and all reasonable costs and expenses, including all court costs and reasonable attorneys’ and paralegals’ fees (including internal and external counsel and paralegals) and expenses of Agent or any Lender in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, any Borrower, any Loan Party Obligor or any Other Obligor of all or any part of the Obligations (and such costs and expenses paid or incurred shall be deemed to be included in the Obligations). Each Loan Party Obligor further agrees that the Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guaranty notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any branch or Affiliate of Agent that extended any portion of the Obligations.

12.2. Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Party Obligor waives any right to require Agent to sue or otherwise take action against any Borrower, any other Loan Party Obligor, any Other Obligor, or any other Person obligated for all or any part of the Obligations, or otherwise to enforce its payment against any Collateral securing all or any part of the Obligations.

12.3. No Discharge or Diminishment of Loan Guaranty.

(a) Except as otherwise expressly provided for herein, the obligations of each Loan Party Obligor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of all of the Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any Obligor; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any Obligor or their respective assets or any resulting release or discharge of any obligation of any Borrower or any Obligor; or (iv) the existence of any claim, setoff or other rights which any Loan Party Obligor may have at any time against any Borrower, any Obligor, Agent, or any other Person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Loan Party Obligor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Borrower or any Obligor of the Obligations or any part thereof.

(c) Further, the obligations of any Loan Party Obligor hereunder shall not be discharged or impaired or otherwise affected by: (i) the failure of Agent to assert any claim or demand or to enforce any remedy with respect to all or any part of the Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for all or any part of the Obligations or all or any part of any obligations of any Obligor; (iv) any action or failure to act by Agent with respect to any Collateral; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Party Obligor or that would otherwise operate as a discharge of any Loan Party Obligor as a matter of law or equity (other than the indefeasible payment in full in cash of all of the Obligations).

12.4. Defenses Waived. To the fullest extent permitted by applicable law, each Loan Party Obligor hereby waives any defense based on or arising out of any defense of any Loan Party Obligor or the unenforceability of all or any part of the Obligations from any cause, or the cessation from any cause of the liability of any Loan Party Obligor, other than the indefeasible payment in full in cash of all of the Obligations. Without limiting the generality of the foregoing, each Loan Party Obligor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any Obligor, or any other Person. Each Loan Party Obligor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any Obligor or exercise any other right or remedy available to it against any Borrower or any Obligor, without affecting or impairing in any way the liability of any Loan Party Obligor under this Loan Guaranty except to the extent the Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Party Obligor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Party Obligor against any Borrower or any Obligor or any security.

12.5. Rights of Subrogation. No Loan Party Obligor will assert any right, claim or cause of action, including a claim of subrogation, contribution or indemnification that it has against any Borrower or any Obligor, or any Collateral, until the Termination Date.

12.6. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or any other Person, or otherwise, each Loan Party Obligor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not Agent is in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Obligations shall nonetheless be payable by the Loan Party Obligors forthwith on demand by Agent. This Section 12.6 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

12.7. Information. Each Loan Party Obligor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each Loan Party Obligor assumes and incurs under this Loan Guaranty, and agrees that Agent shall not have any duty to advise any Loan Party Obligor of information known to it regarding those circumstances or risks.

12.8. Termination. To the maximum extent permitted by law, each Loan Party Obligor hereby waives any right to revoke this Loan Guaranty as to future Obligations. If such a revocation is effective notwithstanding the foregoing waiver, each Loan Party Obligor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms or other terms and conditions thereof), (c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Agent, (d) no payment by any Borrower, any other Loan Party Obligor, or from any other source, prior to the date of Agent’s receipt of written notice of such revocation shall reduce the maximum obligation of any Loan Party Obligor hereunder and (e) any payment, by any Borrower or from any source other than a Loan Party Obligor which has made such a revocation, made subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of any Loan Party Obligor hereunder.

12.9. Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Party Obligor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Party Obligor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Party Obligors, Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Party Obligor’s “Maximum Liability”). This Section 12.9 with respect to the Maximum Liability of each Loan Party Obligor is intended solely to preserve the rights of Agent and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Party Obligor or any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Party Obligor hereunder shall not be rendered voidable under applicable law. Each Loan Party Obligor agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Party Obligor without impairing this Loan Guaranty or affecting the rights and remedies of Agent hereunder; provided, that nothing in this sentence shall be construed to increase any Loan Party Obligor’s obligations hereunder beyond its Maximum Liability.

12.10. Contribution. In the event any Loan Party Obligor shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty (such Loan Party Obligor a “Paying Guarantor”), each other Loan Party Obligor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Payment Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Section 12.10, each Non-Paying Guarantor’s “Applicable Payment Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (x) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from any Borrower after the date hereof (whether by loan, capital infusion or by other means) to (y) the aggregate Maximum Liability of all Loan Party Obligors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Party Obligor, the aggregate amount of all monies received by such Loan Party Obligors from any Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Party Obligor’s several liability for the entire amount of the Obligations (up to such Loan Party Obligor’s Maximum Liability). Each of the Loan Party Obligors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of all of the Obligations. This provision is for the benefit of Agent and the Lenders and the Loan Party Obligors and may be enforced by any one, or more, or all of them, in accordance with the terms hereof.

12.11. Liability Cumulative. The liability of each Loan Party Obligor under this Section 12 is in addition to and shall be cumulative with all liabilities of each Loan Party Obligor to Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Party Obligor is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

13. PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES.

(a) Any and all payments by or on account of any obligation of the Loan Party Obligors hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable laws require the Loan Party Obligors to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(b) If any Loan Party Obligor shall be required by applicable law to withhold or deduct any Taxes from any payment, then (i) such Loan Party Obligor shall withhold or make such deductions as are required based upon the information and documentation it has received pursuant to subsection (e) below, (ii) such Loan Party Obligor shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable law and (iii) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Loan Party Obligors shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. As soon as practicable after any payment of Taxes by any Loan Party Obligor to a Governmental Authority pursuant to this Section, Borrower Representative shall deliver to Agent (or, upon request, such other Recipient), the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment of Taxes, a copy of any return required by applicable law to report such payment or other evidence of such payment reasonably satisfactory to Agent (or such other Recipient).

(c) Without limiting the provisions of subsections (a) and (b) above, the Loan Party Obligors shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.

(d) Without limiting the provisions of subsections (a) through (c) above, each Loan Party Obligor shall, and does hereby, on a joint and several basis, indemnify Agent, each Lender and each other Recipient (and their respective directors, officers, employees, affiliates and agents) and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or incurred by Agent, any Lender or any other Recipient on account of, or in connection with any Loan Document or a breach by a Loan Party Obligor thereof, and any penalties, interest and related expenses and losses arising therefrom or with respect thereto (including the fees, charges and disbursements of any internal or external counsel or other tax advisor for Agent, any Lender or any other Recipient (or their respective directors, officers, employees, affiliates, and agents)), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Borrower Representative shall be conclusive absent manifest error. Notwithstanding any provision in this Agreement to the contrary, this Section 13 shall remain operative even after the Termination Date and shall survive the payment in full of all of the Loans.

(e) Each Lender shall deliver to Borrower Representative and each Lender and each Participant shall deliver to Agent, at the time or times prescribed by applicable laws or as reasonably requested by Agent, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower Representative or Agent, as the case may be, to determine (x) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (y) if applicable, the required rate of withholding or deduction and (z) such Lender’s or Participant’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Recipient by the Loan Party Obligors pursuant to this Agreement or otherwise to establish such Recipient’s status for withholding tax purposes in the applicable jurisdiction; provided, that each Recipient shall only be required to deliver such documentation as it may legally provide. Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States:

(i) each Lender (or Participant) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Borrower Representative and Agent (or any Lender granting a participation as applicable) an executed original of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable law or reasonably requested by Borrower Representative or Agent (or Lender granting a participation) as will enable Borrower Representative or Agent (or Lender granting a participation) as the case may be, to determine whether or not such Lender (or Participant) is subject to backup withholding or information reporting requirements under the Code;

(ii) each Lender (or Participant) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Recipient”) shall deliver to Borrower Representative and Agent (or any Lender granting a participation in case the Non-U.S. Recipient is a Participant) on or prior to the date on which such Non-U.S. Person becomes a party to this Agreement or a Participant (and from time to time thereafter upon the reasonable request of Borrower Representative or Agent but only if such Non-U.S. Recipient is legally entitled to do so), whichever of the following is applicable: (A) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (B) executed originals of Internal Revenue Service Form W-8ECI; (C) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation; (D) each Non-U.S. Recipient claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, shall provide (x) a certificate to the effect that such Non-U.S. Recipient is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of Borrowers within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN; and/or (E) executed originals of any other form prescribed by applicable law (including FATCA) as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable law to permit Borrower Representative or Agent to determine the withholding or deduction required to be made. Each Non-U.S. Recipient shall promptly notify Borrower Representative and Agent (or any Lender granting a participation if the Non-U.S. Recipient is a Participant) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(f) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower Representative and Agent at the time or times prescribed by applicable laws and at such time or times reasonably requested by Borrower Representative or Agent such documentation prescribed by applicable laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Representative or Agent as may be necessary for Borrower Representative and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this subsection (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

14. AGENT

14.1. Appointment. Each of the Lenders hereby irrevocably appoints Agent as its agent and authorizes Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent, each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) make Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) act as collateral agent for Lenders for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein and execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (e) manage, supervise or otherwise deal with Collateral; (f) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (g) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents, (h) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, applicable law or otherwise, and all other determinations and decisions relating to ordinary course administration of the credit facilities contemplated hereunder; and (i) incur and pay such expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents, whether or not any Loan Party is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Documents or otherwise. The provisions of this Article are solely for the benefit of Agent and the Lenders, and the Loan Parties shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

14.2. Rights as a Lender. The Person serving as Agent hereunder, if it is a Lender, shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not Agent hereunder without notice to or consent of the other Lenders.

14.3. Duties and Obligations. Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders, and, (c) except as expressly set forth in the Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity. Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to Agent by a Borrower or a Lender, and Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to Agent. Agent shall be under no obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party.

14.4. Reliance. Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document, unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

14.5. Actions through Sub-Agents. Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by Agent. Agent may also perform its duties through employees and other Agent-Related Persons. Agent shall not be responsible for the negligence or misconduct of any sub-agent, employee or Agent Professional that it selects as long as such selection was made without gross negligence or willful misconduct. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Affiliates and other related parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the related parties of Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

14.6. Resignation. Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, Agent may resign at any time by notifying the Lenders and Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, in consultation with Borrower Representative, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of its appointment as Agent hereunder by its successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by Borrowers to a successor Agent shall be the same as those payable to its predecessor, unless otherwise agreed by Borrower Representative and such successor. Notwithstanding the foregoing, in the event no successor Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders and Borrower Representative, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Agent under any Loan Document for the benefit of the Lenders, the retiring Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Lenders and, in the case of any Collateral in the possession of Agent, shall continue to hold such Collateral, in each case until such time as a successor Agent is appointed and accepts such appointment in accordance with this paragraph (it being understood and agreed that the retiring Agent shall have no duly or obligation to take any further action under any Loan Document, including any action required to maintain the perfection of any such security interest), and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Agent for the account of any Person other than Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to Agent shall also directly be given or made to each Lender. Following the effectiveness of the Agent’s resignation from its capacity as such, the provisions of this Article, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective related parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent and in respect of the matters referred to in the proviso under clause (a) above.

14.7. Non-Reliance.

(a) Each Lender acknowledges and agrees that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their respective Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender further acknowledges the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon any Agent-Related Person, any arranger of this credit facility or any amendment thereto or any other Lender and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document, and all applicable laws relating to the transactions contemplated hereby, and made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon any Agent-Related Person, any arranger of this credit facility or any amendment thereto or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning any Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own credit analysis and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of any Borrower or any other Person party to a Loan Document and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges that Agent does not have any duty or responsibility, either initially or on a continuing to provide such Lender with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement.

(b) Each Lender hereby agrees that (i) it has requested a copy of each appraisal, audit or field examination report prepared by or on behalf of Agent; (ii) Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any such report or any of the information contained therein or any inaccuracy or omission contained in or relating to any such report and (B) shall not be liable for any information contained in any such report; (iii) such reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ officer certificates and Loan Documents provided hereunder and that Agent undertakes no obligation to update, correct or supplement such reports; (iv) it will keep all such reports confidential and strictly for its internal use, not share any such report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold Agent and any such other Person preparing any such report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any such report in connection with any extension of credit that the indemnifying Lender has made or may make to any Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold Agent and any such other Person preparing any such report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees of both internal and external counsel) of Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any such report through the indemnifying Lender.

14.8. Not Partners or Co-Venturers; Agent as Representative of the Secured Parties.

(a) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of Agent) authorized to act for, any other Lender. Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

(b) In its capacity, Agent is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the UCC. Each Lender authorizes Agent to enter into each of the Loan Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Lender (other than Agent) shall have the right individually to seek to realize upon the security granted by any Loan Document, it being understood and agreed that such rights and remedies may be exercised solely by Agent for the benefit of the Lenders upon the terms of the Loan Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Obligations, Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Lenders any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of Agent on behalf of the Lenders.

(c) Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the UCC can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions. Agent shall have no obligation whatsoever to any of the Lenders (i) to verify or assure that the Collateral exists or is owned by any Borrower or its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein,

14.9. Credit Bidding. The Loan Parties and the Lenders hereby irrevocably authorize Agent, during the continuance of an Event of Default and in exercise of remedies permitted under Section 12 of this Agreement or applicable law, based upon the instruction of the Required Lenders, to Credit Bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (and the Loan Parties shall approve Agent as a qualified bidder and such Credit Bid as qualified bid) at any sale thereof conducted by Agent, based upon the instruction of the Required Lenders, under any provisions of the UCC, as part of any sale or investor solicitation process conducted by any Loan Party, any interim receiver, receiver, receiver and manager, administrative receiver, trustee, agent or other Person pursuant or under any insolvency laws; provided, however, that (i) the Required Lenders may not direct Agent in any manner that does not treat each of the Lenders equally, without preference or discrimination, in respect of consideration received as a result of the Credit Bid, (ii) the acquisition documents shall be commercially reasonable and contain customary protections for minority holders such as among other things, anti-dilution and tag-along rights, (iii) the exchanged debt or equity securities must be freely transferable, without restriction (subject to applicable securities laws) and (iv) reasonable efforts shall be made to structure the acquisition in a manner that causes the governance documents pertaining thereto to not impose any obligations or liabilities upon the Lenders individually (such as indemnification obligations). Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such Credit Bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration. For purposes of the preceding sentence, the term “Credit Bid” shall mean, an offer submitted by Agent (on behalf of the Lender group), based upon the instruction of the Required Lenders, to acquire the property of any Loan Party or any portion thereof in exchange for and in full and final satisfaction of all or a portion (as determined by Agent, based upon the instruction of the Required Lenders) of the claims and Obligations under this Agreement and other Loan Documents.

14.10. Certain Collateral Matters. The Lenders irrevocably authorize Agent, at its option and in its discretion, (a) to release any Lien granted to or held by Agent under any Loan Document (i) upon payment in full of all Loans and all other obligations of Borrowers hereunder; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder (including the release of any guarantor); (iii) subject to Section 15.5 if approved, authorized or ratified in writing by the Required Lenders; or (iv) to the extent required under the terms of the Subordination Agreement; (b) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by clause (a) of the definition of Permitted Liens (it being understood that Agent may conclusively rely on a certificate from Borrower Representative in determining whether the Indebtedness secured by any such Lien is permitted hereunder); and (c) enter into and perform, or take any other actions in connection with, the Subordination Agreement and any Subordinated Debt Subordination Agreement. Each Lender hereby agrees, solely for the benefit of Agent, that it will be bound by and will take no actions contrary to the provisions of the Subordination Agreement or any Subordinated Debt Subordination Agreement. Upon request by Agent at any time, the Lenders will confirm in writing Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 14.10. Agent may, and at the direction of Required Lenders shall, give blockage notices in connection with any Subordinated Debt and each Lender hereby authorizes Agent to give such notices. Each Lender further agrees that it will not act unilaterally to deliver such notices.

14.11. Restriction on Actions by Lenders. Each Lender agrees that it shall not, without the express written consent of Agent, and shall, upon the written request of Agent (to the extent it is lawfully entitled to do so), set off against the Obligations, any amounts owing by such Lender to a Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken, any action, including the commencement of any legal or equitable proceedings to foreclose any loan or otherwise enforce any security interest in any of the Collateral or to enforce all or any part of this Agreement or the other Loan Documents. All Enforcement Actions under this Agreement and the other Loan Documents against the Loan Parties or any third party with respect to the Obligations or the Collateral may only be taken by Agent (at the direction of the Required Lenders or as otherwise permitted in this Agreement) or by its agents at the direction of Agent.

14.12. Expenses. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such reasonable out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by a Loan Party, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable share thereof. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any such costs or out of pocket expenses (including reasonable Agent Professional fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

14.13. Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent will promptly notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with this Agreement; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

14.14. Liability of Agent. None of the Agent-Related Persons shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any of their respective Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower, or any of their respective Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Borrower or their respective Subsidiaries.

15. GENERAL PROVISIONS.

15.1. Notices.

(a) Notice by Approved Electronic Communications. Agent and each of its Affiliates is authorized to transmit, post or otherwise make or communicate, in its sole discretion (but shall not be required to do so), by Approved Electronic Communications in connection with this Agreement or any other Loan Document and the transactions contemplated therein. All uses of Approved Electronic Communications shall be governed by and subject to, in addition to the terms of this Agreement, the separate terms, conditions and privacy policy posted or referenced in such system (or such terms, conditions and privacy policy as may be updated from time to time, including on such system) and any related contractual obligations executed by Agent and Loan Parties in connection with the use of such system. Each of the Loan Parties, the Lenders and Agent hereby acknowledges and agrees that the use of Approved Electronic Communications is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing Agent and each of its Affiliates to transmit Approved Electronic Communications. All Approved Electronic Communications shall be provided “as is” and “as available”. None of Agent or any of its Affiliates or related persons warrants the accuracy, adequacy or completeness of any electronic platform or electronic transmission and disclaims all liability for errors or omissions therein. No warranty of any kind is made by Agent or any of its Affiliates or related persons in connection with any electronic platform or electronic transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each Borrower and each other Loan Party executing this Agreement agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for any Approved Electronic Communication. No Approved Electronic Communications shall be denied legal effect merely because it is made electronically. Approved Electronic Communications that are not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such Approved Electronic Communication, an E-Signature, upon which Agent and the Loan Parties may rely and assume the authenticity thereof. Each Approved Electronic Communication containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original. Each E-Signature shall be deemed sufficient to satisfy any requirement for a “signature” and each Approved Electronic Communication shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to this Agreement, any other Loan Document, the UCC, the Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural law governing such subject matter. Each party or beneficiary hereto agrees not to contest the validity or enforceability of an Approved Electronic Communication or E-Signature under the provisions of any applicable law requiring certain documents to be in writing or signed; provided, that nothing herein shall limit such party’s or beneficiary’s right to contest whether an Approved Electronic Communication or E-Signature has been altered after transmission.

(b) All Other Notices. All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder, other than those approved for or required to be delivered by Approved Electronic Communications, shall be in writing and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or by email to the applicable party at its address or email address indicated below,

If to Agent:

Mizzen Capital, LP
488 Madison Avenue, 18th Floor
New York, New York 10022

with a copy to (which shall not constitute notice to Agent):

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, NY 10017

Attention: Todd E. Bowen

E-Mail: bowent@gtlaw.com

If to Borrower Representative, any Borrower or any other Loan Party:

Rubicon Global, LLC
950 East Paces Ferry Rd NE

Suite 1900

Atlanta, Georgia 30326
Attention: Michael Heller and Bill Meyer
Email: Michael.Heller@rubiconglobal.com and

Bill.Meyer@rubiconglobal.com

with a mandatory copy to:

Chamberlain Hrdlicka White Williams & Aughtry, P.C.

191 Peachtree Street, NE

46th Floor

Atlanta, Georgia 30303
Attention: Scott A. Augustine
Email: scott.augustine@chamberlainlaw.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party delivered as aforesaid. All such notices, requests, demands and other communications shall be deemed given (i) when personally delivered, (ii) three (3) Business Days after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), (iii) one (1) Business Day after being delivered to the overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender or (iv) when sent by email transmission to an email address designated by such addressee and the sender receives a confirmation of transmission.

15.2. Severability. If any provision of this Agreement or any other Loan Document is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement or such other Loan Document, as the situation may require, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.

15.3. Integration. This Agreement and the other Loan Documents represent the final, entire and complete agreement between each Loan Party party hereto and thereto and Agent and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which are merged and integrated into this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

15.4. Waivers. The failure of Agent and the Lenders at any time or times to require any Loan Party to strictly comply with any of the provisions of this Agreement or any other Loan Documents shall not waive or diminish any right of Agent later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Agent or its agents or employees, but only by a specific written waiver signed by an authorized officer of Agent and any necessary Lenders and delivered to Borrowers. Once an Event of Default shall have occurred, it shall be deemed to continue to exist and not be cured or waived unless specifically waived in writing by an authorized officer of Agent and Required Lenders and delivered to Borrowers. Each Loan Party Obligor waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, Instrument, Account, General Intangible, Document, Chattel Paper, Investment Property or guaranty at any time held by Agent on which such Loan Party Obligor is or may in any way be liable, and notice of any action taken by Agent, unless expressly required by this Agreement, and notice of acceptance hereof.

15.5. Amendments.

(a) No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, except to the extent set forth in Section 14.9 hereof, no amendment, modification, waiver or consent shall (i) extend or increase the Term Loan Commitment of any Lender without the written consent of such Lender, (ii) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby; or (iv) release any guarantor from its obligations under any Guaranty, other than as part of or in connection with any disposition permitted hereunder, or release or subordinate its liens on all or any substantial part of the Collateral granted under any of the other Loan Documents (except as permitted by Section 14.10), change the definition of Required Lenders, any provision of Section 6.2, any provision of this Section 15.4, the provisions of Section 14.9 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case set forth in this clause (v), the written consent of all Lenders. No provision of Section 14 or other provision of this Agreement affecting Agent in its capacity as such shall be amended, modified or waived without the consent of Agent. No provision of this Agreement affecting any Loan Party shall be amended or modified without the prior written consent of Borrower Representative.

(b) If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as Agent is not a Non-Consenting Lender, Agent and/or a Person or Persons reasonably acceptable to Agent shall have the right to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent and/or such Person or Persons, all of the Loans of such Non-Consenting Lenders for an amount equal to the principal balance of all such Loans held by such Non-Consenting Lenders and all accrued interest, fees, expenses and other amounts then due with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Assumption.

15.6. Time of Essence. Time is of the essence in the performance by each Loan Party Obligor of each and every obligation under this Agreement and the other Loan Documents.

15.7. Expenses, Fee and Costs Reimbursement. Each Borrower hereby agrees to promptly pay (a) all reasonable out of pocket costs and expenses of Agent (including the out of pocket fees, costs and expenses of internal and external legal counsel to, and appraisers, accountants, consultants and other professionals and advisors retained by or on behalf of, Agent) in connection with (i) all loan proposals and commitments pertaining to the transactions contemplated hereby (whether or not such transactions are consummated), (ii) the examination, review, due diligence investigation, documentation, negotiation, and closing of the transactions contemplated by the Loan Documents (whether or not such transactions are consummated), (iii) the creation, perfection and maintenance of Liens pursuant to the Loan Documents, (iv) the performance or enforcement by Agent of its rights and remedies under the Loan Documents (or determining whether or how to perform or enforce such rights and remedies), (v) the administration of the Loans (including usual and customary fees for wire transfers and other transfers or payments received by Agent on account of any of the Obligations) and Loan Documents, (vi) any amendments, modifications, consents and waivers to and/or under any and all Loan Documents (whether or not such amendments, modifications, consents or waivers are consummated), (vii) any periodic public record searches conducted by or at the request of Agent (including, title investigations and public records searches), pending litigation and tax lien searches and searches of applicable corporate, limited liability company, partnership and related records concerning the continued existence, organization and good standing of certain Persons), (viii) protecting, storing, insuring, handling, maintaining, auditing, examining, valuing or selling any Collateral, (ix) any litigation, dispute, suit or proceeding relating to any Loan Document and (x) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Loan Documents (it being agreed that (A) such costs and expenses may include the costs and expenses of workout consultants, investment bankers, financial consultants, appraisers, valuation firms and other professionals and advisors retained by or on behalf of Agent (B) each Lender shall also be entitled to reimbursement for all reasonable out of pocket costs and expense of the type described in this clause (x), provided that, to the extent of an actual or reasonably perceived conflict of interest, such reimbursement shall be limited to one additional counsel for the Lenders as a whole), and (b) without limiting the preceding clause (a), all reasonable out of pocket costs and expenses of Agent in connection with Agent’s reservation of funds in anticipation of the funding of the initial Loans to be made hereunder. Any fees, costs and expenses owing by any Borrower or other Loan Party Obligor hereunder shall be due and payable within three (3) days after written demand therefor.

15.8. Benefit of Agreement; Assignability. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of each Borrower, each other Loan Party Obligor party hereto, Agent and each Lender; provided, that neither each Borrower nor any other Loan Party Obligor may assign or transfer any of its rights under this Agreement without the prior written consent of Agent and each Lender, and any prohibited assignment shall be void. No consent by Agent or any Lender to any assignment shall release any Loan Party Obligor from its liability for any of the Obligations. Each Lender shall have the right to assign all or any of its rights and obligations under the Loan Documents to one or more other Persons in accordance with Section 15.9. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, a Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure any obligations of such Lender, including any pledge or grant to secure obligations to a Federal Reserve Bank.

15.9. Assignments.

(a) Any Lender may at any time assign to one or more Persons (any such Person, an “Assignee”) all or any portion of such Lender’s Loans, with the prior written consent of Agent and, so long as no Event of Default exists, Borrower Representative (which consents shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender (other than a Defaulting Lender) or an Affiliate of a Lender (other than an Affiliate of a Defaulting Lender) or an Approved Fund (other than an Approved Fund of a Defaulting Lender)). Except as Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the remaining Loans held by the assigning Lender (provided, that an assignment to a Lender, an Affiliate of a Lender or an Approved Fund shall not be subject to the foregoing minimum assignment limitations). The Loan Parties and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Agent shall have received and accepted an effective Assignment and Assumption executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500. Notwithstanding anything herein to the contrary, no assignment may be made to any equity holder of a Loan Party, any Affiliate of any equity holder of a Loan Party, any Loan Party, any holder of Subordinated Debt of a Loan Party, any holder of any Debt that is secured by liens or security interests that have been contractually subordinated to the liens and security interests securing the Obligations, or any Affiliate of any of the foregoing Persons without the prior written consent of Agent, which consent may be withheld in Agent’s sole discretion and, in any event, if granted, may be conditioned on such terms and conditions as Agent shall require in its sole discretion, including, without limitation, a limitation on the aggregate amount of Loans which may be held by such Person and/or its Affiliates and/or limitations on such Person’s and/or its Affiliates’ voting and consent rights and/or rights to attend Lender meetings or obtain information provided to other Lenders. Any attempted assignment not made in accordance with this Section 15.9 shall be null and void. Each Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower Representative has expressly objected to such assignment within five (5) Business Days after receipt of written notice thereof.

(b) From and after the date on which the conditions described in Section 15.9(a) above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to the applicable Assignment and Assumption, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to the applicable Assignment and Assumption, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment and Assumption, Borrowers shall execute and deliver to Agent for delivery to the Assignee (and, as applicable, the assigning Lender) a promissory note in the principal amount of the Assignee’s Term Loan (and, as applicable, a promissory note in the principal amount of the Term Loan retained by the assigning Lender). Upon receipt by Agent of such promissory note(s), the assigning Lender shall return to Borrowers any prior promissory note held by it.

(c) Agent shall, as a non-fiduciary agent of Borrowers, maintain a copy of each Assignment and Assumption delivered and accepted by it and register (the “Register”) for the recordation of names and addresses of the Lenders and principal and stated interest of each Loan owing to each Lender from time to time and whether such Lender is the original Lender or the Assignee. No assignment shall be effective unless and until the Assignment and Assumption is accepted and registered in the Register. All records of transfer of a Lender’s interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans. Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register. Each Lender granting a participation shall, as a non-fiduciary agent of the Borrowers, maintain a register containing information similar to that of the Register in a manner such that the loans hereunder are in “registered form” for the purposes of the Code. This Section shall be construed so that the Loans are at all times maintained in “registered form” for the purpose of the Code and any related regulations (and any successor provisions).

15.10. Participations. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, any Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, sell to one or more Persons participating interests in its Loans or other interests hereunder or under any other Loan Document (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder and under the other Loan Documents shall remain unchanged for all purposes, (b) Borrowers and such Lender shall continue to deal solely and directly with each other in connection with such Lender’s rights and obligations hereunder and under the other Loan Documents and (c) all amounts payable by Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender; provided, that a Participant shall be entitled to the benefits of Section 13 as if it were a Lender if Borrower Representative is notified of the Participation and the Participant complies with Section 13. Each Borrower agrees that if amounts outstanding under this Agreement or any other Loan Document are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, that such right of set-off shall not be exercised without the prior written consent of such Lender and shall be subject to the obligation of each Participant to share with such Lender its share thereof. Each Borrower also agrees that each Participant shall be entitled to the benefits of Section 15.9 as if it were a Lender. Notwithstanding the granting of any such participating interests, (i) Borrowers shall look solely to the applicable Lender for all purposes of this Agreement, the Loan Documents and the transactions contemplated hereby, (ii) Borrowers shall at all times have the right to rely upon any amendments, waivers or consents signed by the applicable Lender as being binding upon all of the Participants and (iii) all communications in respect of this Agreement and such transactions shall remain solely between Borrowers and the applicable Lender (exclusive of Participants) hereunder. If a Lender grants a participation hereunder, such Lender shall maintain, as a non-fiduciary agent of Borrowers, a register as to the participations granted and transferred under this Section containing the same information specified in Section 15.9 on the Register as if each Participant were a Lender to the extent required to cause the Loans to be in registered form for the purposes of Sections 163(F), 165(J), 871, 881, and 4701 of the Code.

15.11. Headings; Construction. Section and subsection headings are used in this Agreement only for convenience and do not affect the meanings of the provisions that they precede.

15.12. USA PATRIOT Act Notification. Agent hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it may be required to obtain, verify and record certain information and documentation that identifies such Person, which information may include the name and address of each such Person and such other information that will allow Agent to identify such Persons in accordance with the USA PATRIOT Act.

15.13. Counterparts; Fax/Email Signatures. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Agreement may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

15.14. GOVERNING LAW. THIS AGREEMENT, ALONG WITH ALL OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE IN SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AGREEMENT AND ALL SUCH OTHER LOAN DOCUMENTS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

15.15. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; CONSENT TO SERVICE OF PROCESS. ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS IN THE COUNTY OF COOK OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS OR IN ANY OTHER COURT (IN ANY JURISDICTION) SELECTED BY THE AGENT IN ITS SOLE DISCRETION, AND EACH BORROWER AND EACH OTHER LOAN PARTY OBLIGOR HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS. EACH BORROWER AND EACH OTHER LOAN PARTY OBLIGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND AMENDMENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER AND EACH OTHER LOAN PARTY OBLIGOR HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, AMENDMENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER AND EACH OTHER LOAN PARTY OBLIGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON ANY BORROWER OR ANY OTHER LOAN PARTY OBLIGOR AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER’S’ NOTICE ADDRESS (ON BEHALF OF BORROWERS OR SUCH LOAN PARTY OBLIGOR) SET FORTH IN SECTION 15.1 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAIL, OR, AT THE AGENT’S OPTION, BY SERVICE UPON ANY BORROWER OR ANY OTHER LOAN PARTY OBLIGOR IN ANY OTHER MANNER PROVIDED UNDER THE RULES OF ANY SUCH COURTS.

15.16. Publication. Each Borrower and each other Loan Party Obligor consents to the publication by Agent of a tombstone, press releases or similar advertising material relating to the financing transactions contemplated by this Agreement, and Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

15.17. Confidentiality. Agent and each Lender agree to use commercially reasonable efforts not to disclose Confidential Information to any Person without the prior consent of Borrower Representative; provided, that nothing herein contained shall limit any disclosure of the tax structure of the transactions contemplated hereby, or the disclosure of any information (a) to the extent required by applicable law, statute, rule, regulation or judicial process or in connection with the exercise of any right or remedy under any Loan Document, or as may be required in connection with the examination, audit or similar investigation of Agent or any of its Affiliates, (b) to examiners, auditors, accountants or any regulatory authority, (c) to the officers, partners, managers, directors, employees, agents and advisors (including independent auditors, lawyers and counsel) of Agent and each Lender or any of their respective Affiliates, (d) in connection with any litigation or dispute which relates to this Agreement or any other Loan Document to which Agent or any Lender is a party or is otherwise subject, (e) to a subsidiary or Affiliate of Agent or any Lender, (f) to any Assignee or Participant (or prospective Assignee or Participant) which agrees to be bound by this Section 15.17 and (g) to any lender or other funding source of Agent or any Lender (each reference to Agent and Lender in the foregoing clauses shall be deemed to include (i) the actual and prospective Assignees and Participants referred to in clause (f) and the lenders and other funding sources referred to in clause (g), as applicable for purposes of this Section 15.17), and further provided, that in no event shall Agent or any Lender be obligated or required to return any materials furnished by or on behalf of any Borrower or any other Loan Party or Obligor. The obligations of Agent and Lenders under this Section 15.17 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter or provision in respect of this financing or any other financing previously signed and delivered by Agent or any Lender to any Borrower or any of its Affiliates.

IN WITNESS WHEREOF, each Borrower, each other Loan Party Obligor party hereto, Agent and each Lender have signed this Agreement as of the date first set forth above.

Agent:

MIZZEN CAPITAL, LP

By:	MIZZEN CAPITAL GP, LLC,
its General Partner

By:	/s/ Marilyn S. Adler
	Name:	Marilyn S. Adler
	Its:	Managing Partner

Lenders:

MIZZEN CAPITAL, LP

By:	MIZZEN CAPITAL GP, LLC,
its General Partner

By:	/s/ Marilyn S. Adler
	Name:	Marilyn S. Adler
	Its:	Managing Partner

STAR STRONG CAPITAL LLC

By:	/s/ Spring Hollis
	Name:	Spring Hollis
	Its:	CEO

Loan Party Obligors:

RUBICON GLOBAL, LLC, as a Borrower and a Loan Party Obligor

By:	/s/ Nathaniel R. Morris
Name:	Nathaniel R. Morris
Its:	Chief Executive Officer

RIVERROAD WASTE SOLUTIONS, INC., as a Borrower and a Loan Party Obligor

By:	/s/ Marc Spiegel
Name:	Marc Spiegel
Its:	Chief Executive Officer

RUBICON TECHNOLOGIES, LLC, as a Loan Party Obligor

By:	/s/ Nathaniel R. Morris
Name:	Nathaniel R. Morris
Its:	Chief Executive Officer

CLEANCO LLC, as a Loan Party Obligor

By:	/s/ Nathaniel R. Morris
Name:	Nathaniel R. Morris
Its:	Chief Executive Officer

CHARTER WASTE MANAGEMENT, INC., as a Loan Party Obligor

By:	/s/ Marc Spiegel
Name:	Marc Spiegel
Its:	Chief Executive Officer

RUBICON TECHNOLOGIES INTERNATIONAL, INC., as a Loan Party Obligor

By:	/s/ Marc Spiegel
Name:	Marc Spiegel
Its:	Chief Executive Officer

SUBORDINATION AND INTERCREDITOR AGREEMENT

This SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of dated as of December 22, 2021, by and among (a) ECLIPSE BUSINESS CAPITAL LLC (f/k/a Encina Business Credit, LLC), a Delaware limited liability company, in its capacity as administrative agent (in such capacity, the “Revolving Agent”) for the Revolving Creditors referred to below, (b) PATHLIGHT CAPITAL LP, a Delaware limited partnership, in its capacity as administrative agent (in such capacity, the “Term Agent” and, together with the Revolving Agent, collectively, the “Senior Agents” and each, individually, a “Senior Agent”) for the Term Creditors referred to below, (c) MIZZEN CAPITAL, LP, a Delaware limited partnership, in its capacity as administrative agent (in such capacity, the “Subordinated Agent”) for the Subordinated Creditors referred to below, and (d) (i) RUBICON TECHNOLOGIES, LLC, a Delaware limited liability company (“Holdings”), (ii) RUBICON GLOBAL, LLC, a Delaware limited liability company (the “Company”) and (iii) each of Holdings’ other subsidiaries which are or may become signatories to this Agreement as Loan Parties (as hereinafter defined).

R E C I T A L S

A. Pursuant to that certain Loan and Security Agreement, dated as of December 14, 2018 (as amended, amended and restated, supplemented, replaced, renewed, refinanced, and otherwise in effect from time to time in accordance with the terms hereof, the “Revolving Loan Agreement”), among Holdings, the Company, and the other subsidiaries of Holdings from time to time party thereto as “Loan Party Obligors” (collectively, the “Revolving Debt Loan Parties”), the lenders from time to time party thereto (collectively, the “Revolving Lenders” and, together with the Revolving Agent and each other holder of Revolving Debt (as hereinafter defined), collectively, the “Revolving Creditors”) and the Revolving Agent, (a) the Revolving Lenders agreed to make loans and otherwise to extend credit to the Revolving Obligors and (b) the Revolving Obligors agreed to (i) guarantee the payment and performance of the Revolving Debt and (ii) grant to the Revolving Agent, for the benefit of the Revolving Creditors, Liens (as hereinafter defined) on substantially all of the assets of the Revolving Loan Parties to secure the Revolving Debt.

B. Pursuant to that certain Loan and Security Agreement, dated as of March 29, 2019 (as amended, amended and restated, supplemented, replaced, renewed, refinanced, and otherwise in effect from time to time in accordance with the terms hereof, the “Term Loan Agreement”), among Holdings, the Company, and the other subsidiaries of Holdings from time to time party thereto as “Loan Party Obligors” (collectively, the “Term Debt Loan Parties”), the lenders from time to time party thereto (collectively, the “Term Lenders”, and together with the Term Agent and each other holder of Term Debt (as hereinafter defined), collectively, the “Term Creditors” and, together with the Revolving Creditors, collectively, the “Senior Creditors”) and the Term Agent, (a) the Term Lenders agreed to make loans and otherwise to extend credit to the Term Debt Loan Parties and (b) the Term Debt Loan Parties agreed to (i) guarantee the payment and performance of the Term Debt and (ii) grant to the Term Agent, for the benefit of the Term Creditors, Liens on substantially all of the assets of the Term Debt Loan Parties to secure the Term Debt.

C. Pursuant to that certain Subordinated Loan and Security Agreement, dated as of December 22, 2021 (as amended, amended and restated, supplemented, replaced, renewed, refinanced, and otherwise in effect from time to time in accordance with the terms hereof, the “Subordinated Loan Agreement”), among Holdings, the Company, and the other subsidiaries of Holdings from time to time party thereto as “Loan Party Obligors” (collectively, the “Subordinated Debt Loan Parties”), the lenders from time to time party thereto (collectively, the “Subordinated Lenders”, and together with the Subordinated Agent and each other holder of Subordinated Debt (as hereinafter defined), collectively, the “Subordinated Creditors”) and the Subordinated Agent, (a) the Subordinated Lenders agreed to make loans and otherwise to extend credit to the Subordinated Loan Parties and (b) the Subordinated Loan Parties agreed to (i) guarantee the payment and performance of the Subordinated Debt and (ii) grant to the Subordinated Agent, for the benefit of the Subordinated Creditors, Liens on substantially all of the assets of the Subordinated Loan Parties to secure the Subordinated Debt.

D. As an inducement to and as one of the conditions precedent to the agreement of the Senior Agents and the other Senior Creditors to continue to make loans to and provide other financial accommodations for the account of the Loan Parties pursuant to the Revolving Loan Agreement and the Term Loan Agreement, as applicable, the Senior Agents and the Senior Creditors have required the execution and delivery of this Agreement, by the Loan Parties and by the Subordinated Agent (on behalf of the Subordinated Creditors), in order to set forth the agreement of the Senior Agents and the other Senior Creditors, on the one hand, and the Subordinated Agent and the other Subordinated Creditors, on the other hand, in respect of the relative priority in right payment of the Senior Debt and the Subordinated Debt and relative priority of Liens on the Collateral (as hereinafter defined) securing the Senior Debt and the Subordinated Debt, and certain other rights, priorities and interests as provided herein.

NOW, THEREFORE, in order to induce the Senior Agents and the other Senior Creditors to continue to make loans to and provide other financial accommodations for the account of the Loan Parties pursuant to the Revolving Loan Agreement and the Term Loan Agreement, as applicable, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used in this Agreement (including in the preamble and recitals hereto) and not otherwise defined in this Agreement shall have the meanings give to such terms in the Revolving Loan Agreement, as in effect on the date hereof. In addition, the following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

“Carve Out” shall mean, in connection with any Insolvency Proceeding, any carve out amount granted with respect to professional fees and expenses, court costs, filing fees, fees and costs of the Office of the United States Trustee, and other administrative claims, in each case, as granted by the court.

“Collateral” shall mean all assets, whether real, personal or mixed, or tangible or intangible now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted or purported to be granted to (a) the Revolving Agent or the Term Agent, together with all rents, issues, profits, products and proceeds thereof, under any of the Revolving Debt Documents or the Term Debt Documents, as applicable and (b) the Subordinated Agent, together with all rents, issues, profits, products and proceeds thereof, under any of the Subordinated Debt Documents.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“DIP Financing” shall have the meaning set forth in Section 2.2(c) hereof.

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“Distribution” shall mean, with respect to any indebtedness, obligation or security, (a) any voluntary or involuntary payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person or (c) the granting of any Lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property of any Person.

“EBITDA” means, with respect to Holdings and its consolidated Subsidiaries for any period, determined on a consolidated basis in accordance with GAAP, (a) the consolidated net income of Holdings and its consolidated Subsidiaries for such period determined in accordance with GAAP, plus (b) solely to the extent deducted in the calculation of consolidated net income of Holdings and its consolidated Subsidiaries for such period, the sum of, without duplication:

(i) the consolidated interest expense of Holdings and its consolidated Subsidiaries for such period;

(ii) the consolidated tax expense of Holdings and its consolidated Subsidiaries for such period; and

(iii) the consolidated depreciation and amortization expense of Holdings and its consolidated Subsidiaries for such period.

“Enforcement Action” shall mean, except as otherwise provided in the final sentence of this definition, (a) to take from or for the account of any of the Loan Parties, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Loan Parties with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Loan Party to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to exercise any put option or to cause any Loan Party to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document, (d) to notify account debtors or directly collect accounts receivable or other payment rights of any Loan Party or (e) to take any action under the provisions of any state or federal law, including, without limitation, the UCC, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any Collateral. For the avoidance of doubt, none of the following shall be deemed to constitute an Enforcement Action: (i) acceleration of the maturity of the Subordinated Debt, or (ii) the filing of a proof of claim in any Insolvency Proceeding or, to the extent permitted hereunder, seeking adequate protection in any Insolvency Proceeding. It is understood and agreed that the making and acceptance of any payment permitted to be made hereunder by the Loan Parties in respect of the Subordinated Debt shall not be deemed an Enforcement Action.

“Enforcement Expenses” shall mean, with respect to any Senior Debt, all reasonable and documented out-of-pocket costs and expenses at any time incurred by the Senior Agents and/or the other Senior Creditors in connection with its/their enforcement of rights or exercise of remedies under any of the Senior Debt Documents or applicable law to collect any of any Senior Debt, enforce any Liens of any Senior Agent and/or any of the other Senior Creditors securing any Senior Debt, or otherwise enforce any provisions of any of the Senior Debt Documents, or protect or preserve any of the Collateral or defend any Senior Agent’s and/or any other Senior Creditor’s Liens therein against the claims of third parties, including reasonable and documented legal fees of outside counsel, accounting fees, consulting fees, investment banking fees and any costs incurred in connection with the repossession, sorting, maintenance, preservation, protection, insurance, collection, preparation for sale, advertising for sale, selling, liquidation, or foreclosure upon all or any part of the Collateral and any amounts advanced for the payment of rent, taxes, or insurance or to satisfy any encumbrances upon any of the Collateral or to pay payroll, appraisal fees, auctioneer’s fees and commissions, and other similar costs of expenses.

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“Insolvency Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person, in each case under any Debtor Relief Laws. Unless otherwise specified herein, any reference herein to an Insolvency Proceeding shall mean an Insolvency Proceeding of a Loan Party.

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, security interest, charge, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale) or other title retention agreement, any capitalized lease, any synthetic lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of the foregoing.

“Liquidity” shall mean, at any time of determination, the result of (a) Excess Availability at such time, plus (b) the amount of Unrestricted Cash at such time, minus (c) the Minimum Excess Availability Amount at such time; provided, that, in the event that Holdings or any of its Subsidiaries shall receive cash proceeds from either (x) the issuance and sale of any equity interests of Holdings or any of its Subsidiaries or (y) the incurrence by Holdings or any of its Subsidiaries of any Subordinated Debt (any such proceeds are herein referred to as “Capital Raise Proceeds”), such Capital Raise Proceeds shall not constitute “Liquidity” hereunder to the extent that, substantially contemporaneously with the receipt of any such Capital Raise Proceeds, Holdings or any of its Subsidiaries shall apply such Capital Raise Proceeds to pay the purchase price payable in connection with a Permitted Acquisition.

“Loan Parties” shall mean the Senior Debt Loan Parties and the Subordinated Debt Loan Parties.

“Minimum Excess Availability Amount” shall mean the amount of Excess Availability required to be maintained by the Loan Parties pursuant to Section 9.2 of the Term Loan Agreement as in effect on the date hereof.

“Monthly Cash Burn Amount” means, with respect to any calendar month, an amount equal, without duplication, to (i) the EBITDA of Holdings and its consolidated Subsidiaries for such month, plus (ii) the consolidated corporate bonus accrual (discretionary and non-cash intrayear) of Holdings and its consolidated Subsidiaries for such month, plus (iii) the consolidated stock-based compensation expense of Holdings and its consolidated Subsidiaries for such month, plus (iv) the consolidated liquidated damages accrual of Holdings and its consolidated Subsidiaries for such month, minus (v) the aggregate amount of property and equipment purchases of Holdings and its consolidated Subsidiaries for such month, minus (vi) the aggregate amount of regularly scheduled cash principal and interest payments made in respect of any Indebtedness of Holdings and its consolidated Subsidiaries during such month; provided, that, (A) any aggregate cash consideration paid by the Loan Parties in respect of any Permitted Acquisition during such month shall be excluded from the calculation of Monthly Cash Burn Amount for such month and (B) in the event that the Monthly Cash Burn Amount with respect to any calendar month, as determined in accordance with the foregoing, shall be greater than zero, then, notwithstanding anything to the contrary set forth herein, the “Monthly Cash Burn Amount” for such calendar month shall be deemed to be equal to zero.

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“Payment in Full” or “Paid in Full” shall mean, with respect to the Revolving Debt or the Term Debt, as applicable, (a) the full and indefeasible payment thereof in cash and in immediately available funds (and not by any other Distribution, including Reorganization Securities or any other “indubitable equivalent”), including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed or allowable in such Insolvency Proceeding), other than unasserted contingent obligations, and the termination of all commitments to extend credit to the Loan Parties under the Revolving Debt Documents or the Term Debt Documents, as applicable, and (b) if such Revolving Debt or Term Debt, as applicable, is inchoate or contingent in nature (other than unasserted contingent obligations), the cash collateralization thereof (or delivery of a standby letter of credit acceptable to the applicable Senior Agent in its discretion, in the amount of required cash collateral).

“Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Refinancing Revolving Debt Documents” shall mean any financing documentation which replaces the Revolving Debt Documents and pursuant to which the Revolving Debt under the Revolving Debt Documents is refinanced, as such financing documentation may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Refinancing Term Debt Documents” shall mean any financing documentation which replaces the Term Debt Documents and pursuant to which the Term Debt under the Term Debt Documents is refinanced, as such financing documentation may be amended, restated, supplemented or otherwise modified and in effect from time to time.

“Reorganization Securities” shall mean and include (a) shares of common stock (or other equity securities) of Loan Parties and (b) debt securities of Loan Parties, the payment of which is subordinated to the Payment in Full of all Senior Debt at the time outstanding and to the Payment in Full of all debt securities issued in exchange for Senior Debt to any Senior Creditors to the same extent as the Subordinated Debt is subordinated to all Senior Debt pursuant to the terms of this Agreement, which shares or other equity or debt securities have been provided for by a plan of reorganization that has been approved by final order of a court and that has been accepted by the Senior Creditors in their discretion.

“Revolving Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Loan Parties (including Enforcement Expenses) from time to time owed to the Revolving Agent and/or the other Revolving Creditors under the Revolving Debt Documents, including, without limitation, all “Obligations” under and as defined in the Revolving Loan Agreement, in each case, whether now existing or hereafter incurred or arising and whether incurred or arising before or after the filing of an Insolvency Proceeding with respect to any Loan Party, together with (a) any amendments, modifications, renewals, or extensions thereof, and (b) any interest, costs, fees and expenses accruing thereon after the commencement of an Insolvency Proceeding with respect to any Loan Party, without regard to whether or not such interest, costs, fees and expenses comprises part of an allowed or allowable claim. The Revolving Debt shall be considered to be outstanding until the Payment in Full thereof.

“Revolving Debt Documents” shall mean, collectively, (a) the Revolving Loan Agreement, (b) each other “Loan Document” under and as defined in the Revolving Loan Agreement, and (c) after any refinancing of the Revolving Debt under the then-existing Revolving Debt Documents, the applicable Refinancing Revolving Debt Documents.

“Revolving Debt Loan Parties” shall have the meaning assigned to such term in the recitals to this Agreement.

“Revolving Loan Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Senior Agent” or “Senior Agents” shall have the meanings assigned to such terms in the preamble to this Agreement.

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“Senior Creditors” shall have the meaning assigned to such term in the recitals to this Agreement.

“Senior Debt” shall mean, collectively (a) all Revolving Debt and (b) all Term Debt.

“Senior Debt Documents” shall mean, collectively, (a) the Revolving Debt Documents and (b) the Term Debt Documents.

“Senior Debt Intercreditor Agreement” shall mean that certain Amended and Restated Intercreditor Agreement, dated as of the February 27, 2020, as amended by that certain Consent and First Amendment to Intercreditor Agreement, dated as of March 24, 2021, by and between the Revolving Agent and the Term Agent and acknowledged by the Loan Parties, and shall also include any replacement intercreditor agreement entered into in accordance with the terms thereof.

“Senior Debt Loan Parties” shall mean, collectively, the Revolving Debt Loan Parties and the Term Loan Debt Parties.

“Senior Default” shall mean any “Default” or “Event of Default” under and as defined in any of the Revolving Loan Agreement or the Term Loan Agreement.

“Senior Liens” shall mean all Liens on Collateral securing any Senior Debt.

“Specified Event of Default” shall mean the occurrence of an Event of Default described in (a) Section 11.1(a) (payment defaults); Section 11.1(c)(i) solely with respect to breaches of Section 6.1 (cash management) or Section 7.15(c)(with respect to borrowing base certificates), or Article 9 (financial covenants); Section 11.(f) (dissolution); Section 11.1(g)(voluntary bankruptcy); or Section 11.1(h) (involuntary bankruptcy) of the Revolving Loan Agreement; or (b) Section 11.1(a) (payment defaults); Section 11.1(c)(i) solely with respect to breaches of Section 6.1 (cash management), Section 7.15(c)(with respect to borrowing base certificates, Section 7.30 (term push down reserve) or Article 9 (financial covenants); Section 11.(f) (dissolution); Section 11.1(g)(voluntary bankruptcy); or Section 11.1(h) (involuntary bankruptcy) of the Term Loan Agreement.

“Six Month Cash Burn Amount” means, the product of (i) the aggregate Monthly Cash Burn Amount for the most recently completed three full calendar month period ended on or prior to the date of such payment, times (ii) two (2).

“Subordinated Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Subordinated Creditors” shall have the meaning assigned to such term in the recitals to this Agreement.

“Subordinated Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Loan Parties from time to time owed to the Subordinated Agent and/or the other Subordinated Creditors under the Subordinated Debt Documents, including, without limitation, the “Obligations” under and as defined in the Subordinated Loan Agreement, in each case, whether now existing or hereafter incurred or arising and whether incurred or arising before or after the filing of an Insolvency Proceeding with respect to any Loan Party, together with (a) any amendments, modifications, renewals, or extensions thereof, and (b) any interest, costs, fees and expenses accruing thereon after the commencement of an Insolvency Proceeding with respect to any Loan Party.

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“Subordinated Debt Payment Conditions” shall mean, with respect to any applicable payment of Subordinated Debt, the requirements that either (a) solely in the event that the “Maturity Date” (as defined in the Subordinated Loan Agreement, as in effect on the date hereof) shall have occurred as a result of the occurrence of an IPO (as defined in the Subordinated Loan Agreement, as in effect on the date hereof): (i) the net cash proceeds of such IPO are greater than $110,000,000; and (ii) such payment of Subordinated Debt is made contemporaneously with the closing of the IPO; or (b) except in the case of any payment of Subordinated Debt referred to in the foregoing clause (a): (i) no Specified Event of Default has occurred and is continuing or would exist after the making of any such payment, (ii) as of the date of any such payment, on a pro forma basis, and after giving effect to such payment, Liquidity on the date of any such payment shall be in each case not less than the greater of (x) $30,000,000 and (y) the sum of (1) $30,000,000, minus (2) the Six Month Cash Burn Amount as of such date, and (iii) at least three (3) Business Days prior to any such payment, the Senior Agents shall have received a certificate of a senior financial officer of Holdings or the Company, in form and substance reasonably satisfactory to the Senior Agent, certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) any calculations required thereby.

“Subordinated Debt Documents” shall mean, collectively, (a) the Subordinated Loan Agreement, and (b) each other “Loan Document” under and as defined in the Subordinated Loan Agreement.

“Subordinated Debt Loan Parties” shall have the meaning assigned to such term in the recitals to this Agreement.

“Subordinated Lenders” shall have the meaning assigned to such term in the recitals to this Agreement.

“Subordinated Liens” shall mean all Liens on Collateral securing any Subordinated Debt.

“Subordinated Loan Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Term Debt” shall mean all obligations, liabilities and indebtedness of every nature of the Loan Parties (including Enforcement Expenses) from time to time owed to the Term Agent and/or the other Term Creditors under the Term Debt Documents, including, without limitation, all “Obligations” under and as defined in the Term Loan Agreement, in each case, whether now existing or hereafter incurred or arising and whether incurred or arising before or after the filing of an Insolvency Proceeding with respect to any Loan Party, together with (a) any amendments, modifications, renewals, or extensions thereof, and (b) any interest, costs, fees and expenses accruing thereon after the commencement of an Insolvency Proceeding with respect to any Loan Party, without regard to whether or not such interest, costs, fees and expenses comprises part of an allowed or allowable claim. The Term Debt shall be considered to be outstanding until the Payment in Full thereof.

“Term Debt Documents” shall mean, collectively, (a) the Term Loan Agreement, (b) each other “Loan Document” under and as defined in the Term Loan Agreement, and (c) after any refinancing of the Term Loan Debt under the then-existing Term Debt Documents, the applicable Refinancing Term Debt Documents.

“Term Debt Loan Parties” shall have the meaning assigned to such term in the recitals to this Agreement.

“Term Loan Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

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“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection or the priority of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or priority or availability of such remedy, as the case may be.

“Unrestricted Cash” means, as of any date of determination, cash of Holdings and its Subsidiaries that would not appear as “Restricted” for purposes of GAAP on the consolidated balance sheet of Holdings and its Subsidiaries (unless such cash is “Restricted” in favor of the holders of (or otherwise on account of) (a) Liens granted to the Revolving Agent securing the Revolving Debt, (b) Liens granted to the Term Agent securing the Term Debt, (c) Liens granted to the Subordinated Agent securing Subordinated Debt, or (d) Liens (i) arising by operation of law in favor of the applicable depository bank where such Unrestricted Cash is held or (ii) under the applicable depositary or similar agreement with such depository bank; provided, that, Unrestricted Cash shall not include any cash of Holdings or its Subsidiaries denominated in a currency other than U.S. Dollars or held in any non-U.S. jurisdiction.

2. Subordination of Subordinated Debt and Liens Securing Subordinated Debt.

2.1 Subordination of Subordinated Debt to Senior Debt; Other Debt Matters.

(a) Notwithstanding the terms of the Subordinated Debt Documents, and except as expressly provided herein, the Loan Parties hereby agree, and the Subordinated Agent, for itself and on behalf of the Subordinated Creditors, hereby agrees that the payment of any and all of the Subordinated Debt is and shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of all Senior Debt, and that no Subordinated Creditor will accept any Distribution with respect to the Subordinated Debt, except as expressly permitted hereunder. Notwithstanding the foregoing, the Loan Parties may make, and the Subordinated Creditors may receive, (i) regularly scheduled payments of interest payable in cash (in lieu of any such payment of interest in kind) on the Subordinated Debt as and when due and payable on a non-accelerated basis in accordance with the terms of (including the interest rates specified in, but excluding any interest at the default rate) the Subordinated Debt Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement so long as no Specified Event of Default has occurred and is continuing or would exist after the making of any such payment; (ii) payments of interest and other amounts in kind in respect of the Subordinated Debt, in accordance with the terms of the Subordinated Debt Documents as in effect on the date hereof or as modified to the extent permitted under the terms of this Agreement, whether or not a Senior Default has occurred and is continuing or would exist after the making of any such payment; (iii) payments in respect of reasonable and documented out-of-pocket costs and expenses, in an amount not to exceed $100,000 in any period of 12 consecutive months, incurred by the Subordinated Creditors under the Subordinated Debt Documents, whether or not a Senior Default has occurred and is continuing or would exist after the making of any such payment; (iv) other payments in respect of the Subordinated Debt (including payment of the Subordinated Debt on the stated maturity date with respect thereto) so long as, in each case, the Subordinated Debt Payment Conditions are satisfied on a pro forma basis after giving effect to such payment.

(b) The Subordinated Agent, on behalf the Subordinated Creditors, agrees that it and they shall not, and hereby waives any right to initiate, prosecute or participate in any claim, or support any other Person in contesting, initiating, prosecuting or participating in any claim or in any proceeding (including in any Insolvency Proceeding by or against a Loan Party), in each case, contesting or challenging the enforceability, validity, perfection, priority or amount of any Senior Debt or any Senior Lien. Each Senior Agent, on behalf of the applicable Senior Creditors, agrees that it and they shall not, and hereby waives any right to initiate, prosecute or participate in any claim, or support any other Person in contesting, initiating, prosecuting or participating in any claim or in any proceeding (including in any Insolvency Proceeding by or against a Loan Party), in each case, contesting or challenging the enforceability, validity, perfection, priority (except with respect to the priorities set forth herein) or amount of any Subordinated Debt or any Subordinated Lien.

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(c) If, at any time prior to the commencement of an Insolvency Proceeding with respect to any of the Loan Parties, any Senior Agent, on behalf of the applicable Senior Creditors, shall subordinate, in whole or in part, its Lien upon any of the Collateral to or in favor of any other Person in a transaction expressly consented to (or requested) by the Loan Parties, the priority of such Lien(s) in the Collateral vis-a-vis Subordinated Creditors shall not be affected thereby, and such Lien(s) shall continue to be superior to the Subordinated Agent’s Lien upon the Collateral.

2.2 Bankruptcy, Etc. In the event of any Insolvency Proceeding in respect of any Loan Party:

(a) Any Distribution, whether in cash, securities, or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt shall be paid or delivered directly to the Senior Agents, for the benefit of the Senior Creditors, until all Senior Debt shall have been Paid in Full. The Subordinated Agent, on behalf of the Subordinated Creditors, (x) irrevocably authorizes, empowers, and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator, or other Person having authority, to pay or otherwise deliver all such Distributions to the Senior Agents, for the benefit of the Senior Creditors, and (y) irrevocably authorizes and empowers the Senior Agents, for the benefit of the Senior Creditors, in the name of each applicable Subordinated Creditor, to demand, sue for, collect, and receive any and all such Distributions.

(b) Notwithstanding anything to the contrary in this Agreement (including this Section 2.2), the Subordinated Creditors shall be entitled to receive and retain any Reorganization Securities.

(c) The Subordinated Agent, on behalf of the Subordinated Creditors, agrees that the Senior Agents and the other Senior Creditors may (i)(A) consent to the use of cash collateral by the Loan Parties or (B) provide (or consent to any third party providing) financing to the Loan Parties on such terms and conditions and in such amounts as the Senior Agents or the other applicable Senior Creditors, in their respective sole and exclusive discretion, may decide (any such use of cash collateral or financing, a “DIP Financing”), and (ii) permit, in their respective sole and exclusive discretion, use of any such DIP Financing by the Loan Parties to pay pre-petition claims and unsecured or administrative claims that do not have priority over any Senior Debt or the Subordinated Debt. In connection therewith, the Loan Parties may grant to each Senior Agent, for the benefit of the applicable Senior Creditors, Liens on all or any portion of the assets of the Loan Parties (including, all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Collateral)), which Liens (i) shall secure payment of all applicable Senior Debt (whether such Senior Debt arose prior to the commencement of any Insolvency Proceeding or at any time thereafter) and all other financing provided by the applicable Senior Creditors during the Insolvency Proceeding and (ii) shall be superior in priority to the Liens, if any, in favor of Subordinated Agent and the Subordinated Creditors on all or any portion of the assets of the Loan Parties (including the Collateral) in accordance with the terms of this Agreement. All Liens granted to the Subordinated Agent (on behalf of the Subordinated Creditors) or any Senior Agent (on behalf of the applicable Senior Creditors) in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended to be and shall be deemed to be subject to the lien priority and the other terms and conditions of this Agreement. In connection with any such DIP Financing in such Insolvency Proceeding, the Subordinated Agent, on behalf of the Subordinated Creditors, agrees that (x) no objection will be raised by, or supported by, any Subordinated Creditor to such DIP Financing on the ground of failure to provide adequate protection for their inferior Lien position in any Collateral or on any other grounds, and (y) the Subordinated Creditors shall consent (or shall be deemed to consent) to such DIP Financing and/or the Liens on Collateral securing any such DIP Financing and all obligations relating thereto. Notwithstanding anything to the contrary herein, if each Senior Agent, on behalf of the applicable Senior Creditors, is granted adequate protection in the form of Liens on additional collateral and/or replacement Liens on the Collateral (all such liens on additional property or replacement Liens on the Collateral, “Specified Adequate Protection Liens”) in connection with any DIP Financing, then the Subordinated Agent, on behalf of the Subordinated Creditors, may seek or request adequate protection in the form of Specified Adequate Protection Liens on the same property subject to the Specified Adequate Protection Liens of the Senior Agents, which Specified Adequate Protection Liens granted to the Subordinated Agent will be subordinated to the Specified Adequate Protection Liens granted to the Senior Agents, the Liens securing the Senior Debt, and any Liens securing such DIP Financing, any Carve Out, and any other adequate protection Liens provided to any Senior Agent (for the benefit of the applicable Senior Creditors). Each Senior Agent, on behalf of the applicable Senior Creditors, agrees that no Senior Creditor shall object (or support any other Person in objecting) to any request of the Subordinated Agent for Specified Adequate Protection Liens in accordance with the requirements for the preceding sentence. Absent the prior written consent of each Senior Agent (with may be granted or withheld by the Senior Agent in the respect sole and exclusive discretion), no Subordinated Creditor shall provide or participate in (whether as co-lender, participant, or guarantor or other accommodation party) any DIP Financing to any Loan Party in any Insolvency Proceeding.

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(d) The Subordinated Agent, on behalf of the Subordinated Creditors, agrees that, if any Senior Agent consents to the sale or disposition of any of the Collateral during any Insolvency Proceeding, whether pursuant to Section 363(f) or Section 1129 of the Bankruptcy Code (or any comparable provision of any Debtor Relief Law) or otherwise, then the Subordinated Agent and each other Subordinated Creditor shall be deemed to have consented to any such sale or disposition so long as proceeds of such sale or disposition shall be applied in accordance with this Agreement. If requested to do so by any Senior Agent in connection with any such sale or disposition, the Subordinated Agent shall affirmatively consent to such sale or disposition and/or promptly execute and deliver to the requesting Senior Agent and/or Senior Creditors, as applicable, a release of Subordinated Agent’s or any other Subordinated Creditor’s Liens with respect to the Collateral to be sold.

(e) The Subordinated Agent, on behalf of the Subordinated Creditors, agrees that, prior to the Payment in Full of all Senior Debt, no Subordinated Creditor shall assert any right any such Subordinated Creditor may have to “adequate protection” of the Subordinated Creditors’ interest in any Collateral in any Insolvency Proceeding incidental to any DIP Financing in any Insolvency Proceeding, or incidental to any sale or other disposition of any property securing all or any part of any Senior Debt (except to the extent in compliance with Section 2.2(h)).

(f) The Subordinated Agent, on behalf of the Subordinated Creditors, waives any claim any Subordinated Creditor may now or hereafter have arising out of any Senior Creditor’s election, in any Insolvency Proceeding, of the application of Section 1111(b)(2) of the Bankruptcy Code.

(g) The Subordinated Agent, on behalf of the Subordinated Creditors, agrees to execute, verify, deliver, and file any proofs of claim in respect of the Subordinated Debt requested by any Senior Agent in connection with any such Insolvency Proceeding and hereby irrevocably authorizes, empowers, and appoints each Senior Agent as its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Subordinated Agent to do so prior to the date that is five (5) days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Insolvency Proceeding upon the failure of Subordinated Agent to do so prior to two (2) days before the expiration of the time to vote any such claim; provided that (A) Subordinated Agent shall not vote its claim in a manner inconsistent with the terms and conditions of this Agreement, and (B) no Senior Creditor shall have any obligation to execute, verify, deliver, file, and/or vote any such proof of claim. In the event that any Senior Agent, on behalf of the applicable Senior Creditors, votes any claim in accordance with the authority granted hereby, the affected Subordinated Creditor shall not be entitled to change or withdraw such vote.

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(h) The Subordinated Agent, on behalf of the Subordinated Creditors, agrees that, prior to the Payment in Full of all Senior Debt, no Subordinated Creditor shall object (or support the objection of any other Person) in any Insolvency Proceeding to (i) any motion or other request by any Senior Agent or any other Senior Creditor for “adequate protection” or (ii) any objection by any Senior Agent or any other Senior Creditor to any motion, relief, action or proceeding based on such Senior Agent or such Senior Creditor claiming a lack of adequate protection with respect to such Senior Agent’s Liens in the Collateral. The Subordinated Agent, on behalf of the Subordinated Creditors, agrees that, prior to the Payment in Full of all Senior Debt, no Subordinated Creditor shall seek or request (1) adequate protection of the Subordinated Agent’s Liens in the Collateral, unless (x) such request for adequate protection consists solely of a request for Specified Adequate Protection Liens, and (y) the Senior Agent has been granted a Lien on post-petition assets as set forth in the next sentence of this Section, or (2) a superpriority claim, unless such request for a superpriority claim is subordinate in right of payment to any superpriority claim in respect of any Senior Debt granted to any Senior Creditor, any DIP Financing, any Carve Out, and any other superpriority claims provided to any Senior Agent (for the benefit of the applicable Senior Creditors). In the event any Subordinated Creditor seeks or requests adequate protection in respect of the Subordinated Agent’s Liens upon any of the Collateral in the form of Specified Adequate Protection Liens and such Specified Adequate Protection Liens are granted to the Subordinated Agent, then the Subordinated Agent, on behalf of the Subordinated Creditors, agrees that each Senior Agent shall also be granted a Lien on the applicable property as security for the applicable Senior Debt and that any Lien on such property in favor of the Subordinated Agent shall be subordinated to the Lien on such property in favor of each Senior Agent, to any other Liens granted to the Senior Agents as adequate protection on the same basis as the other Liens on Collateral in favor of the Subordinated Agent are so subordinated to the Liens in favor of the Senior Agents under this Agreement.

(i) The Subordinated Agent, on behalf of the Subordinated Creditors, agrees that, prior to the Payment in Full of all Senior Debt, (i) no Subordinated Creditor shall seek (or support any other Person seeking) relief from the automatic stay (or other stay in any Insolvency Proceeding) with respect to any Collateral without the prior written consent of each Senior Agent; provided, however, that if any Senior Creditor is granted relief from the automatic stay (or other stay in any Insolvency Proceeding) in respect of any portion of the Collateral, the Subordinated Creditors may seek relief from the automatic stay (or other stay in any Insolvency Proceeding) which is identical in scope, but subject in all respect to the terms of this Agreement, and (ii) no Subordinated Creditor shall oppose (or support any other Person in opposing) any motion or request for relief from the automatic stay (or other stay in any Insolvency Proceeding) sought by any Senior Creditor in respect of any of the Collateral.

(j) All Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of the Senior Creditors, on the one hand, and the Subordinated Creditors, on the other hand, even if all or part of any Senior Debt or the security interests securing any Senior Debt are subordinated, set aside, avoided, invalidated, or disallowed in connection with any such Insolvency Proceeding, and this Agreement shall be reinstated if at any time any payment of any Senior Debt is rescinded, disgorged, or must otherwise be returned by any Senior Creditor or any representative of such Senior Creditor.

(k) This Agreement, which the parties hereto expressly acknowledge, is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding with respect to any Loan Party. All references herein to each Loan Party shall be deemed to apply to a trustee for the estate of such Person and to such Person as a debtor-in-possession.

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2.3 Subordinated Debt Standstill Provisions. Until all Senior Debt has been Paid in Full, no Subordinated Creditor shall, without the prior written consent of the Senior Agents, which consent may be granted or withheld by the Senior Agents in their respective sole and exclusive discretion, take any Enforcement Action with respect to the Subordinated Debt. Notwithstanding the foregoing, the Subordinated Agent may:

(a) file a proof of claim or statement of interest, vote on a plan of reorganization (including a vote to accept or reject a plan of partial or complete liquidation, reorganization, arrangement, composition or extension), and make other filings, arguments and motions, with respect to the Subordinated Debt and the Collateral in any Insolvency Proceeding commenced by or against any Loan Party, in each case to the extent not in contravention of the terms of this Agreement;

(b) take action to create, perfect, preserve or protect its Lien on the Collateral, so long as such actions are not adverse to the priority status of the Liens on the Collateral securing any Senior Debt or any Senior Agent’s or any other Senior Creditor’s right to exercise remedies;

(c) file necessary pleadings in opposition to a claim objecting to or otherwise seeking the disallowance of the Subordinated Debt or a Lien securing the Subordinated Debt;

(d) join (but not exercise control over) a judicial foreclosure or Lien enforcement proceeding with respect to the Collateral initiated by any Senior Agent or any other Senior Creditor, to the extent that such action could not reasonably be expected to interfere materially with the exercise of any secured creditor remedies by such Senior Agent of such other Senior Creditor, but no Subordinated Creditor may receive any proceeds thereof unless expressly permitted by this Agreement;

(e) collect any payment permitted to be paid by the Loan Parties pursuant to Section 2.1(a) hereof;

(f) commence any legal action for the purpose of tolling the running of any applicable statute of limitations; and/or

(g) make any demand upon any Loan Party or accelerate the maturity of the Subordinated Debt.

Any Distributions or other proceeds of any Enforcement Action obtained by any Subordinated Creditor in violation of the foregoing prohibition shall in any event be held in trust by it for the benefit of the Senior Creditors and promptly paid or delivered to the Senior Agents, for the benefit of the applicable Senior Creditors, in the form received until all Senior Debt has been Paid in Full.

In addition, the Subordinated Agent, on behalf of each Subordinated Creditor, agrees that no Subordinated Creditor shall, without each Senior Agent’s prior written consent, file (or join with others in filing), commence or join (unless each Senior Agent shall also join) any involuntary Insolvency Proceeding against any Loan Party.

2.4 Payments Over. If any Distribution on account of the Subordinated Debt not permitted to be made by the Loan Parties or accepted by any Subordinated Creditor under this Agreement (including pursuant to Section 2.1(a) hereof) is made and received by any Subordinated Creditor, such Distribution shall not be commingled with any of the assets of such Subordinated Creditor, shall be held in trust by such Subordinated Creditor for the benefit of the Senior Creditors, and shall be promptly paid over to the Senior Agent, for the benefit of the Senior Creditors, for application to the payment of all Senior Debt in accordance with the terms of the Senior Debt Documents and the Senior Debt Intercreditor Agreement until all Senior Debt has been Paid in Full.

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2.5 Subordination of Liens; Other Collateral Matters.

(a) Notwithstanding the date, manner or order of grant, attachment or perfection of any Senior Lien or any Subordinated Lien and notwithstanding any provision of the UCC, any applicable law or any of the Senior Debt Documents or Subordinated Debt Documents, each of the Senior Agents, on behalf of the applicable Senior Creditors, and the Subordinated Agent, on behalf of the Subordinated Creditors, hereby agree that (i) the Senior Liens, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be and shall remain senior and prior to any and all Subordinated Liens, and (ii) any Subordinated Liens, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to the Senior Liens. The foregoing shall apply regardless of the order of filing of any such Liens (or the exercise of control over or possession of any Collateral) or perfection of any such security interests (or failure to make any such filing or perfect any such security interest), or the avoidance of any such security interest. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of any Senior Debt or any Subordinated Debt, by the release of any Collateral or of any guarantees for any Senior Debt or Subordinated Debt or by any action that any Senior Creditor or any Subordinated Creditor may take or fail to take in respect of any Collateral. Except as provided in Section 2.1(c) hereof, the subordination of Liens by the Subordinated Agent and the other Subordinated Creditors in favor of the Senior Agents and the other Senior Creditors as set forth herein shall not be deemed to subordinate the Subordinated Agent’s (or any other Subordinated Creditor’s) Liens in the Collateral to the Liens of any other Person nor be affected by the subordination of such Liens to any other Lien.

(b) Subject to the other provisions of this Section 2.5, each Loan Party agrees not to grant any Lien on any of its assets, or permit any of its Subsidiaries, Affiliates or other Person to grant a Lien on any of its assets, in favor of any Subordinated Creditor unless, prior to or contemporaneously therewith, such Loan Party, Subsidiary, Affiliate or other Person has granted a similar and senior Lien on such assets in favor of each Senior Agent. To the extent that the foregoing provisions are not complied with for any reason, the Subordinated Agent, on behalf of the Subordinated Creditors, agrees that (i) any Distributions or any other amounts received by or distributed to the Subordinated Agent or any other Subordinated Creditor pursuant to or as a result of Liens granted in contravention of this Section 2.5(b) shall be subject to this Agreement such that proceeds thereof will be treated as proceeds of Collateral subject to Section 2.4 hereof and (ii) the Subordinated Agent (or the relevant Subordinated Creditor) shall hold any such Collateral as agent or as bailee, as the case may be, for each Senior Agent for the purpose of perfecting the Lien of each Senior Agent thereon.

(c) Each Loan Party hereby agrees that, if, pursuant to the provisions of either the Senior Debt Documents or the Subordinated Debt Documents, a Loan Party shall be required to cause any Subsidiary that is not a Loan Party to become a Loan Party, or if for any reason a Loan Party desires any such Subsidiary to become a Loan Party, such Subsidiary shall execute and deliver to each Senior Agent and the Subordinated Agent an acknowledgment to this Agreement (in form and substance satisfactory to each Senior Agent and the Subordinated Agent) and shall thereafter for all purposes be bound by the terms hereof and have the same obligations as a Loan Party hereto on the date hereof.

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(d) The Subordinated Agent, on behalf of the Subordinated Creditors, agrees that it and they shall not, and hereby waives any right to contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding by or against a Loan Party), the priority, validity, perfection or enforceability of any Senior Liens. Each Senior Agent, on behalf of the applicable Senior Creditors, agrees that it and they shall not, and hereby waives any right to contest, or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding by or against a Loan Party), the priority, validity, perfection or enforceability of any Subordinated Liens. Nothing contained herein will (i) impair the rights of any Senior Agent, on behalf of the applicable Senior Creditors, to enforce this Agreement, including the priority of the Liens securing any Senior Debt or the provisions for exercise of remedies or (ii) obligate any party to take any action which would conflict with any order or decree of any court of competent jurisdiction or other Governmental Body or any applicable law.

(e) Without limiting any of the rights of any Senior Agent under the applicable Senior Debt Documents or applicable law, in the event that any Senior Agent releases or discharges any guarantees of any Senior Debt given by any Loan Party which has also guaranteed the Subordinated Debt or any Lien on Collateral securing the Senior Debt and also securing the Subordinated Debt, such Loan Party or (as the case may be) such Collateral shall thereupon be deemed to have been automatically and unconditionally released from all such guarantees or Liens in favor of the Subordinated Agent or any other Subordinated Creditor. The Subordinated Agent, on behalf of the Subordinated Creditors, hereby authorizes each Senior Agent to file any necessary UCC termination statements (with respect to any UCC financing statements filed by the Subordinated Agent or any other Subordinated Creditor) to reflect the termination or release of any Lien contemplated hereby and agrees that, promptly (and in any event within five (5) days) after any Senior Agent’s written request therefor, the Subordinated Agent will execute, deliver and, if applicable, file any and all terminations, releases and other agreements and instruments as such Senior Agent reasonably deems necessary or appropriate in order to give effect to the preceding sentence. In furtherance of the foregoing, the Subordinated Agent, on behalf of the Subordinated Creditors, hereby irrevocably appoints each Senior Agent as its attorney-in-fact, with full authority in the place and stead of such Subordinated Creditor and in the name of the Subordinated Agent, to execute, deliver and, if applicable, file any terminations, releases, agreements or instruments which the Subordinated Agent shall have failed to execute or deliver pursuant to this Section 2.5(e).

(f) Each Senior Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent and bailee for the Subordinated Agent, for the benefit of the Subordinated Creditors (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106 and 9-107 of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the applicable Senior Debt Documents and the Subordinated Debt Documents, respectively, and subject in all events to the relative priorities established pursuant to this Agreement. The rights granted to the Senior Creditors in this Agreement are solely for their protection and nothing herein contained imposes on the Senior Creditors any duties with respect to any of the Collateral. The Senior Creditors have no duty to preserve rights against prior parties on any instrument or chattel paper received from any Loan Party or other Person as collateral security for any of any Senior Debt.

(g) Each of the parties hereto acknowledges and agrees that (i) the grants of Liens in respect of the Collateral pursuant to the Revolving Debt Documents, the Term Debt Documents and the Subordinated Debt Documents each constitute separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Collateral, the Revolving Debt, the Term Debt and the Subordinated Debt in respect of the Collateral are fundamentally different from each other, and each of the Revolving Debt, the Term Debt and the Subordinated Debt in respect of the Collateral must be separately classified in any Insolvency Proceeding by or against a Loan Party. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that, in respect of the Collateral, the Revolving Debt, the Term Debt and the Subordinated Debt constitute only one secured claim (rather than separate classes of secured claims), then all distributions from the Collateral shall be made as if there were separate classes of secured claims against the Loan Parties in respect of the Collateral (with the effect that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Creditors), the Senior Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs and expenses before any distribution is made from the Collateral in respect of the claims held by the Subordinated Creditors with respect to the Collateral, with the Subordinated Creditors hereby acknowledging and agreeing to turn over to the Senior Creditors amounts otherwise received or receivable by them from the Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Subordinated Creditors). The Subordinated Agent, on behalf of the Subordinated Creditors, agrees that the Subordinated Creditors will not seek in any Insolvency Proceeding by or against a Loan Party to be treated as part of the same class of creditors as any Senior Creditor and will not oppose or contest any pleading by any Senior Creditors seeking separate classification of their respective secured claims.

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2.6 Application of Proceeds from Sale or other Disposition of the Collateral. In the event of any sale, transfer, or other disposition (including a casualty loss or taking through eminent domain) of all or any portion of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied to repay the Senior Debt in accordance with (and to the extent required by) the terms of the Senior Debt Documents and the Senior Debt Intercreditor Agreement until all Senior Debt has been Paid in Full, prior to any repayment of the Subordinated Debt in accordance with the terms of the Subordinated Debt Documents.

2.7 Sale, Transfer or other Disposition of Subordinated Debt. The subordination effected hereby shall survive any sale, assignment, pledge, disposition, or other transfer of all or any portion of the Subordinated Debt, and the terms of this Agreement shall be binding upon the successors and assigns of each Subordinated Creditor, as provided in Section 10 hereof. The Subordinated Agent shall (a) give each Senior Agent prior written notice of any sale, assignment, pledge, disposition, or other transfer of all or any portion of the Subordinated Debt, and (b) upon request by any Senior Agent, shall cause any Subordinated Creditor to whom such Subordinated Debt is sold, assigned, pledged or otherwise acquired to confirm in writing its agreement to be bound by the terms of this Agreement.

2.8 Legends. Until the termination of this Agreement in accordance with Section 16 hereof, the Subordinated Agent will cause to be clearly, conspicuously, and prominently inserted in the Subordinated Loan Agreement, as well as any renewals or replacements thereof, the following legend:

“This Agreement and the rights and obligations evidenced hereby, including any liens granted pursuant thereto, are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement, dated as of December 22, 2021 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Subordination Agreement”) among (a) Eclipse Business Capital LLC, a Delaware limited liability company, in its capacity as administrative agent (in such capacity, the “Revolving Agent”) for the Revolving Creditors referred to therein, (b) Pathlight Capital LP, as Delaware limited partnership, in its capacity as administrative agent (in such capacity, the “Term Agent” and, together with the Revolving Agent, collectively, the “Senior Agents” and each, individually, a “Senior Agent”) for the Term Creditors referred to therein, (c) Mizzen Capital, LP, a Delaware limited partnership, in its capacity as administrative agent for the Subordinated Creditors referred to therein, and (d) (i) Rubicon Technologies, LLC, a Delaware limited liability company (“Holdings”), (ii) Rubicon Global, LLC, a Delaware limited liability company (the “Company”) and (iii) each of Holdings’ other subsidiaries which are or may become signatories to thereto, to (1) the Senior Debt (as defined therein) incurred from time to time pursuant to the Senior Debt Documents (as defined therein), and (ii) the liens granted to the Senior Agents to secure the Senior Debt.”

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3. Modifications.

3.1 Modifications to Senior Debt Documents. The Senior Agent and the other Senior Creditors may at any time and from time to time without the consent of or notice to any Subordinated Creditor, without incurring liability to any Subordinated Creditor and without impairing or releasing the obligations of any Subordinated Creditor under this Agreement, increase the principal amount of the Senior Debt, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.

3.2 Modifications to Subordinated Debt Documents. Notwithstanding anything contained in the Subordinated Debt Document or the Senior Debt Documents to the contrary, no Subordinated Creditor shall, nor shall any Loan Party, without the prior written consent of each Senior Agent, amend, restate, supplement, modify, waive, substitute, renew, refinance or replace any or all of the Subordinated Debt Documents.

4. Waiver of Certain Rights by Subordinated Creditors.

4.1 Marshaling. The Subordinated Agent, on behalf of the Subordinated Creditors, hereby waives any rights any Subordinated Creditor may have under applicable law to assert the doctrine of marshaling or to otherwise require any Senior Agent or any other Senior Creditor to marshal any property of any of the Loan Parties for the benefit of any Subordinated Creditor.

4.2 Rights Relating to Senior Creditors’ Actions with Respect to the Collateral. The Subordinated Agent, on behalf of the Subordinated Creditors, hereby waives, to the extent permitted by applicable law, any rights which any Subordinated Creditor may have to enjoin or otherwise obtain a judicial or administrative order preventing any Senior Agent or any other Senior Creditor from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, the Subordinated Agent, on behalf of the Subordinated Creditors, hereby agrees (a) that no Subordinated Creditor has any right to direct or object to the manner in which any Senior Agent or any other Senior Creditor applies the proceeds of the Collateral resulting from the exercise by any Senior Agent or any other Senior Creditor of rights and remedies under any Senior Debt Document to any Senior Debt and (b) except to the extent expressly set forth herein, the Senior Agents and/or the Senior Creditors have not assumed any obligation to act as the agent or bailee for any Subordinated Creditor with respect to the Collateral. The Senior Agents and the other Senior Creditors shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral until all Senior Debt has been Paid in Full. In exercising rights and remedies with respect to the Collateral, the Senior Agents and the other Senior Creditors may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their respective sole and exclusive discretion. Such exercise and enforcement shall include, without limitation, the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the UCC. In conducting any public or private sale under the UCC, the Senior Agents shall give the Subordinated Agent such notice of such sale as may be required by the UCC; provided, however, that the Subordinated Agent irrevocably agrees that ten (10) days’ notice shall be deemed to be commercially reasonable notice.

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5. Representations and Warranties.

5.1 Subordinated Creditors. The Subordinated Agent hereby represents and warrants to each Senior Agent and each of the other Senior Creditors that as of the date hereof: (a) the Subordinated Agent (for itself and on behalf of the Subordinated Creditors) has the power and authority to enter into, execute, deliver, and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by the Subordinated Agent will not violate or conflict with the organizational documents of the Subordinated Agent; and (c) this Agreement is the legal, valid, and binding obligation of the Subordinated Agent (for itself and on behalf of the Subordinated Creditors), enforceable against the Subordinated Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

5.2 Loan Parties. Each Loan Party and the Subordinated Agent hereby represents and warrants (severally and not jointly) as to itself only that as of the date hereof: (i) it has not relied nor will it rely on any representation or information of any nature made by or received from any Senior Agent or any other Senior Creditor relative to any Loan Party, any Loan Party’s financial condition, or the existence, value or extent of any Collateral, in deciding to execute this Agreement; (ii) no part of the Subordinated Debt is evidenced by any instrument or writing except the Subordinated Debt Documents and the other documents contemplated therein; (iii) the Subordinated Creditors are the lawful owners of the Subordinated Debt; (iv) no Subordinated Creditor has heretofore assigned or transferred any of the Subordinated Debt, any interest therein or any Collateral or security pertaining thereto; and (v) no Subordinated Creditor has heretofore given any subordination in respect of the Subordinated Debt.

5.3 Senior Creditors. Each Senior Agent hereby represents and warrants to the Subordinated Agent and other Subordinated Creditors that: (i) such Senior Agent (on behalf of the applicable Senior Creditors) has the power and authority to enter into, execute, deliver, and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; and (ii) this Agreement is the legal, valid, and binding obligation of such Senior Agent (on behalf of the applicable Senior Creditors), enforceable against such Senior Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

6. Subrogation. Subject to the Payment in Full of all Senior Debt, the Subordinated Creditors shall be subrogated to the rights of the Senior Creditors to receive Distributions with respect to the Senior Debt until the Subordinated Debt has been Paid in Full. The Subordinated Agent, for itself and on behalf of the other Subordinated Creditors, agrees that in the event that all or any part of a payment made with respect to the Senior Debt is rescinded, disgorged, or must otherwise be returned by any holder of any Senior Debt in an Insolvency Proceeding or otherwise, any Distribution received by any Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by such Subordinated Creditor in trust as property of the Senior Creditors and such Subordinated Creditor shall forthwith deliver the same to the Senior Agents for application to the Senior Debt in accordance with the terms of the Senior Debt Documents and the Senior Debt Intercreditor Agreement until all Senior Debt has been Paid in Full. Any Distribution made pursuant to this Agreement to any Senior Agent or any other Senior Creditor, which otherwise would have been made to any Subordinated Creditor is not, as between the Loan Parties and the Subordinated Creditors, a payment by the Loan Parties to or on account of the Subordinated Debt.

7. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by each Senior Agent, for itself and on behalf of the other applicable Senior Creditors, and the Subordinated Agent, for itself and on behalf of the other Subordinated Creditors, and then such modification, waiver, or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

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8. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

9. Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, sent via e-mail or other electronic transmission, sent by facsimile, or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered electronically or by facsimile, on the date of transmission if transmitted on a business day before 4:00 p.m. (prevailing eastern time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed, as follows:

If to the Subordinated Agent:

Mizzen Capital, LP
488 Madison Avenue, 18th Floor

New York, New York 10022

with a copy to:

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, NY 10017

Attention: Todd E. Bowen

E-Mail: bowent@gtlaw.com

If to the Loan Parties:

Rubicon Global, LLC

950 East Paces Ferry Rd NE, Suite 1900

Atlanta, Georgia 30326

Attention: Michael Heller and Bill Meyer

Email: Michael.Heller@rubiconglobal.com and Bill.Meyer@rubiconglobal.com with a copy to:

Chamberlain Hrdlicka White Williams & Aughtry, P.C.

191 Peachtree Street, NE, 46th Floor

Atlanta, Georgia 30303

Attention: Scott A. Augustine

E-Mail: scott.augustine@chamberlainlaw.com

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If to the Revolving Agent:

Eclipse Business Capital LLC

123 N. Wacker Drive, Suite 2400

Chicago, Illinois 60606

Attention: General Counsel

E-Mail: @eclipsebuscap.com

If to the Term Agent:

Pathlight Capital LLC
18 Shipyard Drive, Suite 2C

Hingham, Massachusetts 02043

Attention: Matthew Williams

E-Mail: mwilliams@pathlightcapital.com

with a copy to:

Choate Hall & Stewart LLP

Two International Place

Boston, Massachusetts 02110

Attention: Kevin Simard

Telecopy: 617.502.4086

E-mail: ksimard@choate.com

or in any case, such other address or addresses as any party hereto shall have designated by written notice to the other parties hereto, given in accordance with this Section 9.

10. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of (a) the Senior Agents and each other Senior Creditor, (b) the Subordinated Agent and each other Subordinated Creditor, and (c) the Loan Parties. To the extent permitted under the applicable Senior Debt Documents, any applicable Senior Creditor may, from time to time, without notice to any Subordinated Creditor, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

11. Relative Rights. This Agreement shall define the relative rights of the Senior Creditors and the Subordinated Creditors. Nothing in this Agreement shall (a) impair, as between the Loan Parties and the Senior Agents and other Senior Creditors, and as between the Loan Parties and the Subordinated Agent and the other Subordinated Creditors, the obligation of the Loan Parties with respect to the payment of any Senior Debt or the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of the Senior Creditors or the Subordinated Creditors with respect to any other creditors of the Loan Parties.

12. Conflict. In the event of any conflict between any term, covenant, or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern.

13. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

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14. Counterparts. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission (including e-mail transmission of a PDF image) shall be deemed to be an original signature hereto.

15. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16. Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until the Payment in Full of all Senior Debt, after which this Agreement shall terminate without further action on the part of the parties hereto, subject to reinstatement as provided herein. In addition, to the extent that any Loan Party makes any payment on any Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or federal law, common law or equitable cause (such payment being hereinafter referred to as a “Voided Payment”), then to the extent of such Voided Payment, that portion of the Senior Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made.

17. Applicable Law. This Agreement, and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall be governed by and construed in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law (other than the New York General Obligations Law §5-1401)).

18. Consent to Jurisdiction. EACH PARTY HERETO HEREBY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, THE CITY OF NEW YORK IN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS; PROVIDED THAT IN THE EVENT OF THE COMMENCEMENT OF AN INSOLVENCY PROCEEDING, ALL ACTIONS AND PROCEEDINGS SHALL BE BROUGHT IN THE APPLICABLE COURT PRESIDING OVER SUCH INSOLVENCY PROCEEDING. EACH PARTH HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY SENIOR CREDITOR OR ANY SUBORDINATED CREDITOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY SENIOR DEBT DOCUMENT, OR ANY SUBORDINATED DEBT DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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19. Waiver of Jury Trial. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS, OR ANY OF THE SENIOR DEBT DOCUMENTS, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS, OR ANY OF THE SENIOR DEBT DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HERETO HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF SUCH PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

20. Specific Enforcement. If any Subordinated Creditor fails to comply with any provision of this Agreement that is applicable to it, each of the Senior Agents and the other Senior Creditors may demand specific performance of this Agreement and may exercise any other remedy available at law or equity. The Loan Parties and the Subordinated Agent, on behalf of the Subordinated Creditors, each hereby waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by any Senior Agent or any other Senior Creditor.

21. Additional Credit Extensions. The Subordinated Agent, for itself and on behalf of the other Subordinated Creditors, acknowledges, understands and agrees that each Senior Agent and the other Senior Creditors may make loans to and provide other financial accommodations for the account of any Loan Party from time to time, pursuant to the Senior Debt Documents or otherwise, and all such loans and financial accommodations shall constitute part of the Senior Debt and shall be secured by all of the Collateral, and nothing herein shall restrict in any manner or in any way the right of any Loan Party to obtain additional credit from any Senior Agent and/or any other Senior Creditor or the right of any Senior Agent and/or any such other Senior Creditor to make available such additional credit to any Loan Party as such Senior Agent and/or any such other Senior Creditor in their sole discretion may elect.

22. No Additional Rights of Loan Parties Hereunder. Nothing herein shall be construed to confer additional rights upon any Loan Party. Without limiting the generality of the foregoing, if any party hereto shall enforce its rights or remedies in violation of this Agreement, no Loan Party shall be authorized to use such violation as a defense to any right or remedy exercised by such party, nor assert such violation as a counterclaim or basis of setoff or recoupment against such party, unless the other party hereto consents in writing and itself asserts that the exercise of right or remedy is in violation of this Agreement.

23. Reliance by Senior Creditors. Each Senior Creditor, whether such Senior Debt is now outstanding or hereafter created, incurred, assumed, or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

24. Senior Debt Intercreditor Agreement. The provisions of this Agreement shall not be (or be construed to be) an amendment, modification or other change to the Senior Debt Intercreditor Agreement and the provisions of the Senior Debt Intercreditor Agreement shall remain in full force and effect in accordance with the terms thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof). To the extent the terms of this Agreement conflict with the terms of the Senior Debt Intercreditor Agreement, the terms of the Senior Debt Intercreditor Credit Agreement shall control and provide for the respective rights of each Senior Agent, including, but not limited to, their respective lien priorities, obligations, rights, remedies and priority of distribution. Any Distribution received by the Senior Agents pursuant to the terms of this Agreement shall constitute Collateral (as defined in the Senior Debt Intercreditor Agreement) and Proceeds (as defined in the Senior Debt Intercreditor Agreement) of Collateral under the Senior Debt Intercreditor Agreement and shall be either ABL Priority Collateral (as defined in the Senior Debt Intercreditor Agreement) or Term Loan Priority Collateral (as defined in the Senior Debt Intercreditor Agreement) as determined by the Senior Debt Intercreditor Agreement. To the extent such Distribution consist of cash or cash equivalents such Distribution shall constitute ABL Priority Collateral (as defined in the Senior Debt Intercreditor Agreement) and ABL Priority Proceeds (as defined in the Senior Debt Intercreditor Agreement) under the Senior Debt Intercreditor Agreement unless such cash or cash equivalents is identifiable proceeds of Term Loan Priority Collateral (as defined in the Senior Debt Intercreditor Agreement), Term Priority Proceeds (as defined in the Senior Debt Intercreditor Agreement) or was received from any Term Loan Priority Accounts (as defined in the Senior Debt Intercreditor Agreement).

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ECLIPSE BUSINESS CREDIT LLC, in its capacity as the Revolving Agent and a Senior Agent

By:	/s/ Tracy Salyers
Name:	Tracy Salyers
Title:	Authorized Signatory

[Rubicon – Signature Page to Subordination Agreement]

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PATHLIGHT CAPITAL LP, in its capacity as the Term Agent and a Senior Agent

By:	/s/ Matthew Williams
Name:	Matthew Williams
Title:	Managing Director

[Rubicon – Signature Page to Subordination Agreement]

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MIZZEN CAPITAL, LP, in its capacity as the Subordinated Agent

By:	/s/ Marilyn S. Adler
Name:	Marilyn S. Adler
Title:	Managing Partner

[Rubicon – Signature Page to Subordination Agreement]

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LOAN PARTIES:

RUBICON GLOBAL, LLC

By:	/s/ Nate Morris
Name:	Nathaniel R. Morris
Title:	Chief Executive Officer

RIVERROAD WASTE SOLUTIONS, INC.

By:	/s/ Marc Spiegel
Name:	Marc Spiegel
Title:	Chief Executive Officer

RUBICON TECHNOLOGIES, LLC

By:	/s/ Nate Morris
Name:	Nathaniel R. Morris
Title:	Chief Executive Officer

CLEANCO LLC

By:	/s/ Nate Morris
Name:	Nathaniel R. Morris
Title:	Chief Executive Officer

CHARTER WASTE MANAGEMENT, INC.

By:	/s/ Marc Spiegel
Name:	Marc Spiegel
Title:	Chief Executive Officer

RUBICON TECHNOLOGIES INTERNATIONAL, INC.

By:	/s/ Marc Spiegel
Name:	Marc Spiegel
Title:	Chief Executive Officer

[Rubicon – Signature Page to Subordination Agreement]

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